Exhibit 2.1

EXECUTION VERSION

AGREEMENT AND PLAN OF MERGER

among:

VASCULAR BIOGENICS LTD;

VIBRANT MERGER SUB, INC.; and

NOTABLE LABS, INC.

Dated as of February 22, 2023

________________________________________

-i-

(continued)

-ii-

(continued)

-iii-

(continued)

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Exhibits:

Exhibit A	Form of Vibrant Shareholder Support Agreement

Exhibit B	Form of Company Stockholder Support Agreement

Exhibit C	Form of Company Lock-Up Agreement

Exhibit D	Form of Vibrant Lock-Up Agreement

Exhibit E	Form of Declaration of Non-Israeli Residence

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AGREEMENT AND PLAN OF MERGER

This Agreement and Plan of Merger (this “Agreement”) is made and entered into as of February 22, 2023 by and among VASCULAR BIOGENICS Ltd., an Israeli corporation (“Vibrant”), Vibrant Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of Vibrant (“Merger Sub”), and NOTABLE LABS, INC., a Delaware corporation (the “Company”). Certain capitalized terms used in this Agreement are defined in Section 1.

Recitals

A. Vibrant and the Company intend to effect a merger of Merger Sub with and into the Company (the “Merger”) in accordance with this Agreement and the DGCL. Upon consummation of the Merger, Merger Sub will cease to exist and the Company will become a wholly owned subsidiary of Vibrant.

B. The Parties intend, by approving resolutions authorizing this Agreement, to adopt this Agreement as a “plan of reorganization” within the meaning of Treasury Regulation Section 1.368-2(g), and to cause the Merger to qualify as a reorganization under the provisions of Section 368(a) of the Code and the Treasury Regulations promulgated thereunder.

C. The Vibrant Board has (i) determined that the Contemplated Transactions are fair to, advisable and in the best interests of Vibrant and its shareholders, (ii) approved and declared advisable this Agreement and the Contemplated Transactions, including the issuance of Vibrant Ordinary Shares to the stockholders of the Company pursuant to the terms of this Agreement and (iii) determined to recommend, upon the terms and subject to the conditions set forth in this Agreement, that the shareholders of Vibrant vote to approve the Vibrant Shareholder Matters and the Contemplated Transactions.

D. The Merger Sub Board has (i) determined that the Contemplated Transactions are fair to, advisable, and in the best interests of Merger Sub and its sole stockholder, (ii) approved and declared advisable this Agreement and the Contemplated Transactions and (iii) determined to recommend, upon the terms and subject to the conditions set forth in this Agreement, that the stockholder of Merger Sub vote to adopt this Agreement and thereby approve the Contemplated Transactions.

E. The Company Board has (i) determined that the Contemplated Transactions are fair to, advisable and in the best interests of the Company and its stockholders, (ii) approved and declared advisable this Agreement and the Contemplated Transactions and (iii) determined to recommend, upon the terms and subject to the conditions set forth in this Agreement, that the stockholders of the Company vote to adopt this Agreement and thereby approve the Contemplated Transactions.

F. Concurrently with the execution and delivery of this Agreement and as a condition and inducement to the Company’s willingness to enter into this Agreement, the officers and directors of Vibrant (solely in their capacity as shareholders of Vibrant) are executing support agreements in favor of the Company in substantially the form attached hereto as Exhibit A (the “Vibrant Shareholder Support Agreement”), pursuant to which such Persons have, subject to the terms and conditions set forth therein, agreed to vote all of their share capital of Vibrant in favor of the approval of this Agreement and thereby approve the Contemplated Transactions and against any competing proposals.

G. Concurrently with the execution and delivery of this Agreement and as a condition and inducement to Vibrant’s willingness to enter into this Agreement, the officers, directors and 5% or greater stockholders (together with their Affiliates) of the Company listed on Section A of the Company Disclosure Schedule (solely in their capacity as stockholders of the Company) are executing support agreements in favor of Vibrant in substantially the form attached hereto as Exhibit B (the “Company Stockholder Support Agreement”), pursuant to which such Persons have, subject to the terms and conditions set forth therein, agreed to vote all of their shares of Company Capital Stock in favor of the adoption of this Agreement and thereby approve the Contemplated Transactions and against any competing proposals.

H. Concurrently with the execution and delivery of this Agreement and as a condition and inducement to Vibrant’s willingness to enter into this Agreement, the officers, directors and stockholders of the Company listed on Section B of the Company Disclosure Schedule are executing lock-up agreements in substantially the form attached hereto as Exhibit C (collectively, the “Company Lock-Up Agreements”).

I. Concurrently with the execution and delivery of this Agreement and as a condition and inducement to the Company’s willingness to enter into this Agreement, the officers and directors of Vibrant listed on Section A of the Vibrant Disclosure Schedule are executing lock-up agreements in substantially the form attached hereto as Exhibit D (collectively, the “Vibrant Lock-Up Agreements”).

J. It is expected that within five (5) Business Days after the Registration Statement is declared effective under the Securities Act, the holders of shares of Company Capital Stock sufficient to adopt and approve this Agreement and the Merger as required under the DGCL and the Company’s certificate of incorporation and bylaws will execute and deliver an action by written consent adopting this Agreement, in form and substance reasonably acceptable to Vibrant, in order to obtain the Required Company Stockholder Vote (each, a “Company Stockholder Written Consent” and collectively, the “Company Stockholder Written Consents”).

K. Immediately prior to the execution and delivery of this Agreement, and as a condition of the willingness of Vibrant to enter into this Agreement, certain investors (each a “Financing Investor” and collectively the “Financing Investors”) have executed the Stock Purchase Agreement with the Company, pursuant to which such investors have agreed to purchase certain shares of Company Capital Stock prior to the Closing in connection with the Company Pre-Closing Financing.

Agreement

The Parties, intending to be legally bound, agree as follows:

Section 1. Definitions and Interpretative Provisions.

1.1 Definitions.

a) For purposes of the Agreement (including this Section 1):

“Acceptable Confidentiality Agreement” means a confidentiality agreement containing terms not materially less restrictive in the aggregate to the counterparty thereto than the terms of the Confidentiality Agreement, except such confidentiality agreement need not contain any standstill, non-solicitation or no hire provisions. Notwithstanding the foregoing, a Person who has previously entered into a confidentiality agreement with Vibrant relating to a potential Acquisition Proposal shall not be required to enter into a new or revised confidentiality agreement, and such existing confidentiality agreement shall be deemed to be an Acceptable Confidentiality Agreement.

“Acquisition Inquiry” means, with respect to a Party, an inquiry, indication of interest or request for information (other than an inquiry, indication of interest or request for information made or submitted by the Company, on the one hand, or Vibrant, on the other hand, to the other Party) that could reasonably be expected to lead to an Acquisition Proposal.

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“Acquisition Proposal” means, with respect to a Party, any offer or proposal, whether written or oral (other than an offer or proposal made or submitted by or on behalf of the Company or any of its Affiliates, on the one hand, or by or on behalf of Vibrant or any of its Affiliates, on the other hand, to the other Party) contemplating or otherwise relating to any Acquisition Transaction with such Party.

“Acquisition Transaction” means any transaction or series of related transactions involving:

(a) any merger, consolidation, amalgamation, share exchange, business combination, issuance of securities, acquisition of securities, reorganization, recapitalization, tender offer, exchange offer or other similar transaction: (i) in which a Party is a constituent Entity, (ii) in which a Person or “group” (as defined in the Exchange Act and the rules promulgated thereunder) of Persons directly or indirectly acquires beneficial or record ownership of securities representing more than 20% of the outstanding securities of any class of voting securities of a Party or any of its Subsidiaries or (iii) in which a Party or any of its Subsidiaries issues securities representing more than 20% of the outstanding securities of any class of voting securities of such Party or any of its Subsidiaries; provided however, in the case of the Company, the Company Pre-Closing Financing shall not be an Acquisition Transaction; or

(b) any sale, lease, exchange, transfer, license, acquisition or disposition of any business or businesses or assets that constitute or account for 20% or more of the consolidated book value or the fair market value of the assets of a Party and its Subsidiaries, taken as a whole, other than the sale, divestiture and/or winding down of the Vibrant Legacy Business or the sale, license or other disposition of any or all of the Vibrant Legacy Assets by Vibrant.

“Affiliate” means, as to any Person, any other Person that, directly or indirectly, controls, or is controlled by, or is under common control with, such Person. For this purpose, “control” (including, with its correlative meanings, “controlled by” and “under common control with”) shall mean the possession, directly or indirectly, of the power to direct or cause the direction of management or policies of a Person, whether through the ownership of securities or partnership or other ownership interests, by Contract or otherwise.

“Affordable Care Act” means the Patient Protection and Affordable Care Act (Pub. L. 111−148), as amended by the Health Care and Education Reconciliation Act of 2010 (Pub. L. 111−152), and the regulations promulgated pursuant to each of the foregoing laws.

“Allocation Certificate” shall have the meaning set forth in Section 6.16.

“Anticipated Closing Date” means the anticipated Closing Date, as agreed upon by Vibrant and the Company at least ten (10) days prior to the Vibrant Shareholder Meeting (the “Determination Date”).

“Business Day” means any day other than a day on which banks in the State of New York or Israel are authorized or obligated to be closed.

“CARES Act” means the Coronavirus Aid, Relief, and Economic Security Act or any other corresponding or similar provision of any other Applicable Law enacted with COVID-19 (including an Executive Order of the U.S. President pursuant to Section 7508A of the Code).

“Code” means the Internal Revenue Code of 1986, as amended.

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“Company Associate” means any current employee, independent contractor, officer or director of the Company or any of its Subsidiaries.

“Company Board” means the board of directors of the Company.

“Company Capital Stock” means the Company Common Stock and the Company Preferred Stock.

“Company Capitalization Representations” means the representations and warranties of the Company set forth in Sections 3.6(a) and 3.6(d).

“Company Common Stock” means the common stock, $0.001 par value per share, of the Company.

“Company Contract” means any Contract: (a) to which the Company or any of its Subsidiaries is a Party, (b) by which the Company or any of its Subsidiaries is or may become bound or under which the Company or any of its Subsidiaries has, or may become subject to, any obligation or (c) under which the Company or any of its Subsidiaries has or may acquire any right or interest.

“Company Employee Plan” means any Employee Plan that the Company or any of its Subsidiaries sponsors, contributes to, or provides benefits under or through, or has any obligation to contribute to or provide benefits under or through, or if such plan provides benefits to or otherwise covers any current or former employee, officer, director or other service provider of the Company or any of its Subsidiaries (or their spouses, dependents, or beneficiaries) or with respect to which the Company or any of its Subsidiaries has or may have any liability (contingent or otherwise, including be reason of being an ERISA Affiliate).

“Company Fundamental Representations” means the representations and warranties of the Company set forth in Sections 3.1(a), 3.1(b), 3.2, 3.3, 3.4 and 3.20.

“Company IP Rights” means all Intellectual Property owned, licensed to, or controlled by the Company or its Subsidiaries that is necessary for or used in the operation of the business of the Company and its Subsidiaries as presently conducted.

“Company IP Rights Agreement” means any instrument or agreement governing, related to or pertaining to any Company IP Rights.

“Company Material Adverse Effect” means any Effect that, considered together with all other Effects that have occurred prior to the date of determination of the occurrence of a Company Material Adverse Effect, has or would reasonably be expected to have a material adverse effect on the business, financial condition, assets, liabilities or results of operations of the Company or its Subsidiaries, taken as a whole; provided, however, that Effects arising or resulting from the following shall not be taken into account in determining whether there has been a Company Material Adverse Effect: (a) the announcement of the Agreement or the pendency of the Contemplated Transactions, (b) the taking of any action, or the failure to take any action, by the Company that is required to comply with the terms of the Agreement, (c) any natural disaster or epidemics, pandemics or other force majeure events, or any act or threat of terrorism or war, any armed hostilities or terrorist activities (including any escalation or general worsening of any of the foregoing) anywhere in the world or any governmental or other response or reaction to any of the foregoing, (d) any change in GAAP or applicable Law or the interpretation thereof, (e) general economic or political conditions or conditions generally affecting the industries in which the Company and its Subsidiaries operate or (f) any change in the cash position of the Company and its Subsidiaries which results from operations in the Ordinary Course of Business; except in each case with respect to clauses (c), (d) and (e), to the extent disproportionately affecting the Company and its Subsidiaries, taken as a whole, relative to other similarly situated companies in the industries in which the Company and its Subsidiaries operate.

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“Company Options” means options or other rights to purchase shares of Company Capital Stock issued by the Company, without duplication of the Company Warrants.

“Company Pre-Closing Financing” means an acquisition of Company Common Stock, or any security, instrument or obligation that is convertible into or exchangeable for shares of Company Common Stock in connection with the Closing, to be consummated prior to the Closing pursuant to the Stock Purchase Agreement with aggregate net cash proceeds (calculated after deduction of any brokerage fees and commissions, finders’ fees or financial advisory fees payable with respect to such cash proceeds, but not of any other Company Transaction Costs) to the Company of at least $8,000,000, and at most $12,000,000 (not including any conversion of pre-existing promissory notes in connection therewith), provided that such amount may be increased with Vibrant’s prior written consent (not to be unreasonably withheld, conditioned or delayed).

“Company Registered IP” means all Company IP Rights that are owned or exclusively or non-exclusively licensed to the Company that are registered, filed or issued under the authority of, with or by any Governmental Authority, including all patents, registered copyrights and registered trademarks and all applications and registrations for any of the foregoing.

“Company Stockholder Support Agreements” shall have the meaning set forth in the recitals.

“Company Stockholder Written Consent” shall have the meaning set forth in the recitals.

“Company Triggering Event” shall be deemed to have occurred if: (a) the Company Board or any committee thereof shall have made a Company Board Adverse Recommendation Change or approved, endorsed or recommended any Acquisition Proposal or (b) the Company shall have entered into any letter of intent or similar document or any Contract relating to any Acquisition Proposal (other than an Acceptable Confidentiality Agreement permitted pursuant to Section 5.4).

“Company Unaudited Interim Balance Sheet” means the unaudited consolidated balance sheet of the Company for the 12 month period ended December 31, 2022 provided to Vibrant prior to the date of this Agreement.

“Company Warrants” means warrants to purchase shares of Company Capital Stock issued by the Company, without duplication of the Company Options.

“Confidentiality Agreement” means the Confidentiality Agreement dated October 20, 2022, between the Company and Vibrant.

“Consent” means any approval, consent, ratification, permission, waiver or authorization (including any Governmental Authorization).

“Contemplated Transactions” means the Merger and the other transactions contemplated by this Agreement, including any Vibrant Legacy Transaction and receipt of any proceeds from the Vibrant ATM Facility.

“Contract” means, with respect to any Person, any written agreement, contract, subcontract, lease (whether for real or personal property), mortgage, license, or other legally binding commitment or undertaking of any nature to which such Person is a party or by which such Person or any of its assets are bound or affected under applicable Law.

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“DGCL” means the General Corporation Law of the State of Delaware.

“Effect” means any effect, change, event, circumstance, or development.

“Employee Plan” means (A) an “employee benefit plan” within the meaning of Section 3(3) of ERISA, whether or not subject to ERISA; (B) stock option plans, stock purchase plans, bonus or incentive plans, severance pay plans, programs or arrangements, deferred compensation arrangements or agreements, compensation plans, programs, change in control plans, programs or arrangements, supplemental income arrangements, vacation plans, and all other employee benefit plans or arrangements, not described in (A) above; and (C) plans or arrangements providing compensation to employee and non-employee directors.

“Encumbrance” means any lien, pledge, hypothecation, charge, mortgage, security interest, lease, license, option, easement, reservation, servitude, adverse title, claim, infringement, interference, option, right of first refusal, preemptive right, community property interest or restriction or encumbrance of any nature (including any restriction on the voting of any security, any restriction on the transfer of any security or other asset, any restriction on the receipt of any income derived from any asset, any restriction on the use of any asset and any restriction on the possession, exercise or transfer of any other attribute of ownership of any asset).

“Enforceability Exceptions” means the (a) Laws of general application relating to bankruptcy, insolvency and the relief of debtors and (b) rules of law governing specific performance, injunctive relief and other equitable remedies.

“Entity” means any corporation (including any non-profit corporation), partnership (including any general partnership, limited partnership or limited liability partnership), joint venture, estate, trust, company (including any company limited by shares, limited liability company or joint stock company), firm, society or other enterprise, association, organization or entity, and each of its successors.

“Environmental Law” means any federal, state, local or foreign Law relating to pollution or protection of human health or the environment (including ambient air, surface water, ground water, land surface or subsurface strata), including any law or regulation relating to emissions, discharges, releases or threatened releases of Hazardous Materials, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“ERISA Affiliate” means, with respect to any Entity, any other entity, trade or business that is, or at any applicable time was, a member of a group described in Section 414(b), (c), (m) or (o) of the Code or Section 4001(b)(1) of ERISA that includes such Entity.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

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“Exchange Ratio” means, subject to Section 2.5(f), the following ratio (rounded to four decimal places): the quotient obtained by dividing (a) (i) the Company Valuation divided by (ii) the Company Outstanding Shares by (b) (i) the Vibrant Valuation divided by (ii) the Vibrant Outstanding Shares, in which:

●	“Company Outstanding Shares” means, subject to Section 2.5(f), the total number of shares of Company Capital Stock outstanding immediately prior to the Effective Time expressed on a fully-diluted and as-converted to Company Common Stock basis assuming, without limitation or duplication, (i) the exercise in full of all Company Options and Company Warrants outstanding as of immediately prior to the Effective Time (and excluding any unvested Company Options that are forfeited at the Effective Time), (ii) the conversion of all shares of Company Preferred Stock into Company Common Stock, (iii) the issuance of shares of Company Common Stock in respect of all other outstanding options, warrants, equity securities, convertible securities, restricted stock units, restricted stock awards or any other rights to receive such shares, whether conditional or unconditional and including any outstanding options or rights triggered by or associated with the consummation of the Merger (but excluding any shares of Company Capital Stock respect to outstanding Company Options under the Company Plans as of immediately prior to the Effective Time), and (iv) the issuance of shares of Company Capital Stock pursuant to the Company Pre-Closing Financing or the applicable security, instrument or obligation that is convertible into or exchangeable for shares of Company Common Stock in connection with the Closing, set forth therein in connection with the Company Pre-Closing Financing.

●	“Company Valuation” means $110,000,000, which, for the avoidance of doubt, is the sum of a $100,000,000 pre-money valuation as set forth in the Stock Purchase Agreement, plus the expected aggregate net cash proceeds from the Company Pre-Closing Financing; provided, however, that the “Company Valuation” shall be adjusted as agreed by the Financing Investors if (i) the pre-money valuation as set forth in the Stock Purchase Agreement is other than $100,000,000 or (ii) the aggregate net cash proceeds from the Company Pre-Closing Financing are less than $8,000,000 or more than $12,000,000.

●	“Lower Net Cash Amount” means if Net Cash is less than the Target Net Cash, then the amount that Net Cash is less than the Target Net Cash.

●	“Target Net Cash” means the sum of (i) $15,000,000, plus (ii) the Per Diem Amount (if any).

●	“Upper Net Cash Amount” means, if Net Cash is greater than the Target Net Cash, then the amount that Net Cash is greater than the Target Net Cash.

●	“Vibrant Outstanding Shares” means, subject to Section 2.5(f) (including, without limitation, the effects of the Nasdaq Reverse Split), the total number of Vibrant Ordinary Shares outstanding immediately prior to the Effective Time expressed on a fully diluted basis, but assuming, without limitation or duplication, (i) the exercise in full of all Vibrant Options outstanding as of immediately prior to the Effective Time other than with respect to outstanding Vibrant Options under the Vibrant Stock Plans that would expire pursuant to their terms within 90 days of the Anticipated Closing date, and (ii) the issuance of Vibrant Ordinary Shares in respect of all other outstanding options, warrants, restricted stock units, restricted stock awards or rights to receive such shares, whether conditional or unconditional and including any outstanding options or rights triggered by or associated with the consummation of the Merger (but excluding any Vibrant Ordinary Shares reserved for issuance other than with respect to outstanding Vibrant Options under the Vibrant Stock Plans as of immediately prior to the Effective Time unless otherwise excluded in clause (i) above).

●	“Vibrant Valuation” means the sum of (i) $35,000,000, minus (ii) the Lower Net Cash Amount (if any), plus (iii) the Upper Net Cash Amount (if any).

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Set forth on Section 1.1(a)(i) of the Vibrant Disclosure Schedule is an illustrative example of Exchange Ratio calculations.

“Governmental Authority” means any: (a) nation, state, commonwealth, province, territory, county, municipality, district or other jurisdiction of any nature, (b) federal, state, local, municipal, foreign, supra-national or other government, (c) governmental or quasi-governmental authority of any nature (including any governmental division, department, agency, commission, bureau, instrumentality, official, ministry, fund, foundation, center, organization, unit, body or Entity and any court or other tribunal, and for the avoidance of doubt, any taxing authority) or (d) self-regulatory organization (including Nasdaq).

“Governmental Authorization” means any: (a) permit, license, certificate, franchise, permission, variance, exception, order, approval, clearance, registration, qualification or authorization issued, granted, given or otherwise made available by or under the authority of any Governmental Authority or pursuant to any Law or (b) right under any Contract with any Governmental Authority.

“Hazardous Materials” means any pollutant, chemical, substance and any toxic, infectious, carcinogenic, reactive, corrosive, ignitable or flammable chemical, or chemical compound, or hazardous substance, material or waste, whether solid, liquid or gas, that is subject to regulation, control or remediation under any Environmental Law, including without limitation, crude oil or any fraction thereof, and petroleum products or by-products.

“Health Care Laws” means any applicable laws, regulations and requirements having the force of law relating to the design, development, testing, manufacturing, processing, storing, importing or exporting, licensing, labeling, packaging, advertising or promotion of pharmaceutical products, interactions with health care professionals and fraud and abuse matters. Health Care Laws includes, but is not limited to: (a) Medicare (Title XVIII of the Social Security Act) and Medicaid (Title XIX of the Social Security Act); (b) the federal Anti-Kickback Statute (42 U.S.C. § 1320a-7b(b)); (c) the Stark Anti-Self-Referral Law (42 U.S.C. § 1395nn); (d) the Anti-Inducement Law (42 U.S.C. § 1320a-7a(a)(5)); (e) the civil False Claims Act (31 U.S.C. §§ 3729 et seq.); (f) the administrative False Claims Law (42 U.S.C. § 1320a-7b(a)); (g) the exclusion Laws (42 U.S.C. § 1320a-7); (h) the Federal Food, Drug, and Cosmetic Act (21 U.S.C. § 301 et seq.) (“FDCA”); (i) the Public Health Service Act (42 U.S.C. § 201 et seq.) (“PHSA”); (j) any other applicable federal, state, local or non-U.S. laws, regulations and requirements having the force of law related to the design, development, testing, manufacturing, processing, storing, importing or exporting, licensing, labeling, packaging, advertising or promotion of pharmaceutical products, or that is related to remuneration (including ownership) to or by physicians or other health care providers (including kickbacks) or the disclosure or reporting of the same, patient or program charges, record-keeping, claims processing, documentation requirements, medical necessity, referrals, the hiring of employees or acquisition of services or supplies from those who have been excluded from government health care programs, quality, safety, licensure, accreditation or any other material aspect of providing health care products or services; (i) the Health Insurance Portability and Accountability Act of 1996 (42 U.S.C. §§ 1320d-1329d-9) (“HIPAA”); and (j) all applicable laws, regulations and requirements governing the licensure, accreditation, certification and operation of the Company’s or Vibrant’s business, including related regulations and requirements.

“ICL” means the Israeli Companies Law, 5759-1999, as amended from time to time, including the regulations promulgated thereunder, or any other law which may come in its stead, including all amendments made thereto.

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“Income Tax Ordinance” means the Israeli Income Tax Ordinance [New Version] 5721-1961, and the rules and regulations promulgated thereunder.

“Intellectual Property” means (a) United States, foreign and international patents, patent applications, including all provisionals, nonprovisionals, substitutions, divisionals, continuations, continuations-in-part, reissues, extensions, supplementary protection certificates, Inter Partes Review or Post Grant Review Certificates, reexaminations, term extensions, certificates of invention and the equivalents of any of the foregoing, statutory invention registrations, invention disclosures and inventions (collectively, “Patents”), (b) trademarks, service marks, trade names, domain names, corporate names, brand names, URLs, trade dress, logos and other source identifiers, including registrations and applications for registration thereof, (c) copyrights, including registrations and applications for registration thereof, (d) software, including all source code, object code and related documentation, formulae, customer lists, trade secrets, know-how, confidential information and other proprietary rights and intellectual property, whether patentable or not and (e) all United States and foreign rights arising under or associated with any of the foregoing.

“IRS” means the United States Internal Revenue Service.

“Key Employee” means, with respect to the Company or Vibrant, an executive officer of such Party or any employee of such Party that reports directly to the board of directors of such Party or to the Chief Executive Officer or Chief Accounting Officer of such Party.

“Knowledge” means, with respect to an individual, that such individual is actually aware of the relevant fact or such individual would reasonably be expected to know such fact in the ordinary course of the performance of such individual’s employment responsibilities. Any Person that is an Entity shall have Knowledge if any executive officer or director of such Person as of the date such knowledge is imputed has or should reasonably be expected to have Knowledge of such fact or other matter.

“Law” means any federal, state, national, supra-national, foreign, local or municipal or other law, statute, constitution, principle of common law, resolution, ordinance, code, edict, decree, rule, regulation, ruling or requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Authority (including under the authority of Nasdaq or the Financial Industry Regulatory Authority).

“Legal Proceeding” means any action, suit, litigation, arbitration, proceeding (including any civil, criminal, administrative, investigative or appellate proceeding), hearing, inquiry, audit, examination or investigation commenced, brought, conducted or heard by or before, or otherwise involving, any court or other Governmental Authority or any arbitrator or arbitration panel.

“Merger Sub Board” means the board of directors of Merger Sub.

“Multiemployer Plan” means (a) a “multiemployer plan,” as defined in Section 3(37) or 4001(a)(3) of ERISA or (b) a plan which if maintained or administered in or otherwise subject to the laws of the United States would be described in paragraph (a).

“Multiple Employer Plan” means (a) a “multiple employer plan” within the meaning of Section 413(c) of the Code or Section 210 of ERISA or (b) a plan which if maintained or administered in or otherwise subject to the laws of the United States would be described in paragraph (a).

“Multiple Employer Welfare Arrangement” means (a) a “multiple employer welfare arrangement” within the meaning of Section 3(40) of ERISA or (b) a plan which if maintained or administered in or otherwise subject to the laws of the United States would be described in paragraph (a) of this definition.

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“Nasdaq” means The Nasdaq Stock Market.

“Nasdaq Reverse Split” means a reverse stock split of all outstanding Vibrant Ordinary Shares at a reverse stock split ratio in the range mutually agreed to by Vibrant and the Company that is effected by Vibrant for the purpose of maintaining compliance with Nasdaq listing standards.

“Net Cash” means, without duplication and in any event as of the Cash Determination Time and, as applicable, determined in a manner consistent with the manner in which such items were historically determined and in accordance with Vibrant’s audited financial statements and unaudited interim balance sheet, Vibrant’s (i) the sum of (without duplication) Vibrant’s Cash and Cash Equivalents, marketable securities, and accounts, interest and other receivables and deposits (to the extent refundable to Vibrant) minus (ii) the sum of (without duplication) all accounts payable and accrued expenses (other than accrued expenses which are Vibrant’s Transaction Costs) and other current liabilities payable in cash or other obligation for borrowed money minus (iii) all of Vibrant’s unpaid Transaction Costs minus (iv) all payables or obligations, whether absolute, contingent or otherwise, related to Vibrant’s lease obligations (net of any rights of Vibrant to receive payments relating to the property subject to such lease obligation under a sublease or otherwise) plus (v) all prepaid Vibrant expenses listed on Section 1.1(a) of the Vibrant Disclosure Schedule for which Vibrant or the Surviving Corporation will receive the benefit from and after the Effective Time, plus (vi) net (and in any event after payment of fees and expenses of the Agent thereunder) proceeds received pursuant to the Vibrant ATM Facility, minus (vii) the aggregate costs for obtaining the D&O tail insurance policy under Section 6.8(d), plus (viii) the amount of any consideration received by Vibrant for any Vibrant Legacy Transaction as of the Effective Time or which will be received Vibrant substantially contemporaneously with the Effective Time, or held in escrow or holdback in respect of any Vibrant Legacy Transaction as of the Effective Time and payable to Vibrant upon approval of any Vibrant Legacy Transaction (including following the Closing) by Vibrant’s shareholders, plus (ix) if the Registration Statement is not filed on or before February 10, 2023, the sum of $33,333 for each day after February 10, 2023 that the Registration Statement is filed with the SEC due to delays proximately caused by (i) the Company’s failure to timely deliver the Company Audited Financial Statements, or (ii) unreasonable delay by the Company in the preparation of the Company Audited Financial Statements and related disclosures for the Registration Statement (the “Per Diem Amount”).

“Order” means any judgment, order, writ, injunction, ruling, decision or decree of (that is binding on a Party), or any plea agreement, corporate integrity agreement, resolution agreement, or deferred prosecution agreement with, or any settlement under the jurisdiction of, any court or Governmental Authority.

“Ordinary Course of Business” means, in the case of each of the Company and Vibrant, such actions taken in the ordinary course of its normal operations and consistent with its past practices; provided, however, that during the Pre-Closing Period, the Ordinary Course of Business of Vibrant shall also include actions required to effect and effecting, in one or more transactions, the winding down of its prior research and development activities and the sale, divestiture and/or winding down of the Vibrant Legacy Business or the sale, license or other disposition of any or all of the Vibrant Legacy Assets.

“Organizational Documents” means, with respect to any Person (other than an individual), (a) the certificate or articles of association or incorporation or organization or limited partnership or limited liability company, and any joint venture, limited liability company, operating or partnership agreement and other similar documents adopted or filed in connection with the creation, formation or organization of such Person and (b) all bylaws, regulations and similar documents or agreements relating to the organization or governance of such Person, in each case, as amended or supplemented.

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“Party” or “Parties” means the Company, Merger Sub and Vibrant.

“Permitted Alternative Agreement” means a definitive agreement that contemplates or otherwise relates to an Acquisition Transaction that constitutes a Superior Offer.

“Permitted Encumbrance” means (a) any liens for current Taxes not yet due and payable or for Taxes that are being contested in good faith and for which adequate reserves have been made on the Company Unaudited Interim Balance Sheet or the Vibrant Unaudited Interim Balance Sheet, as applicable, in accordance with GAAP (b) minor liens that have arisen in the Ordinary Course of Business and that do not (in any case or in the aggregate) materially detract from the value of the assets subject thereto or materially impair the operations of the Company or any of its Subsidiaries or Vibrant, as applicable, (c) statutory liens to secure obligations to landlords, lessors or renters under leases or rental agreements that have arisen in the Ordinary Course of Business and that do not (in any case or in the aggregate) have a Company Material Adverse Effect or Vibrant Material Adverse Effect, as the case may be, (d) deposits or pledges made in connection with, or to secure payment of, workers’ compensation, unemployment insurance or similar programs mandated by Law that have arisen in the Ordinary Course of Business and that do not (in any case or in the aggregate) have a Company Material Adverse Effect or Vibrant Material Adverse Effect, as the case may be, and (e) statutory liens in favor of carriers, warehousemen, mechanics and materialmen, to secure claims for labor, materials or supplies that have arisen in the Ordinary Course of Business and that do not (in any case or in the aggregate) have a Company Material Adverse Effect or Vibrant Material Adverse Effect, as the case may be; provided, that “Permitted Encumbrances” shall not include any payment or repayment Liabilities under any Government Grant.

“Person” means any individual, Entity or Governmental Authority.

“Personal Information” means information (in any form or media) that identifies or can be used to identify an individual (alone or when combined with other associated information), including: (i) individually identifiable Protected Health Information, as defined under HIPAA; (ii) individually identifiable government identifiers, such as Social Security or other tax identification numbers, driver’s license numbers and other government-issued identification numbers; and (iii) user names, email addresses, passwords or other credentials for accessing accounts; or (iv) personally identifiable information as defined under applicable Privacy Laws.

“Privacy Laws” means, collectively, (i) all applicable Laws relating to data privacy, data protection, data security, trans-border data flow, data loss, data theft, or breach notification with respect to the collection, handling, use, processing, maintenance, storage, disclosure or transfer of Personal Information enacted, adopted, promulgated or applied by any Governmental Authority, including the applicable legally binding requirements set forth in applicable regulations and agreements containing consent orders published by regulatory authorities of competent jurisdiction such as, as applicable, the U.S. Federal Trade Commission, U.S. Federal Communications Commission, and state data protection authorities, including but not limited to HIPAA; (ii) the internal privacy policy of the Company and any public statements that the Company has made regarding its privacy policies and practices; (iii) third party privacy policies with which the Company has been or is contractually obligated to comply; and (iv) any applicable rules of any applicable self-regulatory organizations in which the Company is or has been a member and/or with which the Company is or has been contractually obligated to comply relating to data privacy, data protection, data security, trans-border data flow, data loss, data theft, or breach notification with respect to the collection, handling, use, processing, maintenance, storage, disclosure or transfer of Personal Information.

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“Representatives” means directors, officers, employees, agents, attorneys, accountants, investment bankers, advisors and representatives.

“Sarbanes-Oxley Act” means the Sarbanes-Oxley Act of 2002.

“SEC” means the United States Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended.

“Stock Purchase Agreement” means the Stock Purchase Agreement in such form and substance provided by the Company to Vibrant prior to the execution of this Agreement, among the Company and the Persons named therein, pursuant to which such Persons have agreed to purchase the number of shares of Company Capital Stock, or the applicable security, instrument or obligation that is convertible into or exchangeable for shares of Company Common Stock in connection with the Closing, set forth therein in connection with the Company Pre-Closing Financing.

“Subsequent Transaction” means any Acquisition Transaction (with all references to 20% in the definition of Acquisition Transaction being treated as references to 50% for these purposes).

An Entity shall be deemed to be a “Subsidiary” of a Person if such Person directly or indirectly owns or purports to own, beneficially or of record, (a) an amount of voting securities or other interests in such Entity that is sufficient to enable such Person to elect at least a majority of the members of such entity’s board of directors or other governing body or (b) at least 50% of the outstanding equity, voting, beneficial or financial interests in such Entity.

“Superior Offer” means an unsolicited bona fide written Acquisition Proposal (with all references to 20% in the definition of Acquisition Transaction being treated as references to 50% for these purposes) that: (a) was not obtained or made as a direct or indirect result of a breach of (or in violation of) the Agreement and (b) is on terms and conditions that the Vibrant Board or the Company Board, as applicable, determines in good faith, based on such matters that it deems relevant (including the likelihood of consummation thereof and the financing terms thereof), as well as any written offer by the other Party to the Agreement to amend the terms of the Agreement, and following consultation with its outside legal counsel and financial advisors, if any, are more favorable, from a financial point of view, to Vibrant’s shareholders or the Company’s stockholders, as applicable, than the terms of the Contemplated Transactions and is not subject to any financing conditions (and if financing is required, such financing is then fully committed to the third party).

“Tax” means (i) any federal, state, local, foreign or other tax, including any income tax, franchise tax, capital gains tax, gross receipts tax, value-added tax, surtax, estimated tax, unemployment tax, national health insurance tax, excise tax, ad valorem tax, transfer tax, stamp tax, sales tax, use tax, property tax, business tax, withholding tax, payroll tax, customs duty, alternative or add-on minimum or other tax or similar charge, and including any fine, penalty, addition to tax or interest imposed by a Governmental Authority with respect thereto, (ii) any liability for the payment of any amounts of the type described in clause (i) of this sentence as a result of being a member of an affiliated, consolidated, combined, unitary or aggregate group for any Taxable period and (iii) any liability for the payment of any amounts of the type described in clause (i) or (ii) of this sentence as a result of being a transferee of or successor to any Person or as a result of any express or implied obligation to assume such Taxes or to indemnify any other Person.

“Tax Return” means any return (including any information return), report, statement, declaration, estimate, schedule, notice, notification, form, election, certificate or other document or information, and any amendment or supplement to any of the foregoing, filed or required to be filed with any Governmental Authority in connection with the determination, assessment, collection or payment of any Tax or in connection with the administration, implementation or enforcement of or compliance with any Law relating to any Tax.

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“Transfer Taxes” shall have the meaning set forth in Section 6.11(e).

“Transaction Costs” means with respect to any Person, the sum of (a) the cash cost of any change of control payments or severance payments that are or become due to any employee of such Person and its Subsidiaries in connection with the consummation of the Contemplated Transactions and that are unpaid as of the Closing; (b) any costs, fees and expenses incurred by such Person and its Subsidiaries, or for which such Person and its Subsidiaries is liable, in connection with the negotiation, preparation and execution of this Agreement and the consummation of the Contemplated Transactions and that are unpaid as of the Closing, including brokerage fees and commissions, finders’ fees or financial advisory fees, or any fees and expenses of counsel or accountants payable by such Person and its Subsidiaries; and (c) in the case of any Vibrant Legacy Transaction where a portion of the proceeds, if any, is held in escrow in respect of any Vibrant Legacy Transaction as of the Effective Time and payable to Vibrant upon approval of any Vibrant Legacy Transaction (including following the Closing) by Vibrant’s shareholders, any amounts of types described in clauses (a) or (b) above which are payable from a portion of and in connection with release of such proceeds paid to Vibrant from escrow or holdback.

“Transaction Litigation” means any Legal Proceeding (including any class action or derivative litigation) asserted, threatened in writing or commenced by, on behalf of or in the name of, against or otherwise involving Vibrant, the Vibrant Board, any committee thereof or any of Vibrant’s directors or officers, in each case to the extent relating directly or indirectly to this Agreement, the Merger or any of the Contemplated Transactions or disclosures of a party relating to the Transactions (including any such Legal Proceeding based on allegations that Vibrant’s entry into this Agreement or the terms and conditions of this Agreement or any of the Transactions constituted a breach of the fiduciary duties of any member of the Vibrant Board or any officer of Vibrant).

“Treasury Regulations” means the United States Treasury regulations promulgated under the Code.

“Vibrant Associate” means any current employee, independent contractor, officer or director of Vibrant or any of its Subsidiaries.

“Vibrant ATM Facility” means the at-the-market facility pursuant to the Open Market Sales Agreement, dated February 11, 2022, between Vibrant and Jefferies LLC.

“Vibrant Board” means the board of directors of Vibrant.

“Vibrant Capitalization Representations” means the representations and warranties of Vibrant and Merger Sub set forth in Sections 4.6(a) and 4.6(d).

“Vibrant Contract” means any Contract: (a) to which Vibrant is a party, (b) by which Vibrant is or may become bound or under which Vibrant has, or may become subject to, any obligation or (c) under which Vibrant has or may acquire any right or interest.

“Vibrant Employee Plan” means any Employee Plan that Vibrant or any of its Subsidiaries sponsors, contributes to, or provides benefits under or through, or has any obligation to contribute to or provide benefits under or through, or if such plan provides benefits to or otherwise covers any current or former employee, officer, director or other service provider of Vibrant or any of its Subsidiaries (or their spouses, dependents, or beneficiaries) or with respect to which Vibrant or any of its Subsidiaries has or may have any liability (contingent or otherwise, including be reason of being an ERISA Affiliate).

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“Vibrant Fundamental Representations” means the representations and warranties of Vibrant and Merger Sub set forth in Sections 4.1(a), 4.1(b), 4.3, 4.4 and 4.21.

“Vibrant IP Rights” means all Intellectual Property owned, licensed to or controlled by Vibrant that is necessary for the operation of the business of Vibrant as presently conducted.

“Vibrant IP Rights Agreement” means any instrument or agreement governing, related or pertaining to any Vibrant IP Rights.

“Vibrant Legacy Assets” means (a) all assets, technology and Intellectual Property of Vibrant as they existed at any time prior to the date of this Agreement, including for purposes of clarity, the tangible and intangible assets primarily used in or primarily related to Vibrant’s (i) VB-601, (ii) VB-111, and (iii) VB-201, and (b) Vibrant’s rights in the GMP manufacturing facility in Modi’in Israel.

“Vibrant Legacy Business” means the business of Vibrant as conducted at any time prior to the date of this Agreement.

“Vibrant Legacy Transaction” shall have the meaning set forth in Section 5.2(c).

“Vibrant Material Adverse Effect” means any Effect that, considered together with all other Effects that have occurred prior to the date of determination of the occurrence of the Vibrant Material Adverse Effect, has or would reasonably be expected to have a material adverse effect on the business, financial condition, assets, liabilities or results of operations of Vibrant; provided, however, that Effects arising or resulting from the following shall not be taken into account in determining whether there has been an Vibrant Material Adverse Effect: (a) the announcement of the Agreement or the pendency of the Contemplated Transactions, (b) any change in the stock price or trading volume of Vibrant Ordinary Shares (it being understood, however, that any Effect causing or contributing to any change in stock price or trading volume of Vibrant Ordinary Shares may be taken into account in determining whether an Vibrant Material Adverse Effect has occurred, unless such Effects are otherwise excepted from this definition), (c) the suspension of trading in or delisting of Vibrant’s securities on Nasdaq, (d) the taking of any action, or the failure to take any action, by Vibrant that is required to comply with the terms of the Agreement or the taking of any action expressly permitted by Section 5.1(b) of the Vibrant Disclosure Schedule, (e) the sale or winding down of the Vibrant Legacy Business and Vibrant’s operations, and the sale, license or other disposition of the Vibrant Legacy Assets, (f) any natural disaster or epidemics, pandemics or other force majeure events, or any act or threat of terrorism or war, any armed hostilities or terrorist activities (including any escalation or general worsening of any of the foregoing) anywhere in the world, or any governmental or other response or reaction to any of the foregoing, (g) any change in GAAP or applicable Law or the interpretation thereof or (h) general economic or political conditions or conditions generally affecting the industries in which Vibrant operates; except, in each case with respect to clauses (f), (g) and (h), to the extent disproportionately affecting Vibrant relative to other similarly situated companies in the industries in which Vibrant operates.

“Vibrant Options” means options or other rights to purchase Vibrant Ordinary Shares issued by Vibrant.

“Vibrant Ordinary Shares” means the ordinary shares, of a nominal value of NIS 0.01 each, of Vibrant.

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“Vibrant Registered IP” means all Vibrant IP Rights that are owned or exclusively or non-exclusively licensed to Vibrant that are registered, filed or issued under the authority of, with or by any Governmental Authority, including all patents, registered copyrights and registered trademarks and all applications for any of the foregoing.

“Vibrant RSU” or “Vibrant RSUs” means restricted stock unit awards or similar rights to receive Vibrant Ordinary Shares issued by Vibrant.

“Vibrant Stock Plans” means each of the Vibrant Employee Share Ownership and Option Plan (2014), the Vibrant Inducement Plan (2022), the Vibrant Employee Share Ownership and Option Plan (2011), and the Vibrant Employee Share Ownership and Option Plan (2000).

“Vibrant Shareholder Support Agreement” shall have the meaning set forth in the recitals.

“Vibrant Triggering Event” shall be deemed to have occurred if: (a) Vibrant shall have failed to include in the Proxy Statement the Vibrant Board Recommendation, (b) the Vibrant Board or any committee thereof shall have made an Vibrant Board Adverse Recommendation Change or approved, endorsed or recommended any Acquisition Proposal or (c) Vibrant shall have entered into any letter of intent or similar document or any Contract relating to any Acquisition Proposal (other than an Acceptable Confidentiality Agreement permitted pursuant to Section 5.4).

b) Each of the following terms is defined in the Section set forth opposite such term:

Term	Section

AAA	2.8(e)

Accounting Firm	2.8(e)

Agreement	Preamble

Assumed Option	6.5(a)

Capitalization Date	4.6(a)

Cash Determination Time	2.8(a)

Certificate of Merger	2.3

Certifications	4.7(a)

Closing	2.3

Closing Date	2.3

Company	Preamble

Company Audited Financial Statements	6.1(g)

Company Board Adverse Recommendation Change	6.2(d)

Company Board Recommendation	6.2(c)

Company Clinical Studies	3.14(e)

Company Disclosure Schedule	Section 3

Company Financials	3.7(a)

Company Grant Date	3.6(f)

Company Interim Financial Statements	6.1(g)

Company Lock-Up Agreements	Recitals

Company Material Contract	3.13(a)

Company Plan	3.6(c)

Company Permits	3.14(b)

Company Preferred Stock	3.6(a)

Company Product Candidates	3.14(d)

Company Real Estate Leases	3.11

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Term	Section

Company Regulatory Permits	3.14(d)

Company Stock Certificate	2.6

Company Stockholder Support Agreement	Recitals

Company Stockholder Written Consents	Recitals

Company Termination Fee	10.3(b)

Costs	6.8(a)

D&O Indemnified Parties	6.8(a)

Dispute Notice	2.8(b)

Dissenting Shares	2.9(a)

Delivery Date	2.8(a)

Drug/Device Regulatory Agency	3.14(c)

Effective Time	2.3

End Date	10.1(b)

Exchange Agent	2.7(a)

FDA	3.14(b)

Form S-4	6.1(a)

GAAP	3.7(a)

Governmental Grant	4.24

IIA	3.5(b)

IIA Undertaking	6.4(c)

Investor Agreements	6.14

IROC	2.4(b)

Israel Competition Law	3.5(a)

Israeli Securities Law	3.6(g)

Liability	3.9

Merger	Recitals

Merger Consideration	2.5(a)(ii)

Merger Sub	Preamble

Net Cash Calculation	2.8(a)

Net Cash Schedule	2.8(a)

Notice Period	6.2(d)

Pre-Closing Period	5.1(a)

Privacy Policies	3.22

Proxy Statement	6.1(a)

R&D Law	4.5(c)

Registration Statement	6.1(a)

Required Company Stockholder Vote	3.4

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Term	Section

Required Vibrant Shareholder Vote	4.4

Response Date	2.8(b)

Stockholder Notice	6.2(b)

Surviving Corporation	2.1

VAT	4.16(h)

Vibrant	Preamble

Vibrant Board Adverse Recommendation Change	6.3(b)

Vibrant Board Recommendation	6.3(b)

Vibrant Clinical Studies	4.14(e)

Vibrant Disclosure Schedule	Section 4

Vibrant Intervening Event	6.3(c)

Vibrant Grant Date	4.6(f)

Vibrant Lock-Up Agreements	Recitals

Vibrant Material Contract	4.13

Vibrant Permits	4.14(b)

Vibrant Product Candidates	4.14(d)

Vibrant Regulatory Permits	4.14(d)

Vibrant Real Estate Leases	4.11

Vibrant SEC Documents	4.7(a)

Vibrant Shareholder Matters	6.3(a)

Vibrant Shareholder Meeting	6.3(a)

Vibrant Shareholder Support Agreement	Recitals

Vibrant Termination Fee	10.3(d)

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1.2 Other Definitional and Interpretative Provisions. The words “hereof,” “herein” and “hereunder” and words of like import used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof. References to Sections, Exhibits and Schedules are to Sections, Exhibits and Schedules of this Agreement unless otherwise specified. Any capitalized terms used in any Exhibit or Schedule but not otherwise defined therein shall have the meaning as defined in this Agreement. Any singular term in this Agreement shall be deemed to include the plural, and any plural term the singular, the masculine gender shall include the feminine and neuter genders; the feminine gender shall include the masculine and neuter genders; and the neuter gender shall include masculine and feminine gender. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation,” whether or not they are in fact followed by those words or words of like import. The word “or” is not exclusive. “Writing,” “written” and comparable terms refer to printing, typing and other means of reproducing words (including electronic media) in a visible form. References to any agreement or Contract are to that agreement or Contract as amended, modified or supplemented from time to time in accordance with the terms hereof and thereof. References to any Person include the successors and permitted assigns of that Person. References to any statute are to that statute and to the rules and regulations promulgated thereunder, in each case as amended, modified, re-enacted thereof, substituted, from time to time. References to “$” and “dollars” are to the currency of the United States. All accounting terms used herein will be interpreted, and all accounting determinations hereunder will be made, in accordance with GAAP unless otherwise expressly specified. References from or through any date shall mean, unless otherwise specified, from and including or through and including, respectively. All references to “days” shall be to calendar days unless otherwise indicated as a “Business Day.” Except as otherwise specifically indicated, for purposes of measuring the beginning and ending of time periods in this Agreement (including for purposes of “Business Day” and for hours in a day or Business Day), the time at which a thing, occurrence or event shall begin or end shall be deemed to occur in the Eastern time zone of the United States. The Parties agree that any rule of construction to the effect that ambiguities are to be resolved against the drafting Party shall not be applied in the construction or interpretation of this Agreement. The Parties agree that the Company Disclosure Schedule or Vibrant Disclosure Schedule shall be arranged in sections and subsections corresponding to the numbered and lettered sections and subsections contained in Section 3 or Section 4, respectively. The disclosures in any section or subsection of the Company Disclosure Schedule or the Vibrant Disclosure Schedule shall qualify other sections and subsections in Section 3 or Section 4, respectively, to the extent it is readily apparent from a reading of the disclosure that such disclosure is applicable to such other sections and subsections. The words “delivered” or “made available” mean, with respect to any documentation, that prior to 5:00 p.m. (New York City time) on the date that is the day prior to the date of this Agreement, a copy of such material has been posted to and made available by a Party to the other Party and its Representatives in the electronic data room maintained by such disclosing Party for the purposes of the Contemplated Transactions.

Section 2. Description of Transaction

2.1 The Merger. Upon the terms and subject to the conditions set forth in this Agreement and in accordance with the DGCL, at the Effective Time, Merger Sub shall be merged with and into the Company, and the separate existence of Merger Sub shall cease. The Company will continue as the surviving corporation in the Merger (the “Surviving Corporation”).

2.2 Effects of the Merger. The Merger shall have the effects set forth in this Agreement and in the applicable provisions of the DGCL. As a result of the Merger, the Company will become a wholly owned subsidiary of Vibrant.

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2.3 Closing; Effective Time. Unless this Agreement is earlier terminated pursuant to the provisions of Section 10.1, and subject to the satisfaction or waiver of the conditions set forth in Sections 7, 8 and 9, the consummation of the Merger (the “Closing”) shall take place remotely, as promptly as practicable (but in no event later than the second Business Day following the satisfaction or waiver of the last to be satisfied or waived of the conditions set forth in Sections 7, 8 and 9, other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver of each of such conditions), or at such other time, date and place as Vibrant and the Company may mutually agree in writing. The date on which the Closing actually takes place is referred to as the “Closing Date.” At the Closing, the Parties shall cause the Merger to be consummated by executing and filing with the Secretary of State of the State of Delaware a certificate of merger with respect to the Merger, satisfying the applicable requirements of the DGCL and in form and substance as agreed to by the Parties (the “Certificate of Merger”). The Merger shall become effective at the time of the filing of such Certificate of Merger with the Secretary of State of the State of Delaware or at such later time as may be specified in such Certificate of Merger with the consent of Vibrant and the Company (the time as of which the Merger becomes effective being referred to as the “Effective Time”).

2.4 Certificate of Incorporation and Bylaws; Directors and Officers. At the Effective Time:

(a) the certificate of incorporation of the Surviving Corporation shall be amended and restated as set forth in an exhibit to the Certificate of Merger, until thereafter amended as provided by the DGCL and such certificate of incorporation;

(b) the articles of association of Vibrant shall be identical to the articles of association of Vibrant immediately prior to the Effective Time, until thereafter amended as provided by the ICL and such articles of association; provided, however, that at the Effective Time, Vibrant shall file an amendment to its articles of association to (i) change the name of Vibrant to “Notable Labs, Ltd.” or a similar name agreed between the Parties and approved by the Israeli Registrar of Companies (“IROC”) and pursuant to the provisions of ICL, (ii) effect the increase of the registered share capital of Vibrant and/or the Nasdaq Reverse Split (to the extent applicable and necessary), and (iii) and make such other changes as mutually agreeable to Vibrant and the Company;

(c) the bylaws of the Surviving Corporation shall be identical to the bylaws of Merger Sub as in effect immediately prior to the Effective Time, until thereafter amended as provided by the DGCL and such bylaws;

(d) the directors and officers of Vibrant, each to hold office in accordance with the articles of association and bylaws of Vibrant, shall be as set forth in Section 6.13, after giving effect to the provisions of Section 6.13; and

(e) the directors and officers of the Surviving Corporation, each to hold office in accordance with the certificate of incorporation and bylaws of the Surviving Corporation, shall be the directors and officers of Vibrant as set forth in Section 6.13, after giving effect to the provisions of Section 6.13.

2.5 Conversion of Shares.

(a) At the Effective Time, by virtue of the Merger and without any further action on the part of Vibrant, Merger Sub, the Company or any stockholder of the Company or Vibrant:

(i) any shares of Company Capital Stock held as treasury stock immediately prior to the Effective Time shall be canceled and retired and shall cease to exist, and no consideration shall be delivered in exchange therefor; and

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(ii) subject to Section 2.5(c), each share of Company Capital Stock (including any shares of Company Capital Stock issued pursuant to the Company Pre-Closing Financing) outstanding immediately prior to the Effective Time (excluding shares to be canceled pursuant to Section 2.5(a)(i) and excluding Dissenting Shares) shall be converted solely into the right to receive a number of Vibrant Ordinary Shares equal to the Exchange Ratio (the “Merger Consideration”).

(b) If any shares of Company Capital Stock outstanding immediately prior to the Effective Time are unvested or are subject to a repurchase option or a risk of forfeiture under any applicable restricted stock award agreement or other similar agreement with the Company, then the Vibrant Ordinary Shares issued in exchange for such shares of Company Capital Stock will to the same extent be unvested and subject to the same repurchase option or risk of forfeiture, and such Vibrant Ordinary Shares shall accordingly be marked with appropriate legends. The Company shall take all actions that may be necessary to ensure that, from and after the Effective Time, Vibrant is entitled to exercise any such repurchase option or other right set forth in any such restricted stock award agreement or other agreement.

(c) No fractional Vibrant Ordinary Shares shall be issued in connection with the Merger, and no certificates or scrip for any such fractional shares shall be issued, with no cash being paid for any fractional share eliminated by such rounding.

(d) All Company Options outstanding immediately prior to the Effective Time under the Company Plan shall be treated in accordance with Section 6.5.

(e) Each share of common stock, $0.01 par value per share, of Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into and exchanged for one validly issued, fully paid and nonassessable share of common stock, $0.01 par value per share, of the Surviving Corporation. Each stock certificate of Merger Sub evidencing ownership of any such shares shall, as of the Effective Time, evidence ownership of such shares of common stock of the Surviving Corporation.

(f) If, between the date of this Agreement and the Effective Time, the outstanding shares of Company Capital Stock or Vibrant Ordinary Shares shall have been changed into, or exchanged for, a different number of shares or a different class, by reason of any stock dividend, subdivision, reclassification, recapitalization, split (including the Nasdaq Reverse Split to the extent such split has not previously been taken into account in calculating the Exchange Ratio), combination or exchange of shares or other like change, the Exchange Ratio shall, to the extent necessary, be equitably adjusted to reflect such change to the extent necessary to provide the holders of Company Capital Stock, Company Options and Vibrant Ordinary Shares with the same economic effect as contemplated by this Agreement prior to such stock dividend, subdivision, reclassification, recapitalization, split, combination or exchange of shares or other like change; provided, however, that nothing herein will be construed to permit the Company or Vibrant to take any action with respect to Company Capital Stock or Vibrant Ordinary Shares, respectively, that is prohibited or not expressly permitted by the terms of this Agreement.

2.6 Closing of the Company’s Transfer Books. At the Effective Time: (a) all shares of Company Capital Stock outstanding immediately prior to the Effective Time shall be treated in accordance with Section 2.5(a), and all holders of certificates representing shares of Company Capital Stock that were outstanding immediately prior to the Effective Time shall cease to have any rights as stockholders of the Company and (b) the stock transfer books of the Company shall be closed with respect to all shares of Company Capital Stock outstanding immediately prior to the Effective Time. No further transfer of any such shares of Company Capital Stock shall be made on such stock transfer books after the Effective Time. If, after the Effective Time, a valid certificate previously representing any shares of Company Capital Stock outstanding immediately prior to the Effective Time (a “Company Stock Certificate”) is presented to the Exchange Agent or to the Surviving Corporation, such Company Stock Certificate shall be canceled and shall be exchanged as provided in Sections 2.5 and 2.7.

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2.7 Surrender of Certificates.

(a) On or prior to the Closing Date, Vibrant shall select a reputable bank, transfer agent or trust company, reasonably acceptable to the Company, to act as exchange agent in the Merger (the “Exchange Agent”). At the Effective Time, Vibrant shall deposit with the Exchange Agent evidence of book-entry shares representing the Vibrant Ordinary Shares issuable pursuant to Section 2.5(a) in exchange for shares of Company Capital Stock.

(b) Promptly after the Effective Time, the Parties shall cause the Exchange Agent to mail to the Persons who were record holders of shares of Company Capital Stock that were converted into the right to receive the Merger Consideration: (i) a letter of transmittal in customary form and containing such provisions as Vibrant may reasonably specify (including a provision confirming that delivery of Company Stock Certificates shall be effected, and risk of loss and title to Company Stock Certificates shall pass, only upon delivery of such Company Stock Certificates to the Exchange Agent) and (ii) instructions for effecting the surrender of Company Stock Certificates in exchange for book-entry Vibrant Ordinary Shares. Upon surrender of a Company Stock Certificate to the Exchange Agent for exchange, together with a duly executed letter of transmittal and such other documents as may be reasonably required by the Exchange Agent or Vibrant: (A) the holder of such Company Stock Certificate shall be entitled to receive in exchange therefor book-entry shares representing the Merger Consideration (in a number of whole Vibrant Ordinary Shares) that such holder has the right to receive pursuant to the provisions of Section 2.5(a) and (B) the Company Stock Certificate so surrendered shall be canceled. Until surrendered as contemplated by this Section 2.7(b), each Company Stock Certificate shall be deemed, from and after the Effective Time, to represent only the right to receive book-entry Vibrant Ordinary Shares representing the Merger Consideration. If any Company Stock Certificate shall have been lost, stolen or destroyed, Vibrant may, in its discretion and as a condition precedent to the delivery of any Vibrant Ordinary Shares, require the owner of such lost, stolen or destroyed Company Stock Certificate to provide an applicable affidavit with respect to such Company Stock Certificate and post a bond indemnifying Vibrant against any claim suffered by Vibrant related to the lost, stolen or destroyed Company Stock Certificate or any Vibrant Ordinary Shares issued in exchange therefor as Vibrant may reasonably request.

(c) No dividends or other distributions declared or made with respect to Vibrant Ordinary Shares with a record date after the Effective Time shall be paid to the holder of any unsurrendered Company Stock Certificate with respect to the Vibrant Ordinary Shares that such holder has the right to receive in the Merger until such holder surrenders such Company Stock Certificate or provides an affidavit of loss or destruction in lieu thereof in accordance with this Section 2.7 (at which time such holder shall be entitled, subject to the effect of applicable abandoned property, escheat or similar Laws, to receive all such dividends and distributions, without interest).

(d) Any Vibrant Ordinary Shares deposited with the Exchange Agent that remain undistributed to holders of Company Stock Certificates as of the date that is 180 days after the Closing Date shall be delivered to Vibrant upon demand, and any holders of Company Stock Certificates who have not theretofore surrendered their Company Stock Certificates in accordance with this Section 2.7 shall thereafter look only to Vibrant for satisfaction of their claims for Vibrant Ordinary Shares and any dividends or distributions with respect to Vibrant Ordinary Shares.

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(e) Each of the Exchange Agent, Vibrant and the Surviving Corporation shall be entitled to deduct and withhold from any consideration deliverable pursuant to this Agreement such amounts as are required to be deducted or withheld from such consideration under the Code or under any other applicable Law. To the extent such amounts are so deducted or withheld, and remitted to the appropriate taxing authority, such amounts shall be treated for all purposes under this Agreement as having been paid to the Person to whom such amounts would otherwise have been paid; provided, that notwithstanding the foregoing, the Exchange Agent, Vibrant, Merger Sub, the Surviving Corporation and their respective agents shall not withhold any such Tax (or shall withhold at a reduced rate) with respect to any holder of Company Capital Stock or Company Warrants if such holder delivers to the Exchange Agent, Vibrant, Merger Sub, the Surviving Corporation or their applicable agents, together with the exchanged Company Stock Certificate or Company Warrants a validly executed IRS Form W-9 or appropriate IRS Form W-8, as applicable, including supporting documentation to the extent required, indicating a valid exemption from or qualification for a reduced rate of U.S. Tax withholding, and a validly executed declaration of non-Israeli residence in the form attached hereto as Exhibit E.

(f) No Party shall be liable to any holder of any Company Stock Certificate or to any other Person with respect to any Vibrant Ordinary Shares (or dividends or distributions with respect thereto) or for any cash amounts delivered to any public official pursuant to any applicable abandoned property Law, escheat Law or similar Law.

2.8 Calculation of Net Cash.

(a) No later than the Determination Date, Vibrant will deliver to the Company a schedule (the “Net Cash Schedule”) setting forth, in reasonable detail, Vibrant’s good faith, estimated calculation of Net Cash (the “Net Cash Calculation” and the date of delivery of such schedule being the “Delivery Date”) as of the close of business on the last Business Day prior to the Anticipated Closing Date (the “Cash Determination Time”) prepared and certified by Vibrant’s Chief Financial Officer. Vibrant shall make available to the Company, as reasonably requested by the Company, the work papers and back-up materials used or useful in preparing the Net Cash Schedule and, if reasonably requested by the Company, Vibrant’s accountants and counsel at reasonable times and upon reasonable notice. The Net Cash Calculation shall include Vibrant’s determination, as of the Cash Determination Time, of the defined terms in Section 1.1(a) necessary to calculate the Exchange Ratio.

(b) No later than three (3) days after the Delivery Date (the last day of such period, the “Response Date”), the Company shall have the right to dispute any part of the Net Cash Calculation by delivering a written notice to that effect to Vibrant (a “Dispute Notice”). Any Dispute Notice shall identify in reasonable detail and to the extent known the nature and amounts of any proposed revisions to the Net Cash Calculation and will be accompanied by reasonably detailed materials supporting the basis for such revisions.

(c) If, on or prior to the Response Date, the Company notifies Vibrant in writing that it has no objections to the Net Cash Calculation or, if on the Response Date, the Company fails to deliver a Dispute Notice as provided in Section 2.8(b), then the Net Cash Calculation as set forth in the Net Cash Schedule shall be deemed to have been finally determined for purposes of this Agreement and to represent the Net Cash at the Cash Determination Time for purposes of this Agreement.

(d) If the Company delivers a Dispute Notice on or prior to the Response Date, then Representatives of Vibrant and the Company shall promptly meet and attempt in good faith to resolve the disputed item(s) and negotiate an agreed-upon determination of Net Cash, which agreed upon Net Cash amount shall be deemed to have been finally determined for purposes of this Agreement and to represent the Net Cash at the Cash Determination Time for purposes of this Agreement.

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(e) If Representatives of Vibrant and the Company are unable to negotiate an agreed-upon determination of Net Cash as of the Cash Determination Time pursuant to Section 2.8(d) within three days after delivery of the Dispute Notice (or such other period as Vibrant and the Company may mutually agree upon), then any remaining disagreements as to the calculation of Net Cash shall be referred to an independent auditor of recognized national standing jointly selected by Vibrant and the Company. If the parties are unable to select an independent auditor within five days, then either Vibrant or the Company may thereafter request that the Boston, Massachusetts Office of the American Arbitration Association (“AAA”) make such selection (either the independent auditor jointly selected by both parties or such independent auditor selected by the AAA, the “Accounting Firm”). Vibrant and the Company shall promptly deliver to the Accounting Firm the work papers and back-up materials used in preparing the Net Cash Schedule and the Dispute Notice, and Vibrant and the Company shall use commercially reasonable efforts to cause the Accounting Firm to make its determination within five (5) Business Days of accepting its selection. Vibrant and the Company shall be afforded the opportunity to present to the Accounting Firm any material related to the unresolved disputes and to discuss the issues with the Accounting Firm; provided, however, that no such presentation or discussion shall occur without the presence of a Representative of each of Vibrant and the Company. The determination of the Accounting Firm shall be limited to the disagreements submitted to the Accounting Firm. The determination of the amount of Net Cash made by the Accounting Firm shall be made in writing delivered to each of Vibrant and the Company, shall be final and binding on Vibrant and the Company and shall (absent manifest error) be deemed to have been finally determined for purposes of this Agreement and to represent the Net Cash at the Cash Determination Time for purposes of this Agreement. The Parties shall delay the Closing until the resolution of the matters described in this Section 2.8(e). The fees and expenses of the Accounting Firm shall be allocated between Vibrant and the Company in the same proportion that the disputed amount of the Net Cash that was unsuccessfully disputed by such Party (as finally determined by the Accounting Firm) bears to the total disputed amount of the Net Cash amount. If this Section 2.8(e) applies as to the determination of the Net Cash at the Cash Determination Time described in Section 2.8(a), upon resolution of the matter in accordance with this Section 2.8(e), the Parties shall not be required to determine Net Cash again even though the Closing Date may occur later than the Anticipated Closing Date, except that either Vibrant and the Company may request a redetermination of Net Cash if the Closing Date is more than 30 days after the Anticipated Closing Date.

2.9 Appraisal Rights.

(a) Notwithstanding any provision of this Agreement to the contrary, shares of Company Capital Stock that are outstanding immediately prior to the Effective Time and which are held by stockholders who have exercised and perfected appraisal rights for such shares of Company Capital Stock in accordance with the DGCL (collectively, the “Dissenting Shares”) shall not be converted into or represent the right to receive the Merger Consideration described in Section 2.5 attributable to such Dissenting Shares. Such stockholders shall be entitled to receive payment of the appraised value of such shares of Company Capital Stock held by them in accordance with the DGCL, unless and until such stockholders fail to perfect or effectively withdraw or otherwise lose their appraisal rights under the DGCL. All Dissenting Shares held by stockholders who shall have failed to perfect or who effectively shall have withdrawn or lost their right to appraisal of such shares of Company Capital Stock under the DGCL shall thereupon be deemed to be converted into and to have become exchangeable for, as of the Effective Time, the right to receive the Merger Consideration attributable to such Dissenting Shares upon their surrender in the manner provided in Section 2.5.

(b) The Company shall give Vibrant prompt written notice of any demands by dissenting stockholders received by the Company, withdrawals of such demands and any other instruments served on the Company and any material correspondence received by the Company in connection with such demands. The Company shall not, without Vibrant’s prior written consent, make any payment with respect to, or settle or offer to settle, any such demands, or agree to do any of the foregoing.

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2.10 Further Action. If, at any time after the Effective Time, any further action is determined by the Surviving Corporation to be necessary or desirable to carry out the purposes of this Agreement or to vest the Surviving Corporation with full right, title and possession of and to all rights and property of the Company, then the officers and directors of the Surviving Corporation shall be fully authorized, and shall use their and its commercially reasonable efforts (in the name of the Company, in the name of Merger Sub, in the name of the Surviving Corporation and otherwise) to take such action.

2.11 Intended Tax Treatment. For federal income Tax purposes, the Merger is intended to (a) result in Vibrant being treated as a United States domestic corporation for United States federal income Tax purposes and (b) constitute a reorganization within the meaning of Section 368(a) of the Code and the Treasury Regulations promulgated thereunder. The Parties hereby adopt this Agreement as a “plan of reorganization” within the meaning of Treasury Regulations Section 1.368-2(g).

Section 3. Representations and Warranties of the Company.

Subject to Section 3, except as set forth in the written disclosure schedule delivered by the Company to Vibrant (the “Company Disclosure Schedule”), the Company represents and warrants to Vibrant and Merger Sub as follows:

3.1 Due Organization; Subsidiaries.

(a) Each of the Company and its Subsidiaries is a corporation or other legal entity duly incorporated or otherwise organized, validly existing and in good standing under the Laws of the jurisdiction of its incorporation or organization and has all necessary power and authority: (i) to conduct its business in the manner in which its business is currently being conducted, (ii) to own or lease and use its property and assets in the manner in which its property and assets are currently owned or leased and used and (iii) to perform its obligations under all Contracts by which it is bound.

(b) Each of the Company and its Subsidiaries is duly licensed and qualified to do business, and is in good standing (to the extent applicable in such jurisdiction), under the Laws of all jurisdictions where the nature of its business requires such licensing or qualification other than in jurisdictions where the failure to be so qualified individually or in the aggregate would not be reasonably expected to have a Company Material Adverse Effect.

(c) The Company has no Subsidiaries, except for the Entities identified in Section 3.1(c) of the Company Disclosure Schedule; and neither the Company nor any of the Entities identified in Section 3.1(c) of the Company Disclosure Schedule owns any capital stock of, or any equity, ownership or profit sharing interest of any nature in, or controls directly or indirectly, any other Entity other than the Entities identified in Section 3.1(c) of the Company Disclosure Schedule. Neither the Company nor any of its Subsidiaries is and or has otherwise been, directly or indirectly, a party to, member of or participant in any partnership, joint venture or similar business entity. Neither the Company nor any of its Subsidiaries has agreed or is obligated to make, or is bound by any Contract under which it may become obligated to make, any future investment in or capital contribution to any other Entity. Neither the Company nor any of its Subsidiaries has, at any time, been a general partner of, or has otherwise been liable for any of the debts or other obligations of, any general partnership, limited partnership or other Entity.

3.2 Organizational Documents. The Company has delivered to Vibrant accurate and complete copies of the Organizational Documents of the Company and each of its Subsidiaries. Neither the Company nor any of its Subsidiaries is in breach or violation of its Organizational Documents in any material respect.

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3.3 Authority; Binding Nature of Agreement. The Company and each of its Subsidiaries have all necessary corporate power and authority to enter into and to perform its obligations under this Agreement and to consummate the Contemplated Transactions. The Company Board has (i) determined that the Contemplated Transactions are fair to, advisable and in the best interests of the Company and its stockholders, (ii) approved and declared advisable this Agreement and the Contemplated Transactions and (iii) determined to recommend, upon the terms and subject to the conditions set forth in this Agreement, that the stockholders of the Company vote to adopt this Agreement and thereby approve the Contemplated Transactions. This Agreement has been duly executed and delivered by the Company and assuming the due authorization, execution and delivery by Vibrant and Merger Sub, constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to the Enforceability Exceptions. Prior to the execution of the Company Stockholder Support Agreements, the Company Board approved the Company Stockholder Support Agreements and the transactions contemplated thereby.

3.4 Vote Required. The affirmative vote of the holders of a majority of the shares of Company Common Stock and Company Preferred Stock each outstanding on the record date for the Company Stockholder Written Consent and entitled to vote thereon, voting as a single class (the “Required Company Stockholder Vote”), is the only vote of the holders of any class or series of Company Capital Stock necessary to adopt and approve this Agreement and approve the Contemplated Transactions.

3.5 Non-Contravention; Consents.

(a) Subject to compliance with any Israeli and foreign antitrust Law including the Israeli Economic Competition Law 1988 (the “Israel Competition Law”), obtaining the Required Company Stockholder Vote and the filing of the Certificate of Merger required by the DGCL, neither (x) the execution, delivery or performance of this Agreement by the Company, nor (y) the consummation of the Contemplated Transactions, will directly or indirectly (with or without notice or lapse of time):

(i) contravene, conflict with or result in a violation of any of the provisions of the Company’s Organizational Documents;

(ii) contravene, conflict with or result in a material violation of, or give any Governmental Authority or other Person the right to challenge the Contemplated Transactions or to exercise any remedy or obtain any relief under, any Law or any Order by which the Company or its Subsidiaries, or any of the assets owned or used by the Company or its Subsidiaries, is subject;

(iii) contravene, conflict with or result in a material violation of any of the terms or requirements of, or give any Governmental Authority the right to revoke, withdraw, suspend, cancel, terminate or modify, any Governmental Authorization that is held by the Company or its Subsidiaries;

(iv) contravene, conflict with or result in a violation or breach of, or result in a default under, any provision of any Company Material Contract, or give any Person the right to: (A) declare a default or exercise any remedy under any Company Material Contract, (B) any material payment, rebate, chargeback, penalty or change in delivery schedule under any Company Material Contract, (C) accelerate the maturity or performance of any Company Material Contract or (D) cancel, terminate or modify any term of any Company Material Contract, except in the case of any non-material breach, default, penalty or modification; or

(v) result in the imposition or creation of any Encumbrance upon or with respect to any asset owned or used by the Company or its Subsidiaries (except for Permitted Encumbrances).

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(b) Except for (i) the Required Company Stockholder Vote, (ii) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware pursuant to the DGCL, (iii) any required filings under any Israeli and foreign antitrust Law (including without limitation, the Israel Competition Law), (iv) the execution of an IIA Undertaking to the Israeli Authority for Technological Innovation (also known as the Israeli Innovation Authority) (the “IIA”), (v) approval of the IROC, and (vi) such consents, waivers, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable federal and state securities laws, neither the Company nor any of its Subsidiaries was, is, or will be required to make any filing with or give any notice to, or to obtain any Consent from, any Person in connection with (x) the execution, delivery or performance of this Agreement or (y) the consummation of the Contemplated Transactions.

(c) The Company Board has taken and will take all actions necessary to ensure that the restrictions applicable to business combinations contained in Section 203 of the DGCL are, and will be, inapplicable to the execution, delivery and performance of this Agreement and the Company Stockholder Support Agreements and to the consummation of the Contemplated Transactions. No other state takeover statute or similar Law applies or purports to apply to the Merger, this Agreement, the Company Stockholder Support Agreements or any of the Contemplated Transactions.

3.6 Capitalization.

(a) The authorized Company Capital Stock as of the date of this Agreement consists of (i) 45,100,000 shares of Company Common Stock, par value $0.0001 per share, of which 15,424,359 shares have been issued and are outstanding as of the date of this Agreement and (ii) 33,686,678 shares of Company preferred stock, par value $0.001 per share (the “Company Preferred Stock”), of which 7,381,890 shares have been issued and are outstanding as of the date of this Agreement. The Company does not hold any shares of its capital stock in its treasury.

(b) All of the outstanding shares of Company Common Stock and Company Preferred Stock and all outstanding securities of the Subsidiaries as set out in Section 3.6(b) of the Company Disclosure Schedule have been duly authorized and validly issued, and are fully paid and nonassessable and are free of any Encumbrances. None of the outstanding shares of Company Common Stock or Company Preferred Stock is entitled or subject to any preemptive right, right of participation, right of maintenance or any similar right and none of the outstanding shares of Company Common Stock or Company Preferred Stock is subject to any right of first refusal in favor of the Company. Except as contemplated herein, there is no Company Contract relating to the voting or registration of, or restricting any Person from purchasing, selling, pledging or otherwise disposing of (or granting any option or similar right with respect to), any shares of Company Common Stock or Company Preferred Stock. The Company is not under any obligation, nor is it bound by any Contract pursuant to which it may become obligated, to repurchase, redeem or otherwise acquire any outstanding shares of Company Common Stock or other securities. Section 3.6(b) of the Company Disclosure Schedule accurately and completely lists all repurchase rights held by the Company with respect to shares of Company Common Stock (including shares issued pursuant to the exercise of stock options) and specifies which of those repurchase rights are currently exercisable. Each share of Company Preferred Stock is convertible into one share of Company Common Stock.

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(c) Except for the Company’s 2015 Stock Plan, as amended (the “Company Plan”), the Company does not have any stock option plan or any other plan, program, agreement or arrangement providing for any equity-based compensation for any Person. As of the date of this Agreement, the Company has reserved 5,882,280 shares of Company Common Stock for issuance under the Company Plan, of which 2,715,545 shares have been issued and are currently outstanding, and 2,876,298 shares of Company Common Stock remain available for future issuance pursuant to the Company Plan. Section 3.6(c) of the Company Disclosure Schedule sets forth the following information with respect to each Company Option outstanding as of the date of this Agreement: (i) the name of the optionee, (ii) the number of shares of Company Common Stock subject to such Company Option at the time of grant, (iii) the number of shares of Company Common Stock subject to such Company Option as of the date of this Agreement, (iv) the exercise price of such Company Option, (v) the date on which such Company Option was granted, (vi) the applicable vesting schedule, including any acceleration provisions, and the number of vested and unvested shares as of the date of this Agreement, (vii) the expiration date of such Company Option and (viii) whether such Company Option is intended to be an “incentive stock option” (as defined in the Code) or a non-qualified stock option. The Company has made available to Vibrant an accurate and complete copy of the Company Plan, forms of all award agreements evidencing outstanding equity awards thereunder, any equity award agreements that differ in any material respect from the forms of award agreements and evidence of board and stockholder approval of the Company Plan and any amendments thereto. No vesting of Company Options will accelerate in connection with the closing of the Contemplated Transactions.

(d) Except for the outstanding Company Options or Company Warrants set forth on Section 3.6(d) of the Company Disclosure Schedule, there is no: (i) outstanding subscription, option, call, warrant or right (whether or not currently exercisable) to acquire any shares of the capital stock or other securities of the Company or any of its Subsidiaries, (ii) outstanding security, instrument or obligation that is or may become convertible into or exchangeable for any shares of the capital stock or other securities of the Company or any of its Subsidiaries, (iii) stockholder rights plan (or similar plan commonly referred to as a “poison pill”) or Contract under which the Company or any of its Subsidiaries is or may become obligated to sell or otherwise issue any shares of its capital stock or any other securities or (iv) condition or circumstance that may give rise to or provide a basis for the assertion of a claim by any Person to the effect that such Person is entitled to acquire or receive any shares of capital stock or other securities of the Company or any of its Subsidiaries. There are no outstanding or authorized stock appreciation, phantom stock, profit participation or other similar rights with respect to the Company or any of its Subsidiaries.

(e) All outstanding shares of Company Common Stock, Company Preferred Stock, Company Options and other securities of the Company have been issued and granted in material compliance with (i) all applicable securities laws and other applicable Law and (ii) all requirements set forth in applicable Contracts.

(f) With respect to Company Options, (i) each grant was duly authorized no later than the date on which the grant of such Company Option was by its terms to be effective (the “Company Grant Date”) by all necessary corporate action, (ii) each Company Option grant was made in all material respects accordance with the terms of the Company Plan and (iii) the per share exercise price of each Company Option was not less than the fair market value of a share of Company Common Stock on the applicable Company Grant Date determined in a manner consistent with Section 409A of the Code.

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(g) Neither the Company nor to the Company’s Knowledge, any of its officers, directors or affiliates has taken or will take, directly or indirectly, any action designed or intended to stabilize or manipulate the price of any security of the Company, or which caused or resulted in, or which might in the future reasonably be expected to cause or result in, stabilization or manipulation of the price of any security of the Company. In addition, the Company has not engaged in any form of solicitation, advertising or other action constituting an offer or a sale under the Israeli Securities Law, 5728-1968 (“Israeli Securities Law”) in connection with the transactions contemplated hereby which would require the Company to publish a prospectus in the State of Israel under the laws of the State of Israel. All grants and issuances of the Company’s securities were made in compliance with the Israeli Securities Law and the ICL.

(h) To the Knowledge of the Company, following the Effective Time no sole stockholder of the Company (or a group of stockholders holding together) shall own 25% or more of Vibrant’s outstanding share capital.

3.7 Financial Statements.

(a) Section 3.7(a) of the Company Disclosure Schedule includes accurate and complete copies of (i) the Company’s unaudited consolidated balance sheets at December 31, 2020 and December 31, 2021, (ii) the Company Unaudited Interim Balance Sheet, and (iii) the Company’s unaudited statements of income, cash flow and stockholders’ equity for the twelve months ended December 31, 2022 (collectively, the “Company Financials”). The Company Financials (A) were prepared in accordance with United States generally accepted accounting principles (“GAAP”) (except as may be indicated in the footnotes to such Company Financials and that unaudited financial statements may not have notes thereto and other presentation items that may be required by GAAP and are subject to normal and recurring year-end adjustments that are not reasonably expected to be material in amount) applied on a consistent basis unless otherwise noted therein throughout the periods indicated and (B) fairly present, in all material respects, the financial position and operating results of the Company and its consolidated Subsidiaries as of the dates and for the periods indicated therein.

(b) Each of the Company and its Subsidiaries maintains a system of internal accounting controls designed to provide reasonable assurance that: (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of the financial statements of the Company and its Subsidiaries in conformity with GAAP and to maintain accountability of the Company’s and its Subsidiaries’ assets, (iii) access to the Company’s and its Subsidiaries’ assets is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for the Company’s and its Subsidiaries’ assets is compared with the existing assets at regular intervals and appropriate action is taken with respect to any differences. The Company and each of its Subsidiaries maintains internal control over financial reporting that provides reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP.

(c) Since January 1, 2019, there have been no formal internal investigations regarding financial reporting or accounting policies and practices discussed with, reviewed by or initiated at the direction of the chief executive officer, chief financial officer or general counsel of the Company, the Company Board or any committee thereof. Since January 1, 2019, neither the Company nor its independent auditors have identified (i) any significant deficiency or material weakness in the design or operation of the system of internal accounting controls utilized by the Company and its Subsidiaries, (ii) any fraud, whether or not material, that involves the Company, any of its Subsidiaries, the Company’s management or other employees who have a role in the preparation of financial statements or the internal accounting controls utilized by the Company and its Subsidiaries or (iii) any claim or allegation whether written or oral regarding any of the foregoing.

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3.8 Absence of Changes. Except as set forth on Section 3.8 of the Company Disclosure Schedule, between the date of the Company Unaudited Interim Balance Sheet and the date of this Agreement, the Company has conducted its business only in the Ordinary Course of Business (except for the execution and performance of this Agreement and the discussions, negotiations and transactions related thereto) and there has not been any (a) Company Material Adverse Effect or (b) action, event or occurrence that would have required consent of Vibrant pursuant to Section 5.2(b) of this Agreement had such action, event or occurrence taken place after the execution and delivery of this Agreement.

3.9 Absence of Undisclosed Liabilities. Neither the Company nor any of its Subsidiaries has any liability, indebtedness, obligation, expense, claim, deficiency, guaranty or endorsement of any kind, whether accrued, absolute, contingent, matured, unmatured or otherwise (each a “Liability”), in each case, of a type required to be reflected or reserved for on a balance sheet prepared in accordance with GAAP, except for: (a) Liabilities disclosed, reflected or reserved against in the Company Unaudited Interim Balance Sheet, (b) normal and recurring current Liabilities that have been incurred by the Company or its Subsidiaries since the date of the Company Unaudited Interim Balance Sheet in the Ordinary Course of Business (none of which relates to any breach of contract, breach of warranty, tort, infringement, or violation of Law), (c) Liabilities for performance of obligations of the Company or any of its Subsidiaries under Company Contracts, (d) Liabilities incurred in connection with the Contemplated Transactions and (e) Liabilities listed in Section 3.9 of the Company Disclosure Schedule.

3.10 Title to Assets. Each of the Company and its Subsidiaries owns, and has good and valid title to, or, in the case of leased properties and assets, valid leasehold interests in, all tangible properties or assets and equipment used or held for use in its business or operations or purported to be owned by it, including: (a) all assets reflected on the Company Unaudited Interim Balance Sheet and (b) all other assets reflected in the books and records of the Company or any of its Subsidiaries as being owned by the Company or such Subsidiary. All of such assets are owned or, in the case of leased assets, leased by the Company or any of its Subsidiaries free and clear of any Encumbrances, other than Permitted Encumbrances.

3.11 Real Property; Leasehold. Neither the Company nor any of its Subsidiaries owns or has ever owned any real property. The Company has made available to Vibrant (a) an accurate and complete list of all real properties with respect to which the Company directly or indirectly holds a valid leasehold interest as well as any other real estate that is in the possession of or leased by the Company or any of its Subsidiaries and (b) copies of all leases under which any such real property is possessed (the “Company Real Estate Leases”), each of which is in full force and effect, with no existing material default thereunder.

3.12 Intellectual Property.

(a) Section 3.12(a) of the Company Disclosure Schedule is an accurate and complete listing of all Company Registered IP.

(b) Section 3.12(b) of the Company Disclosure Schedule accurately identifies (i) all material Company Contracts pursuant to which Company IP Rights are licensed to the Company or any of its Subsidiaries (other than (A) any non-customized software that (1) is so licensed solely in executable or object code form pursuant to a non-exclusive, internal use software license and other Intellectual Property associated with such software and (2) is not incorporated into, or material to the development, manufacturing, or distribution of, any of the Company’s or any of its Subsidiaries’ products or services, (B) any Intellectual Property licensed on a non-exclusive basis ancillary to the purchase or use of equipment, reagents or other materials, (C) any confidential information provided under confidentiality agreements and (D) agreements between Company and its employees in Company’s standard form thereof), (ii) the corresponding Company Contract pursuant to which such Company IP Rights are licensed to the Company or any of its Subsidiaries and (iii) whether the license or licenses granted to the Company or any of its Subsidiaries are exclusive or non-exclusive.

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(c) Section 3.12(c) of the Company Disclosure Schedule accurately identifies each Company Contract pursuant to which any Person has been granted any license or covenant not to sue under, or otherwise has received or acquired any right (whether or not currently exercisable) or interest in, any Company IP Rights (other than (i) any confidential information provided under confidentiality agreements and (ii) any Company IP Rights non-exclusively licensed to academic collaborators, suppliers or service providers for the sole purpose of enabling such academic collaborator, supplier or service providers to provide services for the Company’s benefit).

(d) Neither the Company nor any of its Subsidiaries is bound by, and no Company IP Rights are subject to, any Contract containing any covenant or other provision that in any way limits or restricts the ability of the Company or any of its Subsidiaries to use, exploit, assert, or enforce any Company IP Rights anywhere in the world.

(e) The Company or one of its Subsidiaries exclusively owns all right, title, and interest to and in Company IP Rights (other than (i) Company IP Rights exclusively and non-exclusively licensed to the Company or one of its Subsidiaries, or co-owned rights each as identified in Section 3.12(c) of the Company Disclosure Schedule, (ii) any non-customized software that (A) is licensed to the Company or any of its Subsidiaries solely in executable or object code form pursuant to a non-exclusive, internal use software license and other Intellectual Property associated with such software and (B) is not incorporated into, or material to the development, manufacturing, or distribution of, any of the Company’s or any of its Subsidiaries’ products or services and (iii) any Intellectual Property licensed on a non-exclusive basis ancillary to the purchase or use of equipment, reagents or other materials), in each case, free and clear of any Encumbrances (other than Permitted Encumbrances). Without limiting the generality of the foregoing:

(i) All documents and instruments necessary to register or apply for or renew registration of Company Registered IP have been validly executed, delivered, and filed in a timely manner with the appropriate Governmental Authority.

(ii) Each Person who is or was an employee or contractor of the Company or any of its Subsidiaries and who is or was involved in the creation or development of any Company IP Rights purported to be owned by the Company has signed a valid, enforceable agreement containing a present assignment of such Intellectual Property to the Company or such Subsidiary and confidentiality provisions protecting trade secrets and confidential information of the Company and its Subsidiaries.

(iii) To the Knowledge of the Company, no current or former stockholder, officer, director, or employee of the Company or any of its Subsidiaries has any claim, right (whether or not currently exercisable), or interest to or in any Company IP Rights purported to be owned by the Company. To the Knowledge of the Company, no employee of the Company or any or any of its Subsidiaries is (a) bound by or otherwise subject to any Contract restricting him or her from performing his or her duties for the Company or such Subsidiary or (b) in breach of any Contract with any former employer or other Person concerning Company IP Rights purported to be owned by the Company or confidentiality provisions protecting trade secrets and confidential information comprising Company IP Rights purported to be owned by the Company.

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(iv) No funding, facilities, or personnel of any Governmental Authority were used, directly or indirectly, to develop or create, in whole or in part, any Company IP Rights in which the Company or any of its Subsidiaries has an ownership interest.

(v) The Company and each of its Subsidiaries has taken reasonable steps to maintain the confidentiality of and otherwise protect and enforce its rights in all proprietary information that the Company or such Subsidiary holds, or purports to hold, as confidential or a trade secret.

(vi) Neither the Company nor any of its Subsidiaries has assigned or otherwise transferred ownership of, or agreed to assign or otherwise transfer ownership of, any Company IP Rights to any other Person.

(vii) The Company IP Rights constitute all Intellectual Property necessary for the Company and its Subsidiaries to conduct its business as currently conducted and planned to be conducted.

(f) The Company has delivered or made available to Vibrant, a complete and accurate copy of all Company IP Rights Agreements. With respect to each of the Company IP Rights Agreements: (i) each such agreement is valid and binding on the Company or its Subsidiaries, as applicable, and in full force and effect, (ii) the Company has not received any written notice of termination or cancellation under such agreement, or received any written notice of breach or default under such agreement, which breach has not been cured or waived and (iii) neither the Company nor its Subsidiaries, and to the Knowledge of the Company, no other party to any such agreement, is in breach or default thereof in any material respect.

(g) The manufacture, marketing, license, sale, offering for sale, importation, use or intended use or other disposal of any product or technology as currently licensed or sold or under development by the Company or any of its Subsidiaries does not violate any license or agreement between the Company or its Subsidiaries and any third party, and, to the Knowledge of the Company, does not infringe or misappropriate any valid and issued Patent right of any other Person, other than any Company Intellectual Property licensed to the Company by any other Person, which infringement or misappropriation would reasonably be expected to have a Company Material Adverse Effect. To the Knowledge of the Company, no third party is infringing upon any Patents owned by Company within the Company IP Rights, misappropriating or otherwise violating any license or agreement with the Company or its Subsidiaries relating to any Company IP Rights.

(h) As of the date of this Agreement, Company is not a party to any Legal Proceeding (including, but not limited to, opposition, interference or other proceeding in any patent or other government office) contesting the validity, enforceability, claim construction, ownership or right to use, sell, offer for sale, license or dispose of any Company IP Rights. Neither the Company nor any of its Subsidiaries has received any written notice asserting that any Company IP Rights or the proposed use, sale, offer for sale, license or disposition of products, methods, or processes claimed or covered thereunder conflicts with or infringes or misappropriates the rights of any other Person or that the Company or any of its Subsidiaries have otherwise infringed, misappropriated or otherwise violated any Intellectual Property of any Person. None of the Company IP Rights is subject to any outstanding order of, judgment of, decree of or agreement with any Governmental Authority that limits the ability of the Company to exploit any Company IP Rights.

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(i) Each item of Company IP Rights that is Company Registered IP is and at all times has been filed and maintained in compliance with all applicable Law and all filings, payments, and other actions required to be made or taken to maintain such item of Company Registered IP in full force and effect have been made by the applicable deadline. To the Knowledge of the Company, all Company Registered IP that is issued or granted is valid and enforceable.

(j) To the Knowledge of the Company, no trademark (whether registered or unregistered) or trade name owned, used, or applied for by the Company or any of its Subsidiaries conflicts or interferes with any trademark (whether registered or unregistered) or trade name owned, used, or applied for by any other Person. None of the goodwill associated with or inherent in any trademark (whether registered or unregistered) in which the Company or any of its Subsidiaries has or purports to have an ownership interest has been impaired as determined by the Company or any of its Subsidiaries in accordance with GAAP.

(k) Except as set forth in Sections 3.12(b) or 3.12(c) of the Company Disclosure Schedule or as contained in license, distribution and service agreements entered into in the Ordinary Course of Business by the Company (i) neither the Company nor any of its Subsidiaries is bound by any Contract to indemnify, defend, hold harmless, or reimburse any other Person with respect to any Intellectual Property infringement, misappropriation, or similar claim which is material to the Company and its Subsidiaries, taken as a whole and (ii) neither the Company nor any of its Subsidiaries has ever assumed, or agreed to discharge or otherwise take responsibility for, any existing or potential liability of another Person for infringement, misappropriation, or violation of any Intellectual Property right, which assumption, agreement or responsibility remains in force as of the date of this Agreement.

(l) Neither the Company nor any of its Subsidiaries is party to any Contract that, as a result of such execution, delivery and performance of this Agreement, will cause the grant of any license or other right to any Company IP Rights, result in breach of, default under or termination of such Contract with respect to any Company IP Rights, or impair the right of the Company or the Surviving Corporation and its Subsidiaries to use, sell or license or enforce any Company IP Rights or portion thereof, except for the occurrence of any such grant or impairment that would not individually or in the aggregate, reasonably be expected to result in a Company Material Adverse Effect.

3.13 Agreements, Contracts and Commitments.

(a) Section 3.13(a) of the Company Disclosure Schedule lists the following Company Contracts in effect as of the date of this Agreement (each, a “Company Material Contract” and collectively, the “Company Material Contracts”):

(i) each Company Contract requiring payments by the Company after the date of this Agreement in excess of $250,000 pursuant to its express terms relating to the employment of, or the performance of employment-related services by, any Person, including any employee, consultant or independent contractor, or Entity providing employment related, consulting or independent contractor services, not terminable by the Company or its Subsidiaries on ninety (90) calendar days’ or less notice without liability, except to the extent general principles of wrongful termination Law may limit the Company’s, its Subsidiaries’ or such successor’s ability to terminate employees at will;

(ii) each Company Contract relating to any agreement of indemnification or guaranty not entered into in the Ordinary Course of Business;

(iii) each Company Contract containing (A) any covenant limiting the freedom of the Company, its Subsidiaries or the Surviving Corporation to engage in any line of business or compete with any Person, or limiting the development, manufacture or distribution of the Company’s products or services (B) any most-favored pricing arrangement, (C) any exclusivity provision or (D) any non-solicitation provision;

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(iv) each Company Contract relating to capital expenditures and requiring payments after the date of this Agreement in excess of $250,000 pursuant to its express terms and not cancelable without penalty;

(v) each Company Contract relating to the disposition or acquisition of material assets or any ownership interest in any Entity;

(vi) each Company Contract relating to any mortgages, indentures, loans, notes or credit agreements, security agreements or other agreements or instruments relating to the borrowing of money or extension of credit in excess of $250,000 or creating any material Encumbrances with respect to any assets of the Company or any of its Subsidiaries or any loans or debt obligations with officers or directors of the Company;

(vii) each Company Contract requiring payment by or to the Company after the date of this Agreement in excess of $250,000 pursuant to its express terms relating to: (A) any distribution agreement (identifying any that contain exclusivity provisions), (B) any agreement involving provision of services or products with respect to any pre-clinical or clinical development activities of the Company, (C) any dealer, distributor, joint marketing, alliance, joint venture, cooperation, development or other agreement currently in force under which the Company has continuing obligations to develop or market any product, technology or service, or any agreement pursuant to which the Company has continuing obligations to develop any Intellectual Property that will not be owned, in whole or in part, by the Company or (D) any Contract to license any patent, trademark registration, service mark registration, trade name or copyright registration to or from any third party to manufacture or produce any product, service or technology of the Company or any Contract to sell, distribute or commercialize any products or service of the Company, in each case, except for Company Contracts entered into in the Ordinary Course of Business;

(viii) each Company Contract with any Person, including any financial advisor, broker, finder, investment banker or other Person, providing advisory services to the Company in connection with the Contemplated Transactions;

(ix) each Company Real Estate Lease;

(x) each Company Contract that is a material contract as defined in Item 601(b)(10) of Regulation S-K as promulgated under the Securities Act;

(xi) each Company Contract to which the Company is a party or by which any of its assets and properties is currently bound, which involves annual obligations of payment by, or annual payments to, the Company in excess of $250,000; or

(xii) any other Company Contract that is not terminable at will (with no penalty or payment) by the Company or its Subsidiaries, as applicable, and (A) which involves payment or receipt by the Company or its Subsidiaries after the date of this Agreement under any such agreement, contract or commitment of more than $250,000 in the aggregate, or obligations after the date of this Agreement in excess of $500,000 in the aggregate or (B) that is material to the business or operations of the Company and its Subsidiaries, taken as a whole.

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(b) The Company has delivered or made available to Vibrant accurate and complete copies of all Company Material Contracts, including all amendments thereto. There are no Company Material Contracts that are not in written form. Neither the Company nor any of its Subsidiaries has, nor to the Company’s Knowledge, as of the date of this Agreement has any other party to a Company Material Contract, breached, violated or defaulted under, or received notice that it breached, violated or defaulted under, any of the terms or conditions of any Company Material Contract in such manner as would permit any other party to cancel or terminate any such Company Material Contract, or would permit any other party to seek damages which would reasonably be expected to have a Company Material Adverse Effect. As to the Company and its Subsidiaries, as of the date of this Agreement, each Company Material Contract is valid, binding, enforceable and in full force and effect, subject to the Enforceability Exceptions. No Person is renegotiating, or has a right pursuant to the terms of any Company Material Contract to change, any material amount paid or payable to the Company under any Company Material Contract or any other material term or provision of any Company Material Contract.

3.14 Compliance; Permits; Restrictions.

(a) The Company and each of its Subsidiaries are, and since January 1, 2021 have been, in material compliance with all applicable Laws. No investigation, claim, suit, proceeding, audit, Order, or other Legal Proceeding or action by any Governmental Authority is pending or, to the Knowledge of the Company, threatened against the Company or any of its Subsidiaries. There is no agreement or Order binding upon the Company or any of its Subsidiaries which (i) has or would reasonably be expected to have the effect of prohibiting or materially impairing any business practice of the Company or any of its Subsidiaries, any acquisition of material property by the Company or any of its Subsidiaries or the conduct of business by the Company or any of its Subsidiaries as currently conducted, (ii) is reasonably likely to have a material adverse effect on the Company’s ability to comply with or perform any covenant or obligation under this Agreement or (iii) is reasonably likely to have the effect of preventing, delaying, making illegal or otherwise interfering with the Contemplated Transactions.

(b) Except for matters regarding the U.S. Food and Drug Administration (or any successor agency thereto) (“FDA”), the Company and its Subsidiaries hold all required Governmental Authorizations which are material to the operation of the business of the Company and its Subsidiaries as currently conducted (the “Company Permits”). Section 3.14(b) of the Company Disclosure Schedule identifies each Company Permit. Each of the Company and its Subsidiaries is in material compliance with the terms of the Company Permits. No Legal Proceeding is pending or, to the Knowledge of the Company, threatened in writing, which seeks to revoke, substantially limit, suspend, or materially modify any Company Permit. The rights and benefits of each Company Permit will be available to the Surviving Corporation or its Subsidiaries, as applicable, immediately after the Effective Time on terms substantially identical to those enjoyed by the Company and its Subsidiaries as of the date of this Agreement and immediately prior to the Effective Time.

(c) There are no Legal Proceedings pending or, to the Knowledge of the Company, threatened with respect to an actual or alleged material violation by the Company or any of its Subsidiaries of the FDCA, the PHSA, the U.S. FDA regulations promulgated thereunder, the Controlled Substances Act or any other similar applicable Law promulgated by the FDA or other comparable Governmental Authority responsible for regulation of the development, testing, manufacturing, processing, storage, labeling, sale, marketing, advertising, distribution and importation or exportation of drug or medical device products (“Drug/Device Regulatory Agency”).

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(d) The Company and each of its Subsidiaries holds all required Governmental Authorizations issuable by any Drug/Device Regulatory Agency necessary for the conduct of the business of the Company or such Subsidiary as currently conducted, and, as applicable, the development, testing, manufacturing, processing, storage, labeling, sale, marketing, advertising, distribution and importation or exportation, as currently conducted, of any of its products or product candidates (the “Company Product Candidates”) (collectively, the “Company Regulatory Permits”) and no such Company Regulatory Permit has been (i) revoked, withdrawn, suspended, cancelled or terminated or (ii) modified in any adverse manner, other than immaterial adverse modifications. The Company and each of its Subsidiaries have timely maintained and are in compliance in all material respects with the Company Regulatory Permits and have not, since January 1, 2021 received any written notice or other communication (in writing or otherwise) from any Drug/Device Regulatory Agency regarding (A) any material violation of or failure to comply materially with any term or requirement of any Company Regulatory Permit or (B) any revocation, withdrawal, suspension, cancellation, termination or material modification of any Company Regulatory Permit. The Company has made available to Vibrant all information requested by Vibrant in the Company’s or its Subsidiaries’ possession or control relating to the Company Product Candidates and the development, testing, manufacturing, processing, storage, labeling, sale, marketing, advertising, distribution and importation or exportation of the Company Product Candidates, including but not limited to complete copies of the following (to the extent there are any): (x) adverse event reports; pre-clinical, clinical and other study reports and material study data; inspection reports, notices of adverse findings, untitled letters, warning letters, filings and letters and other written correspondence to and from any Drug/Device Regulatory Agency; and meeting minutes with any Drug/Device Regulatory Agency and (y) similar reports, material study data, notices, letters, filings, correspondence and meeting minutes with any other Governmental Authority. All such information is accurate and complete in all material respects.

(e) All clinical, pre-clinical and other studies and tests conducted by or on behalf of, or sponsored by, the Company or its Subsidiaries, or in which the Company or its Subsidiaries or their respective current products or product candidates, including the Company Product Candidates, have participated, were, if completed, conducted and wound down, and, if still pending, are being conducted in accordance with standard medical and scientific research procedures, in compliance with the applicable protocols, and in compliance with the applicable regulations of the Drug/Device Regulatory Agencies and other applicable Law, including 21 C.F.R. Parts 11, 50, 54, 56, 58, 312, and 812, the applicable requirements of good laboratory practices and good clinical practices, including the applicable regulations that relate to the proper conduct of clinical studies and requirements relating to the protection of human subjects (including “Informed Consent” as such term or similar term is defined under applicable Law) and applicable Law governing the privacy of patient medical records and other personal information, data and biological specimens, and no such informed consent documents would prevent the transfer of such personal information, data and biological specimens to the Company. Neither the Company nor any of its Subsidiaries has received any written notices, correspondence, or other communications from any Drug/Device Regulatory Agency, Governmental Authority, institutional review board (“IRB”), ethics committee or safety monitoring committee requiring, or to the Knowledge of the Company threatening to initiate, any action to place a clinical hold order on, or otherwise terminate, delay, or suspend any clinical studies conducted by or on behalf of, or sponsored by, the Company or any of its Subsidiaries or in which the Company or any of its Subsidiaries or their respective current products or product candidates, including the Company Product Candidates, are participating or have participated (collectively, the “Company Clinical Studies”). For all completed Company Clinical Studies, no study subjects remain on any study drug comprising any product candidates of the Company or its Subsidiaries, including the Company Product Candidates, and no study subjects have requested ongoing administration of any such study drug. Further, no clinical investigator, researcher, or clinical staff participating in any Company Clinical Study has been disqualified from participating in studies involving the Company Product Candidates, and to the Knowledge of the Company, no such administrative action to disqualify such clinical investigators, researchers or clinical staff has been threatened or is pending.

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(f) Neither the Company nor any of its Subsidiaries, and to the Knowledge of the Company, no contract manufacturer with respect to any Company Product Candidate, is the subject of any pending or, to the Knowledge of the Company, threatened investigation in respect of its business or products by the FDA pursuant to its “Fraud, Untrue Statements of Material Facts, Bribery, and Illegal Gratuities” Final Policy set forth in 56 Fed. Reg. 46191 (September 10, 1991) and any amendments thereto or by any other Drug/Device Regulatory Agency under a comparable policy. Neither the Company nor any of its Subsidiaries or, to the Knowledge of the Company, any contract manufacturer with respect to any Company Product Candidate has committed any acts, made any statement, or failed to make any statement, in each case in respect of its business or products that would violate the FDA’s “Fraud, Untrue Statements of Material Facts, Bribery, and Illegal Gratuities” Final Policy, and any amendments thereto or a comparable policy of any other Drug/Device Regulatory Agency. None of the Company, any of its Subsidiaries, or any contract manufacturer with respect to any Company Product Candidate, or any of their respective officers, directors, employees or agents has been convicted of any crime or engaged in any conduct that could result in a material debarment or exclusion under (i) 21 U.S.C. § 335a or (ii) any similar applicable Law, or is or has ever been debarred or excluded. No material debarment or exclusionary claims, actions, proceedings or investigations in respect of their business or products are pending or, to the Knowledge of the Company, threatened against the Company, any of its Subsidiaries, and to the Knowledge of the Company, any contract manufacturer with respect to any Company Product Candidate, or any of their respective officers, employees or agents.

(g) All manufacturing operations conducted by, or to the Knowledge of the Company, for the benefit of, the Company or its Subsidiaries in connection with any Company Product Candidate, since January 1, 2021 have been and are being conducted in compliance in all material respects with applicable Laws, including the FDA’s standards for current good manufacturing practices, including applicable requirements contained in 21 C.F.R. Parts 210, 211, 600-680, 820, and 1271, and the respective counterparts thereof promulgated by Governmental Authorities in countries outside the United States.

(h) No manufacturing site owned by the Company or its Subsidiaries, and to the Knowledge of the Company, no manufacturing site of a contract manufacturer, with respect to any Company Product Candidate, (i) is subject to a Drug/Device Regulatory Agency shutdown or import or export prohibition or (ii) has received any Form FDA 483, notice of violation, warning letter, untitled letter, or similar correspondence or notice from the FDA or other Governmental Authority alleging or asserting noncompliance with any applicable Law, in each case, that have not been complied with or closed to the satisfaction of the relevant Governmental Authority, and, to the Knowledge of the Company, neither the FDA nor any other Governmental Authority is considering such action.

(i) Since January 1, 2021, the Company or its Subsidiaries has operated in compliance with all Health Care Laws and has timely filed all material reports, applications, statements, documents, registrations, filings, corrections, updates, amendments, supplements, and submissions required to be filed by them under applicable Health Care Laws. Each such filing was true and correct in all material respects as of the date of submission, or was corrected in or supplemented by a subsequent filing, and any material and legally necessary or required updates, changes, corrections, amendments, supplements, or modifications to such filings have been submitted to the applicable governmental authorities.

(j) All payments have been made and there are no remaining payment obligations under any Contract with a Third Party relating to Company Clinical Studies, including any contract research organization or study site.

(k) There are no Legal Proceedings pending or, to the Knowledge of the Company, threatened with respect to claims arising from (i) any Company Clinical Studies; or (ii) actual or alleged breach by the Company or it Subsidiaries of any Contract with a Third Party relating to any Company Clinical Studies.

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3.15 Legal Proceedings; Orders.

(a) There is no pending Legal Proceeding and, to the Knowledge of the Company, no Person has threatened in writing to commence any Legal Proceeding: (i) that involves the Company or any of its Subsidiaries, any Company Associate or former employee, independent contractor, officer or director of the Company or any of its Subsidiaries (in his or her capacity as such) or any of the material assets owned or used by the Company or its Subsidiaries or (ii) that challenges, or that may have the effect of preventing, delaying, making illegal or otherwise interfering with, the Contemplated Transactions.

(b) There is no Order to which the Company or any of its Subsidiaries, or any of the material assets owned or used by the Company or any of its Subsidiaries, is subject. To the Knowledge of the Company, no officer or other Key Employee of the Company or any of its Subsidiaries is subject to any Order that prohibits such officer or employee from engaging in or continuing any conduct, activity or practice relating to the business of the Company or any of its Subsidiaries or to any material assets owned or used by the Company or any of its Subsidiaries.

3.16 Tax Matters.

(a) The Company and each of its Subsidiaries have timely filed all federal income Tax Returns and other material Tax Returns that they were required to file under applicable Law. All such Tax Returns are true, correct and complete and accurate in all material respects and have been prepared in material compliance with all applicable Laws. Subject to exceptions as would not be material, no claim has ever been made by a Governmental Authority in a jurisdiction where the Company or any of its Subsidiaries does not file Tax Returns that the Company or any such Subsidiary is subject to taxation by that jurisdiction.

(b) All material Taxes due and owing by the Company and each of its Subsidiaries (whether or not shown on any Tax Return) have been timely paid and appropriately reserved on their balance sheet for all Taxes that are not yet due and payable (whether or not shown on any Tax Return). Since the date of the Company Unaudited Interim Balance Sheet, neither the Company nor any of its Subsidiaries has incurred any material Liability for Taxes outside the Ordinary Course of Business or otherwise inconsistent with past custom and practice. In addition, the Company and each of its Subsidiaries is in compliance with, and their records contain all information and documents necessary in all material respects to comply with (including all documents and records likely to be needed to defend any challenge by any Governmental Authority to the transfer pricing of any transactions conducted by the Company and each of its Subsidiaries), all applicable information reporting and withholding requirements under all applicable Laws and the Company and each of its Subsidiaries have maintained, and still maintain, all required records with respect thereto.

(c) The Company and each of its Subsidiaries have withheld or collected and timely paid all material Taxes required to have been withheld and paid in connection with any amounts paid or owing to any employee, independent contractor, creditor, stockholder, or other third party under any applicable Laws.

(d) There are no Encumbrances for material Taxes (other than Taxes not yet due and payable or for Taxes that are being contested in good faith, in each case, for which adequate reserves have been established in accordance with GAAP) upon any of the assets of the Company or any of its Subsidiaries.

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(e) No deficiencies for material Taxes with respect to the Company or any of its Subsidiaries have been claimed, proposed or assessed by any Governmental Authority in writing. There are no pending (or, based on written notice, threatened) material audits, assessments, disputes or other actions for or relating to any liability in respect of Taxes of the Company or any of its Subsidiaries. Neither the Company nor any of its Subsidiaries (or any of their predecessors) has waived any statute of limitations in respect of material Taxes or agreed to any extension of time with respect to a material Tax assessment or deficiency and neither the Company nor any of its Subsidiaries has received any written request from a Governmental Authority to waive or extend any statute of limitations in respect of Taxes.

(f) Neither the Company nor any of its Subsidiaries has been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code in the last five years.

(g) Neither the Company nor any of its Subsidiaries is a party to any material Tax allocation, Tax sharing or similar agreement (including indemnity arrangements), other than customary indemnification provisions in commercial contracts entered into in the Ordinary Course of Business with vendors, customers, lenders, or landlords.

(h) Neither the Company nor any of its Subsidiaries has entered into a cost sharing arrangement to share research and development costs and rights to any developed Intellectual Property.

(i) The Company and each of its Subsidiaries has made available to Vibrant complete copies of (i) all material Tax Returns, examination reports, and statements of deficiencies assessed against or agreed to the Company for all taxable periods for which the applicable statute of limitation has not yet expired (ii) any audit report issued with respect to or relating to any Taxes due from or with respect to the Company and its Subsidiaries, (iii) any closing or settlement agreements entered into by or with respect to the Company and its Subsidiaries, with any Governmental Authority, (iv) all Tax opinions, memoranda and similar documents addressing Tax matters or Tax positions of the Company and its Subsidiaries, and (v) all material written communications to, or received by the Company and its Subsidiaries from any Governmental Authority including Tax rulings and Tax decisions.

(j) The Company and each of its Subsidiaries uses the accrual method of accounting for income tax purposes.

(k) Neither the Company nor any of its Subsidiaries has ever been a member of an affiliated group filing a consolidated U.S. federal income Tax Return (other than a group the common parent of which is the Company). Neither the Company nor any of its Subsidiaries has any material Liability for the Taxes of any Person (other than the Company and any of its Subsidiaries) under Treasury Regulations Section 1.1502-6 (or any similar provision of state, local, or foreign law) or as a transferee or successor.

(l) Neither the Company nor any of its Subsidiaries has distributed stock of another Person, or has had its stock distributed by another Person, in a transaction that was purported or intended to be governed in whole or in part by Section 355 of the Code or Section 361 of the Code.

(m) Neither the Company nor any of its Subsidiaries has entered into any transaction identified as a “listed transaction” for purposes of Treasury Regulations Sections 1.6011-4(b)(2) or 301.6111-2(b)(2).

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(n) Section 3.16(n) of the Company Disclosure Schedule sets forth the entity classification of the Company and each of its Subsidiaries for U.S. federal income tax purposes under Section 7701 of the Code.

(o) No statute of limitations in respect of the assessment or collection of any Taxes of the Company or any of its Subsidiaries has been waived or extended, which waiver or extension is in effect and the Company or any of its Subsidiaries is not presently contesting the Tax liability before any Governmental Authority.

(p) There is no outstanding power of attorney from the Company or any of its Subsidiaries authorizing anyone to act on behalf of the Company or any of its Subsidiaries in connection with any Tax, Tax Return or action relating to any Tax or Tax Return of the Company.

(q) Neither the Company nor its Subsidiaries will be required to include any item of income or exclude any item of deduction for any taxable period (or a portion thereof) ending after the Closing Date as a result of any of the following that occurred or existed on or prior to the Closing Date: (i) a “closing agreement” as described in Section 7121 of the Code (or any corresponding or similar provision of state, local or non-U.S. income Tax law), (ii) an installment sale or open transaction, (iii) a prepaid amount, (iv) an intercompany item under United States Treasury regulations Section 1.1502-13 or an excess loss account under United States Treasury regulations Section 1.1502-19, (v) a change in the accounting method of the Company pursuant to Section 481 of the Code or any similar provision of the Code or the corresponding tax laws of any nation, state or locality or the use of a method of accounting with respect to any transaction that occurred on or before the Closing Date; or (vi) any inclusion under Section 951(a) or Section 951A of the Code attributable to (A) “subpart F income,” within the meaning of Section 952 of the Code, (B) direct or indirect holding of “United States property,” within the meaning of Section 956 of the Code, (C) “global intangible low-taxed income,” as defined in Section 951A of the Code, in each case, determined as if the relevant taxable years ended on the Closing Date or (D) any inclusion under Section 965 of the Code.

(r) The Company and its Subsidiaries have not made an election to defer any Taxes under Section 2302 of the CARES Act or IRS Notice 2020-65, or any similar election under state or local law. The Company has properly complied with all applicable Laws and duly accounted for any available Tax credits under Sections 7001 through 7005 of the Families First Coronavirus Response Act for 2020 (or any similar election under state, local or non-U.S. Law) and Section 2301 of the CARES Act (or any similar election under state, local or non-U.S. Law).

3.17 Employee and Labor Matters; Benefit Plans.

(a) The employment of each of the Company’s and any of its Subsidiaries’ employees is terminable by the Company or the applicable Subsidiary at will. The Company has made available to Vibrant accurate and complete copies of all employee manuals and handbooks, disclosure materials, policy statements and other materials relating to the employment of Company Associates to the extent currently effective and material.

(b) Neither the Company nor any of its Subsidiaries is a party to, bound by, or has a duty to bargain under, any collective bargaining agreement or other Contract with a labor organization representing any of its employees, and there are no labor organizations representing or, to the Knowledge of the Company, purporting to represent or seeking to represent any employees of the Company or its Subsidiaries.

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(c) Section 3.17(c) of the Company Disclosure Schedule lists all Company Employee Plans.

(d) Each Company Employee Plan that is intended to qualify under Section 401(a) of the Code has received a favorable determination or approval letter with respect to such qualified status from the IRS. To the Knowledge of the Company, no event or omission has occurred that would cause any Company Employee Plan to lose such qualification or require corrective action to the IRS or Employee Plan Compliance Resolution System to maintain such qualification.

(e) Each Company Employee Plan has been established, operated and administered in compliance, in all material respects, with its terms and all applicable Law, including without limitation, the Code, ERISA, and the Affordable Care Act. No Company Employee Plan is, or within the past six years has been, the subject of an application or filing under a government sponsored amnesty, voluntary compliance, or similar program, or been the subject of any self-correction under any such program. No Legal Proceeding (other than those relating to routine claims for benefits) is pending or, to the Knowledge of the Company, threatened with respect to any Company Employee Plan. All payments and/or contributions required to have been made with respect to all Company Employee Plans either have been made or have been accrued in accordance with the terms of the applicable Company Employee Plan and applicable Law. The Company Employee Plans satisfy in all material respects the minimum coverage, affordability and non-discrimination requirements under the Code.

(f) Neither the Company nor any of its ERISA Affiliates has ever maintained, contributed to, or been required to contribute to or had any liability or obligation (including on account of any ERISA Affiliate and whether contingent or otherwise) with respect to (i) any employee benefit plan that is or was subject to Title IV or Section 302 of ERISA or Section 412 of the Code, (ii) a Multiemployer Plan, (iii) any funded welfare benefit plan within the meaning of Section 419 of the Code, (iv) any Multiple Employer Plan, or (v) any Multiple Employer Welfare Arrangement. Neither the Company nor any of its ERISA Affiliates has ever incurred any liability under Title IV of ERISA that has not been paid in full.

(g) No Company Employee Plan provides health care or any other non-pension benefits to any service provider beyond termination of service or retirement (other than as required by Part 6 of Subtitle B of Title I of ERISA or similar state Law). No Company Employee Plan provides major medical health or long-term disability benefits that are not fully insured through an insurance contract.

(h) No Company Employee Plan is subject to any Law of a foreign jurisdiction outside of the United States.

(i) Each Company Employee Plan that constitutes in any part a “nonqualified deferred compensation plan” (as such term is defined under Section 409A(d)(1) of the Code and the guidance thereunder) has been operated and maintained in all material respects in operational and documentary compliance with the requirements of Section 409A of the Code and the applicable guidance thereunder. No payment to be made under any Company Employee Plan is, or to the Knowledge of the Company, will be subject to the penalties of Section 409A(a)(1) of the Code.

(j) Any transfer of property by the Company or any of its Subsidiaries which was subject to a substantial risk of forfeiture and which would otherwise have been subject to taxation under Section 83(a) of the Code is covered by a valid and timely filed election under Section 83(b) of the Code, and a copy of such election has been provided to the Company.

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(k) The Company and each of its Subsidiaries is in material compliance with all applicable federal, state and local laws, rules and regulations respecting employment, employment practices, terms and conditions of employment, worker classification, tax withholding, prohibited discrimination, equal employment, fair employment practices, meal and rest periods, immigration status, employee safety and health, wages (including overtime wages), compensation, and hours of work, and in each case, with respect to the employees of the Company and its Subsidiaries: (i) has withheld and reported all material amounts required by law or by agreement to be withheld and reported with respect to wages, salaries and other payments to employees, (ii) is not liable for any arrears of wages, severance pay or any Taxes or any penalty for failure to comply with any of the foregoing and (iii) is not liable for any material payment to any trust or other fund governed by or maintained by or on behalf of any Governmental Authority, with respect to unemployment compensation benefits, social security or other benefits or obligations for employees (other than routine payments to be made in the Ordinary Course of Business). There are no actions, suits, claims or administrative matters pending or, to the Knowledge of the Company or any of its Subsidiaries, threatened or reasonably anticipated against the Company or any of its Subsidiaries relating to any employee, employment agreement or Company Employee Plan (other than routine claims for benefits). To the Knowledge of the Company or any of its Subsidiaries, there are no pending or threatened or reasonably anticipated claims or actions against the Company, any of its Subsidiaries, any Company trustee or any trustee of any Subsidiary under any workers’ compensation policy or long-term disability policy. Neither the Company nor any Subsidiary thereof is a party to a conciliation agreement, consent decree or other agreement or Order with any federal, state, or local agency or Governmental Authority with respect to employment practices.

(l) Neither the Company nor any of its Subsidiaries has any material liability with respect to any misclassification within the past three years of: (i) any Person as an independent contractor rather than as an employee, (ii) any employee leased from another employer or (iii) any employee currently or formerly classified as exempt from overtime wages. Neither the Company nor any of its Subsidiaries has taken any action which would constitute a “plant closing” or “mass layoff” within the meaning of the WARN Act or similar state or local law, issued any notification of a plant closing or mass layoff required by the WARN Act or similar state or local law, or incurred any liability or obligation under WARN or any similar state or local law that remains unsatisfied.

(m) There has never been, nor has there been any threat of, any strike, slowdown, work stoppage, lockout, job action, union, organizing activity, question concerning representation or any similar activity or dispute, affecting the Company or any of its Subsidiaries. No event has occurred, and no condition or circumstance exists, that might directly or indirectly be likely to give rise to or provide a basis for the commencement of any such strike, slowdown, work stoppage, lockout, job action, union organizing activity, question concerning representation or any similar activity or dispute.

(n) Neither the Company nor any of its Subsidiaries is, nor has the Company or any of its Subsidiaries been, engaged in any unfair labor practice within the meaning of the National Labor Relations Act. There is no Legal Proceeding, claim, labor dispute or grievance pending or, to the Knowledge of the Company or any of its Subsidiaries, threatened or reasonably anticipated relating to any employment contract, privacy right, labor dispute, wages and hours, overtime and overtime payment, working during rest days, leave of absence, plant closing notification, workers’ compensation policy, long-term disability policy, harassment, retaliation, immigration, employment statute or regulation, collective bargaining, civil rights, fringe benefits, employment practices, workers’ compensation and the collection, payment of withholding or social security taxes and any similar tax, safety, health or discrimination matter involving any Company Associate or former employee, independent contractor, officer or director of the Company or any of its Subsidiaries, including charges of unfair labor practices or discrimination complaints.

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(o) No Company Employee Plan provides for any tax “gross-up” or similar “make-whole” payments.

(p) None of the execution and delivery of this Agreement, the shareholder approval of this Agreement, or the consummation of the transactions contemplated hereby could (either alone or in conjunction with any other event) (i) result in, or cause the accelerated vesting payment, funding or delivery of, or increase the amount or value of, any payment or benefit to any employee, officer, director or other service provider of the Company or any of its Subsidiaries; (ii) further restrict any rights of the Company to amend or terminate any Company Employee Plan; (iii) result in the forgiveness of any indebtedness of any employee, officer, director or other service provider of the Company or any of its Subsidiaries to the Company or its Subsidiaries or (iv) result in any “parachute payment” as defined in Section 280G(b)(2) of the Code (whether or not such payment is considered to be reasonable compensation for services rendered).

3.18 Environmental Matters. Since January 1, 2019, the Company and each of its Subsidiaries has complied with all applicable Environmental Laws, which compliance includes the possession by the Company of all permits and other Governmental Authorizations required under applicable Environmental Laws and compliance with the terms and conditions thereof, except for any failure to be in compliance that, individually or in the aggregate, would not result in a Company Material Adverse Effect. Neither the Company nor any of its Subsidiaries has received since January 1, 2019, any written notice or other communication (in writing or otherwise), whether from a Governmental Authority, citizens group, employee or otherwise, that alleges that the Company or any of its Subsidiaries is not in compliance with any Environmental Law and, to the Knowledge of the Company, there are no circumstances that may prevent or interfere with the Company’s or any of its Subsidiaries’ compliance with any Environmental Law in the future, except where such failure to comply would not reasonably be expected to have a Company Material Adverse Effect. To the Knowledge of the Company: (i) no current or prior owner of any property leased or controlled by the Company or any of its Subsidiaries has received since January 1, 2019, any written notice or other communication relating to property owned or leased at any time by the Company or any of its Subsidiaries, whether from a Governmental Authority, citizens group, employee or otherwise, that alleges that such current or prior owner or the Company or any of its Subsidiaries is not in compliance with or violated any Environmental Law relating to such property and (ii) neither the Company nor any of its Subsidiaries has any material liability under any Environmental Law.

3.19 Insurance. The Company has delivered to Vibrant accurate and complete copies of all material insurance policies and all material self-insurance programs and arrangements relating to the business, assets, liabilities and operations of the Company and each of its Subsidiaries. Each of such insurance policies is in full force and effect and the Company and each of its Subsidiaries are in compliance in all material respects with the terms thereof. Other than customary end of policy notifications from insurance carriers, since January 1, 2019, neither the Company nor any of its Subsidiaries has received any notice or other communication regarding any actual or possible: (i) cancellation or invalidation of any insurance policy or (ii) refusal or denial of any coverage, reservation of rights or rejection of any material claim under any insurance policy. The Company and each of its Subsidiaries have provided timely written notice to the appropriate insurance carrier(s) of each Legal Proceeding pending against the Company or any of its Subsidiaries for which the Company or such Subsidiary has insurance coverage, and no such carrier has issued a denial of coverage or a reservation of rights with respect to any such Legal Proceeding, or informed the Company or any of its Subsidiaries of its intent to do so.

3.20 No Financial Advisors. Except as set forth on Section 3.20 of the Company Disclosure Schedule, no broker, finder or investment banker is entitled to any brokerage fee, finder’s fee, opinion fee, success fee, transaction fee or other fee or commission in connection with the Contemplated Transactions based upon arrangements made by or on behalf of the Company or any of its Subsidiaries.

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3.21 Transactions with Affiliates. Section 3.21 of the Company Disclosure Schedule describes any material transactions or relationships, since January 1, 2020, between, on one hand, the Company or any of its Subsidiaries and, on the other hand, any (a) executive officer or director of the Company or any of its Subsidiaries or any of such executive officer’s or director’s immediate family members, (b) owner of more than five percent (5%) of the voting power of the outstanding Company Capital Stock or (c) to the Knowledge of the Company, any “related person” (within the meaning of Item 404 of Regulation S-K under the Securities Act) of any such officer, director or owner (other than the Company or its Subsidiaries) in the case of each of (a), (b) or (c) that is of the type that would be required to be disclosed under Item 404 of Regulation S-K under the Securities Act.

3.22 Privacy and Data Security. The Company has complied with all applicable Privacy Laws and the applicable terms of any Company Contracts relating to privacy, security, collection or use of Personal Information of any individuals (including clinical trial participants, patients, patient family members, caregivers or advocates, physicians and other health care professionals, clinical trial investigators, researchers, pharmacists) that interact with the Company in connection with the operation of the Company’s business, except for such non-compliance as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. To the Knowledge of the Company, the Company has implemented and maintains reasonable written policies and procedures, satisfying the requirements of applicable Privacy Laws, concerning the privacy, security, collection and use of Personal Information (the “Privacy Policies”) and has complied with the same, except for such non-compliance as has not to the Knowledge of the Company had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. To the Knowledge of the Company, as of the date hereof, no claims have been asserted or threatened against the Company by any Person alleging a violation of Privacy Laws, Privacy Policies and/or the applicable terms of any Company Contracts relating to privacy, security, collection or use of Personal Information of any individuals. To the Knowledge of the Company, there have been no data security incidents, personal data breaches or other adverse events or incidents related to Personal Information or Company data in the custody or control of the Company or any service provider acting on behalf of the Company, in each case where such incident, breach or event would result in a notification obligation to any Person under applicable law or pursuant to the terms of any Company Contract.

3.23 Stock Purchase Agreement. The Stock Purchase Agreement has not been amended or modified in any manner prior to the date of this Agreement. Neither the Company nor, to the Knowledge of the Company, any of its Affiliates has entered into any agreement, side letter or other arrangement relating to the Company Pre-Closing Financing other than as set forth in the Stock Purchase Agreement. The respective obligations and agreements contained in the Stock Purchase Agreement have not been withdrawn or rescinded in any respect. The Stock Purchase Agreement is in full force and effect and represents a valid, binding and enforceable obligation of the Company and, to the Knowledge of the Company, of each party thereto, subject to the Enforceability Exceptions. No event has occurred which, with or without notice, lapse of time or both, would constitute a breach or default on the part of the Company or, to the Knowledge of the Company, any other party thereto, under the Stock Purchase Agreement. To the Knowledge of the Company, no party thereto will be unable to satisfy on a timely basis any term of the Stock Purchase Agreement. There are no conditions precedent related to the consummation of the Company Pre-Closing Financing contemplated by the Stock Purchase Agreement, other than the satisfaction or waiver of the conditions expressly set forth in Sections 4 and 5 of the Stock Purchase Agreement. To the Knowledge of the Company, the proceeds of the Company Pre-Closing Financing will be made available to the Company prior to the consummation of the Merger.

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3.24 Grant and Subsidies. Section 3.24 of the Company Disclosure Schedule sets forth a complete and correct list of all pending and outstanding grants from any Governmental Authority to the Company. No prior approval of any Governmental Authority is required in order to consummate the transactions contemplated under this Agreement or to preserve entitlement of the Company to any such incentive, subsidy, or benefit. Section 3.24 of the Company Disclosure Schedule includes the aggregate amounts of each grant, the aggregate outstanding obligations of the Company thereunder, including royalty payments, and a description setting out the product, technology or know-how developed with each grant. The Company is in compliance with all terms, conditions and requirements of its grants and has duly fulfilled in all respects all the undertakings relating thereto.

3.25 No Other Representations or Warranties. The Company hereby acknowledges and agrees that, except for the representations and warranties contained in this Agreement, neither Vibrant nor any other person on behalf of Vibrant makes any express or implied representation or warranty with respect to Vibrant or with respect to any other information provided to the Company, any of its Subsidiaries or stockholders or any of their respective Affiliates in connection with the Contemplated Transactions, and (subject to the express representations and warranties of Vibrant set forth in Section 4 (in each case as qualified and limited by the Vibrant Disclosure Schedule)) none of the Company, its Subsidiaries or any of their respective Representatives or stockholders, has relied on any such information (including the accuracy or completeness thereof).

Section 4.  Representations and Warranties of Vibrant and Merger Sub.

Subject to Section 10.1(h), except (i) as set forth in the written disclosure schedule delivered by Vibrant to the Company (the “Vibrant Disclosure Schedule”) or (ii) as disclosed in the Vibrant SEC Documents filed with the SEC prior to the date hereof and publicly available on the SEC’s Electronic Data Gathering Analysis and Retrieval system (but (A) without giving effect to any amendment thereof filed with, or furnished to the SEC on or after the date hereof and (B) excluding any disclosures contained under the heading “Risk Factors” and any disclosure of risks included in any “forward-looking statements” disclaimer or in any other section to the extent they are forward-looking statements or cautionary, predictive or forward-looking in nature), Vibrant and Merger Sub represent and warrant to the Company as follows:

4.1 Due Organization; Subsidiaries.

(a) Each of Vibrant and its Subsidiaries (including Merger Sub) is a corporation duly incorporated, validly existing and in good standing under the Laws of the jurisdiction of its incorporation or organization and has all necessary corporate power and authority: (i) to conduct its business in the manner in which its business is currently being conducted, (ii) to own or lease and use its property and assets in the manner in which its property and assets are currently owned or leased and used and (iii) to perform its obligations under all Contracts by which it is bound. Since the date of its incorporation, Merger Sub has not engaged in any activities other than in connection with or as contemplated by this Agreement. All of Vibrant’s Subsidiaries are wholly owned by Vibrant.

(b) Each of Vibrant and its Subsidiaries is licensed and qualified to do business, and is in good standing (to the extent applicable in such jurisdiction), under the Laws of all jurisdictions where the nature of its business requires such licensing or qualification other than in jurisdictions where the failure to be so qualified individually or in the aggregate would not be reasonably expected to have a Vibrant Material Adverse Effect.

(c) Except as set forth on Section 4.1(c) of the Vibrant Disclosure Schedule, Vibrant has no Subsidiaries other than Merger Sub and Vibrant does not own any capital stock of, or any equity ownership or profit sharing interest of any nature in, or control directly or indirectly, any other Entity other than Merger Sub. Vibrant is not and has not otherwise been, directly or indirectly, a party to, member of or participant in any partnership, joint venture or similar business entity. Vibrant has not agreed and is not obligated to make, nor is Vibrant bound by any Contract under which it may become obligated to make, any future investment in or capital contribution to any other Entity. Vibrant has not, at any time, been a general partner of, and has not otherwise been liable for any of the debts or other obligations of, any general partnership, limited partnership or other Entity.

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4.2 Organizational Documents. Vibrant has delivered to the Company accurate and complete copies of Vibrant’s Organizational Documents. Vibrant is not in breach or violation of its Organizational Documents in any material respect.

4.3 Authority; Binding Nature of Agreement. Each of Vibrant and Merger Sub has all necessary corporate power and authority to enter into and to perform its obligations under this Agreement and to consummate the Contemplated Transactions. The Vibrant Board (at meetings duly called and held) has: (a) determined that the Contemplated Transactions are fair to, advisable and in the best interests of Vibrant and its shareholders, (b) approved and declared advisable this Agreement and the Contemplated Transactions, including the issuance of Vibrant Ordinary Shares to the stockholders of the Company pursuant to the terms of this Agreement and (c) determined to recommend, upon the terms and subject to the conditions set forth in this Agreement, that the shareholders of Vibrant vote to approve this Agreement and the Contemplated Transactions, including the issuance of Vibrant Ordinary Shares to the stockholders of the Company pursuant to the terms of this Agreement. The Merger Sub Board (by unanimous written consent) has: (x) determined that the Contemplated Transactions are fair to, advisable, and in the best interests of Merger Sub and its sole stockholder, (y) deemed advisable and approved this Agreement and the Contemplated Transactions and (z) determined to recommend, upon the terms and subject to the conditions set forth in this Agreement, that the stockholder of Merger Sub vote to adopt this Agreement and thereby approve the Contemplated Transactions. This Agreement has been duly executed and delivered by Vibrant and Merger Sub and, assuming the due authorization, execution and delivery by the Company, constitutes the legal, valid and binding obligation of Vibrant and Merger Sub, enforceable against each of Vibrant and Merger Sub in accordance with its terms, subject to the Enforceability Exceptions.

4.4 Vote Required. The affirmative vote of a majority of (a) the votes cast at the Vibrant Shareholder Meeting is the only vote of the holders of any class or series of Vibrant’s capital shares necessary to approve a Vibrant Legacy Transaction and the issuance of the Vibrant Ordinary Shares to the stockholders of the Company pursuant to the terms of this Agreement and (b) the Vibrant Ordinary Shares entitled to vote thereon is the only vote of the holders of any class or series of Vibrant’s capital shares necessary to approve an amendment to Vibrant’s articles of association to effect the increase of the registered share capital of Vibrant and the Nasdaq Reverse Split (collectively, the “Required Vibrant Shareholder Vote”).

4.5 Non-Contravention; Consents.

(a) Subject to compliance with any Israeli and foreign antitrust Law including the Israel Competition Law, obtaining the Required Vibrant Shareholder Vote and the filing of the Certificate of Merger required by the DGCL, neither (x) the execution, delivery or performance of this Agreement by Vibrant or Merger Sub, nor (y) the consummation of the Contemplated Transactions, will directly or indirectly (with or without notice or lapse of time):

(i) contravene, conflict with or result in a violation of any of the provisions of the Organizational Documents of Vibrant or its Subsidiaries;

(ii) contravene, conflict with or result in a material violation of, or give any Governmental Authority or other Person the right to challenge the Contemplated Transactions or to exercise any remedy or obtain any relief under, any Law or any Order to which Vibrant or its Subsidiaries or any of the assets owned or used by Vibrant or its Subsidiaries, is subject;

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(iii) contravene, conflict with or result in a material violation of any of the terms or requirements of, or give any Governmental Authority the right to revoke, withdraw, suspend, cancel, terminate or modify, any Governmental Authorization that is held by Vibrant or its Subsidiaries or that otherwise relates to the business of Vibrant, or any of the assets owned, leased or used by Vibrant;

(iv) contravene, conflict with or result in a violation or breach of, or result in a default under, any provision of any Vibrant Material Contract, or give any Person the right to: (A) declare a default or exercise any remedy under any Vibrant Material Contract, (B) any material payment, rebate, chargeback, penalty or change in delivery schedule under any such Vibrant Material Contract, (C) accelerate the maturity or performance of any Vibrant Material Contract or (D) cancel, terminate or modify any term of any Vibrant Material Contract, except in the case of any non-material breach, default, penalty or modification; or

(v) result in the imposition or creation of any Encumbrance upon or with respect to any asset owned or used by Vibrant or its Subsidiaries (except for Permitted Encumbrances).

(b) Except for (i) any Consent set forth on Section 4.5 of the Vibrant Disclosure Schedule under any Vibrant Contract, (ii) the Required Vibrant Shareholder Vote, (iii) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware pursuant to the DGCL, (iv) notice to the IIA, and (v) such consents, waivers, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable federal and state securities laws, including without limitation, the Israel Competition Law, the Israeli Encouragement of Research, Development and Technological Innovation in the Industry Law, 5744 1984 (the “R&D Law”) and the ICL, neither Vibrant nor any of its Subsidiaries was, is or will be required to make any filing with or give any notice to, or to obtain any Consent from, any Person in connection with (x) the execution, delivery or performance of this Agreement or (y) the consummation of the Contemplated Transactions.

(c) The Vibrant Board and the Merger Sub Board have taken and will take all actions necessary to ensure that the restrictions applicable to business combinations contained in Section 203 of the DGCL are, and will be, inapplicable to the execution, delivery and performance of this Agreement and to the consummation of the Contemplated Transactions. No other state takeover statute or similar Law applies or purports to apply to the Merger, this Agreement or any of the other Contemplated Transactions.

4.6 Capitalization.

(a) The authorized capital shares of Vibrant consists of 200,000,000 Vibrant Ordinary Shares of which 69,750,117 shares have been issued and are outstanding as of February 17, 2023, (the “Capitalization Date”). Vibrant does not hold any of its capital shares in its treasury.

(b) All of the outstanding Vibrant Ordinary Shares have been duly authorized and validly issued, and are fully paid and nonassessable and are free of any Encumbrances. None of the outstanding Vibrant Ordinary Shares is entitled or subject to any preemptive right, right of participation, right of maintenance or any similar right. None of the outstanding Vibrant Ordinary Shares is subject to any right of first refusal in favor of Vibrant. Except as contemplated herein, there is no Vibrant Contract relating to the voting or registration of, or restricting any Person from purchasing, selling, pledging or otherwise disposing of (or granting any option or similar right with respect to), any Vibrant Ordinary Shares. Vibrant is not under any obligation, nor is Vibrant bound by any Contract pursuant to which it may become obligated, to repurchase, redeem or otherwise acquire any outstanding Vibrant Ordinary Shares or other securities. Section 4.6(b) of the Vibrant Disclosure Schedule accurately and completely describes all repurchase rights held by Vibrant with respect to Vibrant Ordinary Shares (including shares issued pursuant to the exercise of stock options) and specifies which of those repurchase rights are currently exercisable.

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(c) Except for the Vibrant Stock Plans or as set forth on Section 4.6(c) of the Vibrant Disclosure Schedule, Vibrant does not have any stock option plan or any other plan, program, agreement or arrangement providing for any equity-based compensation for any Person. As of the Capitalization Date, Vibrant has reserved 8,275,617 Vibrant Ordinary Shares for issuance under the Vibrant Stock Plans, of which 6,575,617 shares have been issued and are currently outstanding, 1,700,000 shares have been reserved for issuance upon exercise of Vibrant Options or settlement of Vibrant RSUs granted under the Vibrant Stock Plans, and 4,110,230 shares remain available for future issuance pursuant to the Vibrant Stock Plans. Section 4.6(c) of the Vibrant Disclosure Schedule sets forth the following information with respect to each Vibrant Option and Vibrant RSU outstanding as of the date of this Agreement, as applicable: (i) the name of the holder, (ii) the number of Vibrant Ordinary Shares subject to such Vibrant Option or Vibrant RSU at the time of grant, (iii) the number of Vibrant Ordinary Shares subject to such Vibrant Option or Vibrant RSU and as of the date of this Agreement, (iv) the exercise price of any Vibrant Option, (v) the date on which such Vibrant Option or Vibrant RSU was granted, (vi) the applicable vesting schedule, including any acceleration provisions, and the number of vested and unvested shares as of the date of this Agreement and (vii) the expiration date of such Vibrant Option (or, if applicable, such Vibrant RSU). Vibrant has made available to the Company accurate and complete copies of the Vibrant Stock Plans, the forms of all award agreements evidencing outstanding equity awards thereunder, any equity award agreements that differ in any material respect from the forms of award agreements and evidence of board and stockholder approval of the Vibrant Stock Plans and any amendments thereto.

(d) Except for the outstanding Vibrant Options and Vibrant RSUs or as set forth on Section 4.6(d) of the Vibrant Disclosure Schedule, there is no: (i) outstanding subscription, option, call, warrant or right (whether or not currently exercisable) to acquire any shares of the capital stock or other securities of Vibrant, (ii) outstanding security, instrument or obligation that is or may become convertible into or exchangeable for any shares of the capital stock or other securities of Vibrant, (iii) stockholder rights plan (or similar plan commonly referred to as a “poison pill”) or Contract under which Vibrant is or may become obligated to sell or otherwise issue any shares of its capital stock or any other securities or (iv) condition or circumstance that may give rise to or provide a basis for the assertion of a claim by any Person to the effect that such Person is entitled to acquire or receive any shares of capital stock or other securities of Vibrant. There are no outstanding or authorized stock appreciation, phantom stock, profit participation or other similar rights with respect to Vibrant.

(e) All outstanding Vibrant Ordinary Shares, Vibrant Options, Vibrant RSUs and other securities of Vibrant have been issued and granted in material compliance with (i) all applicable securities laws and other applicable Law and (ii) all requirements set forth in applicable Contracts.

(f) With respect to Vibrant Options and Vibrant RSUs, (i) each grant was duly authorized no later than the date on which the grant of such Vibrant Option or Vibrant RSU was by its terms to be effective (the “Vibrant Grant Date”) by all necessary corporate action, (ii) each grant was made in all material respects in accordance with the terms of the Vibrant Stock Plan pursuant to which it was granted, and (iii) the per share exercise price of each Vibrant Option was not less than the fair market value of a share of Vibrant Common Stock on the applicable Vibrant Grant Date determined in a manner consistent with Section 409A of the Code.

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(g) Neither Vibrant nor to the Knowledge of Vibrant, any of its officers, directors or affiliates has taken or will take, directly or indirectly, any action designed or intended to stabilize or manipulate the price of any security of Vibrant, or which caused or resulted in, or which might in the future reasonably be expected to cause or result in, stabilization or manipulation of the price of any security of Vibrant. In addition, Vibrant has not engaged in any form of solicitation, advertising or other action constituting an offer or a sale under the Israeli Securities Law in connection with the transactions contemplated hereby which would require Vibrant to publish a prospectus in the State of Israel under the laws of the State of Israel. All grants and issuances of Vibrant securities were made in compliance with the Israeli Securities Law and the ICL.

4.7 SEC Filings; Financial Statements.

(a) Vibrant has filed or furnished, as applicable, on a timely basis all forms, statements, certifications, reports and documents required to be filed or furnished by it with the SEC under the Exchange Act or the Securities Act since January 1, 2021 (the “Vibrant SEC Documents”). As of the time it was filed with the SEC (or, if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing), each of the Vibrant SEC Documents complied in all material respects with the applicable requirements of the Securities Act or the Exchange Act (as the case may be) and, to the Knowledge of Vibrant, as of the time they were filed, none of the Vibrant SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The certifications and statements required by (i) Rule 13a-14 under the Exchange Act and (ii) 18 U.S.C. §1350 (Section 906 of the Sarbanes-Oxley Act) relating to the Vibrant SEC Documents (collectively, the “Certifications”) are accurate and complete and comply as to form and content with all applicable Laws and no current or former principal executive officer or principal financial officer of Vibrant has failed to make the Certifications required of him or her. As used in this Section 4.7, the term “file” and variations thereof shall be broadly construed to include any manner in which a document or information is provided, supplied or otherwise made available to the SEC.

(b) The financial statements (including any related notes) contained or incorporated by reference in the Vibrant SEC Documents: (i) complied as to form in all material respects with the published rules and regulations of the SEC applicable thereto, (ii) were prepared in accordance with GAAP (except as may be indicated in the notes to such financial statements or, in the case of unaudited financial statements, as permitted by Form 20-F of the SEC, and except that the unaudited financial statements may not contain footnotes and are subject to normal and recurring year-end adjustments that are not reasonably expected to be material in amount) applied on a consistent basis unless otherwise noted therein throughout the periods indicated and (iii) fairly present, in all material respects, the financial position of Vibrant as of the respective dates thereof and the results of operations and cash flows of Vibrant for the periods covered thereby. Other than as expressly disclosed in the Vibrant SEC Documents filed prior to the date hereof, there has been no material change in Vibrant’s accounting methods or principles that would be required to be disclosed in Vibrant’s financial statements in accordance with GAAP. The books of account and other financial records of Vibrant and each of its Subsidiaries are accurate and complete in all material respects.

(c) Vibrant’s auditor has at all times since January 1, 2021 been: (i) a registered public accounting firm (as defined in Section 2(a)(12) of the Sarbanes-Oxley Act), (ii) to the Knowledge of Vibrant, “independent” with respect to Vibrant within the meaning of Regulation S-X under the Exchange Act and (iii) to the Knowledge of Vibrant, in compliance with subsections (g) through (l) of Section 10A of the Exchange Act and the rules and regulations promulgated by the SEC and the Public Company Accounting Oversight Board thereunder.

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(d) Except as set forth on Section 4.7(d) of the Vibrant Disclosure Schedule, Vibrant has not received (i) any comment letter from the SEC or the staff thereof or (ii) any correspondence from Nasdaq or the staff thereof relating to the delisting or maintenance of listing of the Vibrant Ordinary Shares on Nasdaq. Vibrant has not disclosed any unresolved comments in the Vibrant SEC Documents.

(e) Since January 1, 2021, there have been no formal internal investigations regarding financial reporting or accounting policies and practices discussed with, reviewed by or initiated at the direction of the chief executive officer, chief financial officer, or general counsel of Vibrant, the Vibrant Board or any committee thereof, other than ordinary course audits or reviews of accounting policies and practices or internal controls required by the Sarbanes-Oxley Act.

(f) Except as set forth on Section 4.7(f) of the Vibrant Disclosure Schedule, Vibrant is in compliance in all material respects with the applicable provisions of the Sarbanes-Oxley Act and the applicable listing and governance rules and regulations of Nasdaq.

(g) Vibrant maintains a system of internal control over financial reporting (as defined in Rules 13a-15(f) and 15d-15(f) of the Exchange Act) that is sufficient to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP, including policies and procedures sufficient to provide reasonable assurance (i) that Vibrant maintains records that in reasonable detail accurately and fairly reflect Vibrant’s transactions and dispositions of assets, (ii) that transactions are recorded as necessary to permit preparation of financial statements in accordance with GAAP, (iii) that receipts and expenditures are made only in accordance with authorizations of management and the Vibrant Board and (iv) regarding prevention or timely detection of the unauthorized acquisition, use or disposition of Vibrant’s assets that could have a material effect on Vibrant’s financial statements. Vibrant has evaluated the effectiveness of Vibrant’s internal control over financial reporting and, to the extent required by applicable Law, presented in any Form 20-F of the SEC filed by Vibrant (or any amendment thereto) its conclusions about the effectiveness of the internal control over financial reporting as of the end of the period covered by such report or amendment based on such evaluation. Vibrant has disclosed to Vibrant’s auditors and the Audit Committee of the Vibrant Board (and made available to the Company a summary of the significant aspects of such disclosure) (A) all significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting that are reasonably likely to adversely affect Vibrant’s ability to record, process, summarize and report financial information and (B) any fraud, whether or not material, that involves management or other employees who have a significant role in Vibrant’s or its Subsidiaries’ internal control over financial reporting. Except as disclosed in the Vibrant SEC Documents filed prior to the date hereof, Vibrant has not identified any material weaknesses in the design or operation of Vibrant’s internal control over financial reporting.

(h) Vibrant’s “disclosure controls and procedures” (as defined in Rules 13a-15(e) and 15d-15(e) of the Exchange Act) are reasonably designed to ensure that all information (both financial and non-financial) required to be disclosed by Vibrant in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the rules and forms of the SEC, and that all such information is accumulated and communicated to Vibrant’s management as appropriate to allow timely decisions regarding required disclosure and to make the Certifications.

4.8 Absence of Changes. Except as set forth on Section 4.8 of the Vibrant Disclosure Schedule, between December 31, 2021 and the date of this Agreement, Vibrant has conducted its business only in the Ordinary Course of Business (except for the execution and performance of this Agreement and the discussions, negotiations and transactions related thereto) and there has not been any (a) Vibrant Material Adverse Effect or (b) action, event or occurrence that would have required consent of the Company pursuant to Section 5.1(b) of this Agreement had such action, event or occurrence taken place after the execution and delivery of this Agreement.

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4.9 Absence of Undisclosed Liabilities. Neither Vibrant not any of its Subsidiaries has any Liability of a type required to be reflected or reserved for on a balance sheet prepared in accordance with GAAP, except for: (a) Liabilities disclosed, reflected or reserved against in the Vibrant Unaudited Interim Balance Sheet, (b) normal and recurring current Liabilities that have been incurred by Vibrant or its Subsidiaries since the date of the Vibrant Unaudited Interim Balance Sheet in the Ordinary Course of Business (none of which relates to any breach of contract, breach of warranty, tort, infringement, or violation of Law), (c) Liabilities for performance of obligations of Vibrant or any of its Subsidiaries under Vibrant Contracts, (d) Liabilities incurred in connection with the Vibrant Legacy Transaction or the Contemplated Transactions and (e) Liabilities described in Section 4.9 of the Vibrant Disclosure Schedule.

4.10 Title to Assets. Each of Vibrant and its Subsidiaries owns, and has good and valid title to, or, in the case of leased properties and assets, valid leasehold interests in, all tangible properties or assets and equipment used or held for use in its business or operations or purported to be owned by it, including: (a) all assets reflected on the Vibrant Unaudited Interim Balance Sheet and (b) all other assets reflected in the books and records of Vibrant as being owned by Vibrant. All of such assets are owned or, in the case of leased assets, leased by Vibrant or any of its Subsidiaries free and clear of any Encumbrances, other than Permitted Encumbrances.

4.11 Real Property; Leasehold. Neither Vibrant nor any of its Subsidiaries owns or has ever owned any real property. Vibrant has made available to the Company (a) an accurate and complete list of all real properties with respect to which Vibrant directly or indirectly holds a valid leasehold interest as well as any other real estate that is in the possession of or leased by Vibrant or any of its Subsidiaries and (b) copies of all leases under which any such real property is possessed (the “Vibrant Real Estate Leases”), each of which is in full force and effect, with no existing material default thereunder.

4.12 Intellectual Property.

(a) Section 4.12(a) of the Vibrant Disclosure Schedule is an accurate and complete listing of all Vibrant Registered IP.

(b) Section 4.12(b) of the Vibrant Disclosure Schedule accurately identifies (i) all material Vibrant Contracts pursuant to which Vibrant IP Rights are licensed to Vibrant (other than (A) any non-customized software that (1) is so licensed solely in executable or object code form pursuant to a non-exclusive, internal use software license and other Intellectual Property associated with such software and (2) is not incorporated into, or material to the development, manufacturing, or distribution of, any of Vibrant products or services, (B) any Intellectual Property licensed on a non-exclusive basis ancillary to the purchase or use of equipment, reagents or other materials, (C) any confidential information provided under confidentiality agreements and (D) agreements between Vibrant and its employees in Vibrant’s standard form thereof) and (ii) whether the license or licenses granted to Vibrant are exclusive or non-exclusive.

(c) Section 4.12(c) of the Vibrant Disclosure Schedule accurately identifies each Vibrant Contract pursuant to which any Person has been granted any license under, or otherwise has received or acquired any right (whether or not currently exercisable) or interest in, any Vibrant IP Rights (other than (i) any confidential information provided under confidentiality agreements, (ii) any Vibrant IP Rights non-exclusively licensed to academic collaborators, suppliers or service providers for the sole purpose of enabling such academic collaborator, supplier or service providers to provide services for Vibrant’s benefit, and (iii) any obligations of Vibrant towards, or rights of, the IIA, which may affect Vibrant IP Rights).

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(d) Vibrant has delivered, or made available to the Company, a complete and accurate copy of all material Vibrant IP Rights Agreements.

(e) Neither the manufacture, marketing, license, offering for sale, sale, importation, use or intended use or other disposal of any product or technology as currently licensed or sold or under development by Vibrant, to the Knowledge of Vibrant, infringes or misappropriates any valid and issued Patent right of any other Person, other than any Vibrant Intellectual Property licensed to Company by any other Person, which infringement or misappropriation would reasonably be expected to have an Vibrant Material Adverse Effect. To the Knowledge of Vibrant, no third party is infringing upon any Patents owned by Vibrant within the Vibrant IP Rights, or violating any license or agreement with Vibrant relating to any Vibrant IP Rights.

(f) As of the date of this Agreement, Vibrant is not a party to any Legal Proceeding (including, but not limited to, opposition, interference or other proceeding in any patent or other government office) contesting the validity, ownership or right to use, sell, offer for sale, license or dispose of any Vibrant Registered IP. Vibrant has not received any written notice asserting that any Vibrant Registered IP or the proposed use, sale, offer for sale, license or disposition of any products, methods, or processes claimed or covered thereunder conflicts with or infringes or misappropriates the rights of any other Person or that Vibrant or any of its Subsidiaries have otherwise infringed, misappropriated or otherwise violated any Intellectual Property of any Person.

(g) To the Knowledge of Vibrant, no trademark (whether registered or unregistered) or trade name owned, used, or applied for by Vibrant conflicts or interferes with any trademark (whether registered or unregistered) or trade name owned, used, or applied for by any other Person except as would not have a Vibrant Material Adverse Effect. None of the goodwill associated with or inherent in any trademark (whether registered or unregistered) in which Vibrant has or purports to have an ownership interest has been impaired as determined by Vibrant in accordance with GAAP.

(h) Except as may be set forth in the Contracts listed on Section 4.12(b) or 4.12(c) of the Vibrant Disclosure Schedule or as contained in license, distribution and service agreements entered into in the Ordinary Course of Business by Vibrant (i) Vibrant is not bound by any Contract to indemnify, defend, hold harmless, or reimburse any other Person with respect to any Intellectual Property infringement, misappropriation, or similar claim which is material to Vibrant taken as a whole and (ii) Vibrant has never assumed, or agreed to discharge or otherwise take responsibility for, any existing or potential liability of another Person for infringement, misappropriation, or violation of any Intellectual Property right, which assumption, agreement or responsibility remains in force as of the date of this Agreement.

(i) Neither Vibrant nor any of its Subsidiaries is party to any Contract that, as a result of such execution, delivery and performance of this Agreement, will cause the grant of any license or other right to any Vibrant IP Rights, result in breach of, default under or termination of such Contract with respect to any Vibrant IP Rights, or impair the right of Vibrant or the Surviving Corporation and its Subsidiaries to use, sell or license or enforce any Vibrant IP Rights or portion thereof, except for the occurrence of any such grant or impairment that would not individually or in the aggregate, reasonably be expected to result in a Vibrant Material Adverse Effect.

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(j) Each of Vibrant and its Subsidiaries has maintained reasonable practices, as applicable companies with similar size offering similar services, to protect its confidential information and trade secrets. Vibrant has provided to the Company copies of forms of employment or other disclosure and assignment documents used by Vibrant and its Subsidiaries and, in the case of registered patents and utility models, and patent and utility model applications for registration (if and as applicable), Vibrant has provided to the Company copies of all such assignments.

4.13 Agreements, Contracts and Commitments. Section 4.13 of the Vibrant Disclosure Schedule identifies each Vibrant Contract that is in effect as of the date of this Agreement and is (a) a material contract as defined in Item 601(b)(10) of Regulation S-K as promulgated under the Securities Act, (b) a Contract to which Vibrant is a party or by which any of its assets and properties is currently bound, which, pursuant to the express terms thereof, require annual obligations of payment by, or annual payments to, Vibrant in excess of $250,000, or (c) a Contract disclosed in or required to be disclosed in Section 4.12(b) or Section 4.12(c) of the Vibrant Disclosure Schedule. Vibrant has delivered or made available to the Company accurate and complete copies of all Contracts to which Vibrant or any of its Subsidiaries is a party or by which it is bound of the type described in clauses (a)-(c) of the immediately preceding sentence (any such Contract, a “Vibrant Material Contract”), including all amendments thereto. Vibrant has not nor, to the Knowledge of Vibrant as of the date of this Agreement, has any other party to an Vibrant Material Contract, breached, violated or defaulted under, or received notice that it breached, violated or defaulted under, any of the terms or conditions of any Vibrant Material Contract in such manner as would permit any other party to cancel or terminate any such Vibrant Material Contract, or would permit any other party to seek damages which would reasonably be expected to have an Vibrant Material Adverse Effect. As to Vibrant, as of the date of this Agreement, each Vibrant Material Contract is valid, binding, enforceable and in full force and effect, subject to the Enforceability Exceptions. No Person is renegotiating, or has a right pursuant to the terms of any Vibrant Material Contract to change, any material amount paid or payable to Vibrant under any Vibrant Material Contract or any other material term or provision of any Vibrant Material Contract.

4.14 Compliance; Permits; Restrictions.

(a) Vibrant and each of its Subsidiaries are, and since January 1, 2021, have been in material compliance with all applicable Laws. No investigation, claim, suit, proceeding, audit, Order, or other Legal Proceeding or action by any Governmental Authority is pending or, to the Knowledge of Vibrant, threatened against Vibrant or any of its Subsidiaries. There is no agreement or Order binding upon Vibrant or any of its Subsidiaries which (i) has or could reasonably be expected to have the effect of prohibiting or materially impairing any business practice of Vibrant, any acquisition of material property by Vibrant or any of its Subsidiaries or the conduct of business by Vibrant or any of its Subsidiaries as currently conducted, (ii) is reasonably likely to have a material adverse effect on Vibrant’s ability to comply with or perform any covenant or obligation under this Agreement or (iii) is reasonably likely to have the effect of preventing, delaying, making illegal or otherwise interfering with the Contemplated Transactions.

(b) Except for matters regarding the FDA, each of Vibrant and its Subsidiaries holds all required Governmental Authorizations which are material to the operation of the business of Vibrant and Merger Sub as currently conducted (collectively, the “Vibrant Permits”). Section 4.14(b) of the Vibrant Disclosure Schedule identifies each Vibrant Permit. Each of Vibrant and its Subsidiaries is in material compliance with the terms of the Vibrant Permits. No Legal Proceeding is pending or, to the Knowledge of Vibrant, threatened in writing, which seeks to revoke, substantially limit, suspend, or materially modify any Vibrant Permit. The rights and benefits of each Vibrant Permit will be available to Vibrant and Surviving Corporation immediately after the Effective Time on terms substantially identical to those enjoyed by Vibrant and its Subsidiaries as of the date of this Agreement and immediately prior to the Effective Time.

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(c) There are no Legal Proceedings pending or, to the Knowledge of Vibrant, threatened with respect to an actual or alleged material violation by Vibrant or any of its Subsidiaries of the FDCA, PHSA, FDA regulations promulgated thereunder, the Controlled Substances Act or any other similar applicable Law promulgated by a Drug/Device Regulatory Agency.

(d) Each of Vibrant and its Subsidiaries holds all required Governmental Authorizations issuable by any Drug/Device Regulatory Agency necessary for the conduct of the business of Vibrant and Merger Sub as currently conducted, and, as applicable, the development, testing, manufacturing, processing, storage, labeling, distribution and importation or exportation, as currently conducted, of any of its product candidates (the “Vibrant Product Candidates”) (the “Vibrant Regulatory Permits”) and no such Vibrant Regulatory Permit has been (i) revoked, withdrawn, suspended, cancelled or terminated or (ii) modified in any adverse manner other than immaterial adverse modifications. Vibrant has timely maintained and is in compliance in all material respects with the Vibrant Regulatory Permits and neither Vibrant nor or any of its Subsidiaries has, since January 1, 2021, received any written notice or other communication (in writing or otherwise) from any Drug/Device Regulatory Agency regarding (A) any material violation of or failure to comply materially with any term or requirement of any Vibrant Regulatory Permit or (B) any revocation, withdrawal, suspension, cancellation, termination or material modification of any Vibrant Regulatory Permit. Except for the information and files identified in Section 4.14(d) of the Vibrant Disclosure Schedule, Vibrant has made available to the Company all information requested by the Company in Vibrant’s or its Subsidiaries’ possession or control relating to the Vibrant Product Candidates and the development, testing, manufacturing, processing, storage, labeling, distribution and importation or exportation of the Vibrant Product Candidates, including, but not limited to, complete copies of the following (to the extent there are any): (x) adverse event reports; pre-clinical, clinical and other study reports and material study data; inspection reports, notices of adverse findings, untitled letters, warning letters, filings and letters and other written correspondence to and from any Drug/Device Regulatory Agency; and meeting minutes with any Drug/Device Regulatory Agency and (y) similar reports, material study data, notices, letters, filings, correspondence and meeting minutes with any other Governmental Authority. All such information is accurate and complete in all material respects.

(e) All clinical, pre-clinical and other studies and tests conducted by or on behalf of, or sponsored by, Vibrant or its Subsidiaries, in which Vibrant or its Subsidiaries or their respective product candidates, including the Vibrant Product Candidates, have participated were, if completed, conducted and wound down, and, if still pending, are being conducted in accordance with standard medical and scientific research procedures, in compliance with the applicable protocols, and in compliance with the applicable regulations of the Drug/Device Regulatory Agencies and other applicable Law, including, without limitation, 21 C.F.R. Parts 11, 50, 54, 56, 58 and 312, the applicable requirements of good laboratory practices and good clinical practices, including the applicable regulations that relate to the proper conduct of clinical studies and requirements relating to the protection of human subjects (including “Informed Consent” as such term or similar term is defined under applicable Law) and applicable Law governing the privacy of patient medical records and other personal information, data and biological specimens, and no such informed consent documents would prevent the transfer of such personal information, data and biological specimens to the Company. Other than as set forth on Section 4.14(e) of the Vibrant Disclosure Schedule, neither Vibrant nor any of its Subsidiaries has received any written notices, correspondence, or other communications from any Drug/Device Regulatory Agency, Governmental Authority, IRB, ethics committee or safety monitoring committee requiring or, to the Knowledge of Vibrant, threatening any action to place a clinical hold order on, or otherwise terminate, delay, or suspend any clinical studies conducted by or on behalf of, or sponsored by, Vibrant or any of its Subsidiaries or in which Vibrant or any of its Subsidiaries or its current product candidates, including the Vibrant Product Candidates, are participating or have participated (collectively, the “Vibrant Clinical Studies”). For all completed Vibrant Clinical Studies, no study subjects remain on any study drug comprising any product candidates of Vibrant or its Subsidiaries, including the Vibrant Product Candidates, and no study subjects have requested ongoing administration of any such study drug. Further, no clinical investigator, researcher, or clinical staff participating in any Vibrant Clinical Study has been disqualified from participating in studies involving the Vibrant Product Candidates, and to the Knowledge of Vibrant, no such administrative action to disqualify such clinical investigators, researchers or clinical staff has been threatened or is pending.

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(f) Neither Vibrant nor any of its Subsidiaries, nor, to the Knowledge of Vibrant, any contract manufacturer with respect to any Vibrant Product Candidate is the subject of any pending or, to the Knowledge of Vibrant, threatened investigation in respect of its business or products by the FDA pursuant to its “Fraud, Untrue Statements of Material Facts, Bribery, and Illegal Gratuities” Final Policy set forth in 56 Fed. Reg. 46191 (September 10, 1991) and any amendments thereto. Neither Vibrant, nor any of its Subsidiaries, or, to the Knowledge of Vibrant, any contract manufacturer with respect to any Vibrant Product Candidate has not committed any acts, made any statement, or failed to make any statement, in each case in respect of its business or products that would violate FDA’s “Fraud, Untrue Statements of Material Facts, Bribery, and Illegal Gratuities” Final Policy, and any amendments thereto. None of Vibrant, any of its Subsidiaries or any contract manufacturer with respect to any Vibrant Product Candidate, or any of their respective officers, directors, employees or agents has been convicted of any crime or engaged in any conduct that could result in a material debarment or exclusion under (i) 21 U.S.C. § 335a or (ii) any similar applicable Law, or is or has ever been debarred or excluded. No material debarment or exclusionary claims, actions, proceedings or investigations in respect of their business or products are pending or, to the Knowledge of Vibrant, threatened against Vibrant, any of its Subsidiaries or, to the Knowledge of Vibrant, any contract manufacturer with respect to any Vibrant Product Candidate, or any of their respective officers, directors, employees or agents.

(g) All manufacturing operations conducted by, or to the Knowledge of Vibrant, for the benefit of, Vibrant or its Subsidiaries in connection with any Vibrant Product Candidate, since January 1, 2021, have been and are being conducted in compliance in all material respects with applicable Laws, including the FDA’s standards for current good manufacturing practices, including applicable requirements contained in 21 C.F.R. Parts 210 and 211, and the respective counterparts thereof promulgated by Governmental Authorities in countries outside the United States.

(h) No manufacturing site owned by Vibrant or its Subsidiaries, and to the Knowledge of Vibrant, no manufacturing site of a contract manufacturer, with respect to any Vibrant Product Candidate, (i) is subject to a Drug/Device Regulatory Agency shutdown or import or export prohibition or (ii) has received any Form FDA 483, notice of violation, warning letter, untitled letter, or similar correspondence or notice from the FDA or other Governmental Authority alleging or asserting noncompliance with any applicable Law, in each case, that have not been complied with or closed to the satisfaction of the relevant Governmental Authority, and, to the Knowledge of Vibrant, neither the FDA nor any other Governmental Authority is considering such action.

(i) Since January 1, 2021, Vibrant has operated in compliance with all Health Care Laws and has timely filed all material reports, applications, statements, documents, registrations, filings, corrections, updates, amendments, supplements, and submissions required to be filed by them under applicable Health Care Laws. Each such filing was true and correct in all material respects as of the date of submission, or was corrected in or supplemented by a subsequent filing, and any material and legally necessary or required updates, changes, corrections, amendments, supplements, or modifications to such filings have been submitted to the applicable governmental authorities.

(j) Except as set forth on Section 4.14(j) of the Vibrant Disclosure Schedule, all payments have been made and there are no remaining payment obligations under any Contract with a Third Party relating to Vibrant Clinical Studies, including any contract research organization or study site.

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(k) There are no Legal Proceedings pending or, to the Knowledge of Vibrant, threatened with respect to claims arising from (i) any Vibrant Clinical Studies; or (ii) actual or alleged breach by Vibrant or it Subsidiaries of any Contract with a Third Party relating to any Vibrant Clinical Studies.

4.15 Legal Proceedings; Orders.

(a) Except as set forth in Section 4.15 of the Vibrant Disclosure Schedule, there is no pending Legal Proceeding and, to the Knowledge of Vibrant, no Person has threatened in writing to commence any Legal Proceeding: (i) that involves Vibrant or any of its Subsidiaries or any Vibrant Associate or former employee, independent contractor, officer or director of Vibrant or any of its Subsidiaries (in his or her capacity as such) or any of the material assets owned or used by Vibrant or any of its Subsidiaries or (ii) that challenges, or that may have the effect of preventing, delaying, making illegal or otherwise interfering with, the Contemplated Transactions.

(b) There is no Order to which Vibrant or any of its Subsidiaries, or any of the material assets owned or used by Vibrant or any of its Subsidiaries is subject. To the Knowledge of Vibrant, no officer or other Key Employee of Vibrant or any of its Subsidiaries is subject to any Order that prohibits such officer or employee from engaging in or continuing any conduct, activity or practice relating to the business of Vibrant or any of its Subsidiaries or to any material assets owned or used by Vibrant or any of its Subsidiaries.

4.16 Tax Matters.

(a) Each of Vibrant and its Subsidiaries has timely filed all federal income Tax Returns and other material Tax Returns that they were required to file under applicable Law. All such Tax Returns are true, correct and complete and accurate in all material respects and have been prepared in material compliance with all applicable Laws. Subject to exceptions as would not be material, no claim has ever been made by a Governmental Authority in a jurisdiction where Vibrant or any of its Subsidiaries does not file Tax Returns that Vibrant or any of its Subsidiaries is subject to taxation by that jurisdiction.

(b) All material Taxes due and owing by Vibrant and each of its Subsidiaries (whether or not shown on any Tax Return) have been timely paid and appropriately reserved on the their balance sheet for all Taxes that are not yet due and payable (whether or not shown on any Tax Return). Since the date of the Vibrant Unaudited Interim Balance Sheet, neither Vibrant nor any of its Subsidiaries has incurred any material Liability for Taxes outside the Ordinary Course of Business or otherwise inconsistent with past custom and practice. In addition, Vibrant and each of its Subsidiaries is in compliance with, and their records contain all information and documents necessary in all material respects to comply with (including all documents and records likely to be needed to defend any challenge by any Governmental Authority to the transfer pricing of any transactions conducted by Vibrant and each of its Subsidiaries), all applicable information reporting and withholding requirements under all applicable Laws and Vibrant and each of its Subsidiaries have maintained, and still maintain, all required records with respect thereto.

(c) Each of Vibrant and its Subsidiaries has withheld or collected and timely paid all material Taxes required to have been withheld and paid in connection with any amounts paid or owing to any employee, independent contractor, creditor, stockholder, or other third party under any applicable Laws.

(d) There are no Encumbrances for material Taxes (other than Taxes not yet due and payable or for Taxes that are being contested in good faith, in each case, for which adequate reserves have been established in accordance with GAAP) upon any of the equity, assets of Vibrant or any of its Subsidiaries.

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(e) No deficiencies for material Taxes with respect to Vibrant or any of its Subsidiaries have been claimed, proposed or assessed by any Governmental Authority in writing. There are no pending (or, based on written notice, threatened) material audits, assessments, disputes or other actions for or relating to any liability in respect of Taxes of Vibrant or any of its Subsidiaries. Neither Vibrant nor any of its Subsidiaries (or any of their predecessors) has waived any statute of limitations in respect of material Taxes or agreed to any extension of time with respect to a material Tax assessment or deficiency and neither Vibrant nor any of its Subsidiaries has received any written request from a Governmental Authority to waive or extend any statute of limitations in respect of Taxes.

(f) Neither Vibrant nor any of its Subsidiaries has been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code in the last five years.

(g) Vibrant and each of its Subsidiaries is not, nor has it ever been, a real property corporation (Igud Mekarke’in) within the meaning of this term under Section 1 of the Israeli Land Taxation Law (Appreciation and Acquisition), 5723-1963.

(h) Vibrant and each of its Subsidiaries is duly registered for the purposes of Israeli value added Taxes (“VAT”) and has complied in all material respects with all requirements concerning VAT including with respect to the timely filing of complete and correct value VAT returns. Vibrant and each of its relevant Subsidiaries (i) have not made any material exempt transactions (as defined in the Israel Value Added Tax Law of 1975) and there are no circumstances by reason of which there might not be entitled to full credit of all VAT chargeable or paid on inputs, supplies, and other transactions and imports made by it, (ii) have collected and timely remitted in all material aspects to the relevant Tax authority all output VAT which it is required to collect and remit under any applicable Laws, and (iii) have not received a material refund for input VAT for which it is not entitled under any applicable Laws.

(i) Vibrant and each of its Subsidiaries has never made any election to be treated or claimed any benefits as a “Preferred Enterprise” (Mifaal Muadaf) or “Preferred Technological Enterprise” or otherwise under the Law for Encouragement of Capital Investments, 1959.

(j) Neither Vibrant nor each of its Subsidiaries owns any material interest in any controlled foreign corporation pursuant to Section 75B of the Income Tax Ordinance, or other entity the income of which is required to be included in the income of Vibrant or any of each Subsidiaries.

(k) Neither Vibrant nor each of its Subsidiaries is subject to any restrictions or limitations pursuant to Part E2 of the Income Tax Ordinance or pursuant to any Tax ruling made with reference to the provisions of Part E2 of the Income Tax Ordinance.

(l) Neither Vibrant nor any of its Subsidiaries is a party to any material Tax allocation, Tax sharing or similar agreement (including indemnity arrangements), other than customary indemnification provisions in commercial contracts entered into in the Ordinary Course of Business with vendors, customers, lenders and landlords.

(m) Neither Vibrant nor any of its Subsidiaries has entered into a cost sharing arrangement to share research and development costs and rights to any developed Intellectual Property. No non-Israeli subsidiary of Vibrant owns any Intellectual Property, including any economic or commercialization rights to Intellectual Property.

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(n) Vibrant and each of its Subsidiaries has made available to the Company complete copies of (i) all material Tax Returns, examination reports, and statements of deficiencies assessed against or agreed to Vibrant for all taxable periods for which the applicable statute of limitation has not yet expired (ii) any audit report issued with respect to or relating to any Taxes due from or with respect to Vibrant and its Subsidiaries, (iii) any closing or settlement agreements entered into by or with respect to Vibrant and its Subsidiaries, with any Governmental Authority, (iv) all Tax opinions, memoranda and similar documents addressing Tax matters or Tax positions of Vibrant and its Subsidiaries, and (v) all material written communications to, or received by Vibrant and its Subsidiaries from any Governmental Authority including Tax rulings and Tax decisions.

(o) Vibrant and each of its Subsidiaries does not and has never participated or engaged in any transaction listed in Section 131(g) of the Income Tax Ordinance and the Israeli Income Tax Laws (Reportable Tax Planning), 5767-2006 promulgated thereunder nor is it subject to reporting obligations under Sections 131D or 131E of the Income Tax Ordinance or similar provisions under the Israel Value Added Tax law of 1975 and has never obtained a legal or tax opinion that is subject to reporting under Section 131D of the Income Tax Ordinance or similar provisions under the Israel Value Added Tax Law of 1975.

(p) Vibrant and each of its Subsidiaries uses the accrual method of accounting for income tax purposes.

(q) Neither Vibrant nor any of its Subsidiaries has ever been a member of an affiliated group filing a consolidated U.S. federal income Tax Return (other than a group the common parent of which is Vibrant). Neither Vibrant nor any of its Subsidiaries has any material Liability for the Taxes of any Person (other than Vibrant and Merger Sub) under Treasury Regulations Section 1.1502-6 (or any similar provision of state, local, or foreign law) or as a transferee or successor.

(r) Neither Vibrant nor any of its Subsidiaries has distributed stock of another Person, or has had its stock distributed by another Person, in a transaction that was purported or intended to be governed in whole or in part by Section 355 of the Code or Section 361 of the Code.

(s) Neither Vibrant nor any of its Subsidiaries has entered into any transaction identified as a “listed transaction” for purposes of Treasury Regulations Sections 1.6011-4(b)(2) or 301.6111-2(b)(2).

(t) Section 4.16(t) of the Vibrant Disclosure Schedule sets forth the entity classification of Vibrant and each of its Subsidiaries for U.S. federal income tax purposes under Section 7701 of the Code.

(u) No statute of limitations in respect of the assessment or collection of any Taxes of Vibrant or any of its Subsidiaries has been waived or extended, which waiver or extension is in effect and Vibrant or any of its Subsidiaries is not presently contesting the Tax liability before any Governmental Authority.

(v) There is no outstanding power of attorney from Vibrant or any of its Subsidiaries authorizing anyone to act on behalf of Vibrant or any of its Subsidiaries in connection with any Tax, Tax Return or action relating to any Tax or Tax Return of Vibrant.

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(w) Neither Vibrant nor its Subsidiaries will be required to include any item of income or exclude any item of deduction for any taxable period (or a portion thereof) ending after the Closing Date as a result of any of the following that occurred or existed on or prior to the Closing Date: (i) a “closing agreement” as described in Section 7121 of the Code (or any corresponding or similar provision of state, local or non-U.S. income Tax law), (ii) an installment sale or open transaction, (iii) a prepaid amount, (iv) an intercompany item under United States Treasury regulations Section 1.1502-13 or an excess loss account under United States Treasury regulations Section 1.1502-19, (v) a change in the accounting method of Vibrant pursuant to Section 481 of the Code or any similar provision of the Code or the corresponding tax laws of any nation, state or locality or the use of a method of accounting with respect to any transaction that occurred on or before the Closing Date; or (vi) any inclusion under Section 951(a) or Section 951A of the Code attributable to (A) “subpart F income,” within the meaning of Section 952 of the Code, (B) direct or indirect holding of “United States property,” within the meaning of Section 956 of the Code, (C) “global intangible low-taxed income,” as defined in Section 951A of the Code, in each case, determined as if the relevant taxable years ended on the Closing Date or (D) any inclusion under Section 965 of the Code.

(x) Vibrant and its Subsidiaries have not made an election to defer any Taxes under Section 2302 of the CARES Act or IRS Notice 2020-65, or any similar election under state or local law. The Company has properly complied with all applicable Laws and duly accounted for any available Tax credits under Sections 7001 through 7005 of the Families First Coronavirus Response Act for 2020 (or any similar election under state, local or non-U.S. Law) and Section 2301 of the CARES Act (or any similar election under state, local or non-U.S. Law).

4.17 Employee and Labor Matters; Benefit Plans.

(a) The employment of Vibrant’s employees is terminable by Vibrant at will. Vibrant has made available to the Company accurate and complete copies of all employee manuals and handbooks, disclosure materials, policy statements and other materials relating to the employment of Vibrant Associates to the extent currently effective and material.

(b) Vibrant is not a party to, bound by, and does not have a duty to bargain under, any collective bargaining agreement or other Contract with a labor organization representing any of its employees, and there are no labor organizations representing or, to the Knowledge of Vibrant, purporting to represent or seeking to represent any employees of Vibrant.

(c) Section 4.17(c) of the Vibrant Disclosure Schedule lists all material Vibrant Employee Plans.

(d) Each Vibrant Employee Plan that is intended to qualify under Section 401(a) of the Code has received a favorable determination or approval letter with respect to such qualified status from the IRS. To the Knowledge of Vibrant, no event or omission has occurred that would cause any Vibrant Employee Plan to lose such qualification or require corrective action to the IRS or Employee Plan Compliance Resolution System to maintain such qualification.

(e) Each Vibrant Employee Plan has been established, operated and administered in compliance, in all material respects, with its terms and all applicable Law, including, without limitation, the Code, ERISA and the Affordable Care Act. No Vibrant Employee Plan is, or within the past six years has been, the subject of an application or filing under a government sponsored amnesty, voluntary compliance or similar program, or been the subject of any self-correction under any such program. No Legal Proceeding (other than those relating to routine claims for benefits) is pending or, to the Knowledge of Vibrant, threatened with respect to any Vibrant Employee Plan. All payments and/or contributions required to have been made with respect to all Vibrant Employee Plans either have been made or have been accrued in accordance with the terms of the applicable Vibrant Employee Plan and applicable Law. The Vibrant Employee Plans satisfy in all material respects the minimum coverage, affordability and non-discrimination requirements under the Code.

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(f) Neither Vibrant nor any of its ERISA Affiliates has ever maintained, contributed to, or been required to contribute to or had any liability or obligation (including on account of any ERISA Affiliate and whether contingent or otherwise) with respect to (i) any “employee benefit plan” that is or was subject to Title IV or Section 302 of ERISA or Section 412 of the Code, (ii) a Multiemployer Plan, (iii) any funded welfare benefit plan within the meaning of Section 419 of the Code, (iv) any Multiple Employer Plan, or (v) any Multiple Employer Welfare Arrangement. Neither Vibrant nor any of its ERISA Affiliates has ever incurred any liability under Title IV of ERISA that has not been paid in full.

(g) No Vibrant Employee Plan provides for health care or any other non-pension benefits to any service provider beyond termination of service or retirement (other than as required by Part 6 of Subtitle B of Title I of ERISA or similar state Law). No Vibrant Employee Plan provides major medical health or long-term disability benefits that are not fully insured through an insurance contract.

(h) Each Vibrant Employee Plan that constitutes in any part a “nonqualified deferred compensation plan” (as such term is defined under Section 409A(d)(1) of the Code and the guidance thereunder) has been operated and maintained in all material respects in operational and documentary compliance with the requirements of Section 409A of the Code and the applicable guidance thereunder. No payment to be made under any Vibrant Employee Plan is or, to the Knowledge of Vibrant, will be subject to the penalties of Section 409A(a)(1) of the Code.

(i) Vibrant is in material compliance with all applicable federal, state and local laws, rules and regulations respecting employment, employment practices, terms and conditions of employment, worker classification, tax withholding, prohibited discrimination, equal employment, fair employment practices, meal and rest periods, immigration status, employee safety and health, wages (including overtime wages), compensation, and hours of work, and in each case, with respect to the employees of Vibrant: (i) has withheld and reported all material amounts required by law or by agreement to be withheld and reported with respect to wages, salaries and other payments to employees, (ii) is not liable for any arrears of wages, severance pay or any Taxes or any penalty for failure to comply with any of the foregoing and (iii) is not liable for any material payment to any trust or other fund governed by or maintained by or on behalf of any Governmental Authority, with respect to unemployment compensation benefits, social security or other benefits or obligations for employees (other than routine payments to be made in the Ordinary Course of Business). There are no actions, suits, claims or administrative matters pending or, to the Knowledge of Vibrant, threatened or reasonably anticipated against Vibrant relating to any employee, employment agreement or Vibrant Employee Plan (other than routine claims for benefits). To the Knowledge of Vibrant, there are no pending or threatened or reasonably anticipated claims or actions against Vibrant, any Vibrant trustee or any trustee of any Subsidiary under any workers’ compensation policy or long-term disability policy. Vibrant is not a party to a conciliation agreement, consent decree or other agreement or Order with any federal, state, or local agency or Governmental Authority with respect to employment practices.

(j) Any transfer of property by Vibrant which was subject to a substantial risk of forfeiture and which would otherwise have been subject to taxation under Section 83(a) of the Code is covered by a valid and timely filed election under Section 83(b) of the Code, and a copy of such election has been provided to the Vibrant.

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(k) Vibrant has no material liability with respect to any misclassification within the past three years of: (i) any Person as an independent contractor rather than as an employee, (ii) any employee leased from another employer or (iii) any employee currently or formerly classified as exempt from overtime wages. Vibrant has not taken any action which would constitute a “plant closing” or “mass layoff” within the meaning of the WARN Act or similar state or local law, issued any notification of a plant closing or mass layoff required by the WARN Act or similar state or local law, or incurred any liability or obligation under WARN or any similar state or local law that remains unsatisfied.

(l) There has never been, nor has there been any threat of, any strike, slowdown, work stoppage, lockout, job action, union, organizing activity, question concerning representation or any similar activity or dispute, affecting Vibrant. No event has occurred, and no condition or circumstance exists, that might directly or indirectly be likely to give rise to or provide a basis for the commencement of any such strike, slowdown, work stoppage, lockout, job action, union organizing activity, question concerning representation or any similar activity or dispute.

(m) Vibrant is not, nor has Vibrant been, engaged in any unfair labor practice or within the meaning of the National Labor Relations Act. Except as set forth in Section 4.17(m) of the Vibrant Disclosure Schedule, there is no Legal Proceeding, claim, labor dispute or grievance pending or, to the Knowledge of Vibrant, threatened or reasonably anticipated relating to any employment contract, privacy right, labor dispute, wages and hours, overtime and overtime payment, working during rest days, leave of absence, plant closing notification, workers’ compensation policy, long-term disability policy, harassment, retaliation, immigration, employment statute or regulation, engaging employees through service providers in accordance with the Israeli Law for Strengthening the Enforcement of Labor Laws-2011, collective bargaining, civil rights, fringe benefits, employment practices, workers’ compensation and the collection, payment of withholding or social security taxes and any similar tax, safety, health or discrimination matter involving any Vibrant Associate or former employee, independent contractor, officer or director of Vibrant or any of its Subsidiaries, including charges of unfair labor practices or discrimination complaints.

(n) No Vibrant Employee Plan provides for any tax “gross-up” or similar “make-whole” payments.

(o) None of the execution and delivery of this Agreement, the shareholder approval of this Agreement, or the consummation of the transactions contemplated hereby could (either alone or in conjunction with any other event) (i) result in, or cause the accelerated vesting payment, funding or delivery of, or increase the amount or value of, any payment or benefit to any employee, officer, director or other service provider of Vibrant or any of its Subsidiaries; (ii) further restrict any rights of Vibrant to amend or terminate any Vibrant Employee Plan; (iii) result in the forgiveness of any indebtedness of any employee, officer, director or other service provider of Vibrant or any of its Subsidiaries to Vibrant or its Subsidiaries or (iv) result in any “parachute payment” as defined in Section 280G(b)(2) of the Code (whether or not such payment is considered to be reasonable compensation for services rendered).

4.18 Environmental Matters. Since January 1, 2021, Vibrant has complied with all applicable Environmental Laws, which compliance includes the possession by Vibrant of all permits and other Governmental Authorizations required under applicable Environmental Laws and compliance with the terms and conditions thereof, except for any failure to be in compliance that, individually or in the aggregate, would not result in a Vibrant Material Adverse Effect. Vibrant has not received since January 1, 2021, any written notice or other communication (in writing or otherwise), whether from a Governmental Authority, citizens group, employee or otherwise, that alleges that Vibrant is not in compliance with any Environmental Law, and, to the Knowledge of Vibrant, there are no circumstances that may prevent or interfere with Vibrant’s compliance with any Environmental Law in the future, except where such failure to comply would not reasonably be expected to have an Vibrant Material Adverse Effect. To the Knowledge of Vibrant: (i) no current or prior owner of any property leased or controlled by Vibrant has received since January 1, 2021, any written notice or other communication relating to property owned or leased at any time by Vibrant, whether from a Governmental Authority, citizens group, employee or otherwise, that alleges that such current or prior owner or Vibrant is not in compliance with or violated any Environmental Law relating to such property and (ii) Vibrant has no material liability under any Environmental Law.

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4.19 Insurance. Vibrant has made available to the Company accurate and complete copies of all material insurance policies and all material self-insurance programs and arrangements relating to the business, assets, liabilities and operations of Vibrant and Merger Sub, including coverage for products liability and clinical trials. Each of such insurance policies is in full force and effect and enforceable in accordance with their terms and have not been subject to any lapse in coverage, and Vibrant and Merger Sub are in compliance in all material respects with the terms thereof. Such insurance policies are of the type and in the amounts customarily carried by Entities conducting a business similar to Vibrant and are sufficient for compliance with all applicable Laws and Contracts to which Vibrant or any of its Subsidiaries is a party or by which it is bound. Other than customary end of policy notifications from insurance carriers, since January 1, 2021, Vibrant has not received any notice or other communication regarding any actual or possible: (i) cancellation or invalidation of any insurance policy or (ii) refusal or denial of any coverage, reservation of rights or rejection of any material claim under any insurance policy. Each of Vibrant and Merger Sub has provided timely written notice to the appropriate insurance carrier(s) of each Legal Proceeding pending against Vibrant for which Vibrant has insurance coverage, and no such carrier has issued a denial of coverage or a reservation of rights with respect to any such Legal Proceeding, or informed Vibrant of its intent to do so.

4.20 Transactions with Affiliates. Except as set forth in the Vibrant SEC Documents filed prior to the date of this Agreement, since the date of Vibrant’s annual report on Form 20-F for the year ended December 31, 2021 with the SEC, no event has occurred that would be required to be reported by Vibrant pursuant to Item 7B of Form 20-F promulgated by the SEC. Section 4.20 of the Vibrant Disclosure Schedule describes any material transactions or relationships, since January 1, 2020, between, on one hand, Vibrant or any of its Subsidiaries and, on the other hand, any (a) executive officer or director of Vibrant or any of its Subsidiaries or any of such executive officer’s or director’s immediate family members, (b) owner of more than five percent (5%) of the voting power of the outstanding Shares or (c) to the Knowledge of Vibrant, any “related person” (within the meaning of Item 404 of Regulation S-K under the Securities Act) of any such officer, director or owner (other than Vibrant or its Subsidiaries) in the case of each of (a), (b) or (c) that is of the type that would be required to be disclosed under Item 404 of Regulation S-K under the Securities Act.

4.21 No Financial Advisors. Except as set forth on Section 4.21 of the Vibrant Disclosure Schedule, no broker, finder or investment banker is entitled to any brokerage fee, finder’s fee, opinion fee, success fee, transaction fee or other fee or commission in connection with the Contemplated Transactions based upon arrangements made by or on behalf of Vibrant.

4.22 Valid Issuance. The Vibrant Ordinary Shares to be issued in the Merger will, when issued in accordance with the provisions of this Agreement, be validly issued, fully paid and nonassessable.

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4.23 Privacy and Data Security. Vibrant has complied with all applicable Privacy Laws and the applicable terms of any Vibrant Contracts relating to privacy, security, collection or use of Personal Information of any individuals (including clinical trial participants, patients, patient family members, caregivers or advocates, physicians and other health care professionals, clinical trial investigators, researchers, pharmacists) that interact with Vibrant in connection with the operation of Vibrant’s business, except for such non-compliance as has not had, and would not reasonably be expected to have, individually or in the aggregate, an Vibrant Material Adverse Effect. To the Knowledge of Vibrant, Vibrant has implemented and maintains reasonable Privacy Policies and has complied with its Privacy Policies, except for such non-compliance as has not to the Knowledge of Vibrant had, and would not reasonably be expected to have, individually or in the aggregate, a Vibrant Material Adverse Effect. To the Knowledge of Vibrant, as of the date hereof, no claims have been asserted or threatened against Vibrant by any Person alleging a violation of Privacy Laws, Privacy Policies and/or the applicable terms of any Vibrant Contracts relating to privacy, security, collection or use of Personal Information of any individuals. To the Knowledge of Vibrant, there have been no data security incidents, personal data breaches or other adverse events or incidents related to Personal Information or Vibrant data in the custody or control of Vibrant or any service provider acting on behalf of Vibrant, in each case where such incident, breach or event would result in a notification obligation to any Person under applicable law or pursuant to the terms of any Vibrant Contract.

4.24 Grant and Subsidies. Section 4.24 of the Vibrant Disclosure Schedule sets forth a complete and correct list of all pending and outstanding grants from any Governmental Authority to Vibrant and/or any of its Subsidiaries (each such grant, a “Governmental Grant”). No prior approval of any Governmental Authority is required in order to consummate the transactions contemplated under this Agreement or to preserve entitlement of Vibrant to any such grant, incentive, subsidy, or benefit. Section 4.24 of the Vibrant Disclosure Schedule includes the aggregate amounts of each grant, the aggregate outstanding obligations of Vibrant thereunder, including royalty payments, and a description setting out the product, technology or know-how developed with each Government Grant. Vibrant and its Subsidiaries are in compliance with all terms, conditions and requirements of its Governmental Grants (including any reporting requirements) and has duly fulfilled in all respects all the conditions, undertakings, and other obligations relating thereto. Vibrant has delivered to the Company accurate and complete copies of (i) all certificates of approval and letters of approval (and supplements thereto) granted to Vibrant and/or its Subsidiaries by any Governmental Authority in connection with any Governmental Grant or application therefor, and any undertakings of Vibrant and/or its Subsidiaries in connection with any Governmental Grant and (ii) any other material documents and information (other than generally available information such as laws and regulations), such as material correspondence with applicable governmental authorities in connection with any Governmental Grant. In each application submitted by or on behalf of Vibrant and/or its Subsidiaries in connection with any Governmental Grant, Vibrant has disclosed all information required by such application in a materially accurate and complete manner. Vibrant is in compliance with all terms, conditions, requirements and criteria of all Governmental Grants (including any reporting requirements), and has duly fulfilled in all material respects all conditions, undertakings and other obligations relating thereto. No event has occurred, and no circumstance or condition exists (other than potential changes to applicable law), that following the Closing would give rise to: a requirement that Vibrant and/or its Subsidiaries return or refund any benefits provided under any Governmental Grant (other than payments in accordance with the provisions of the applicable Governmental Grant and applicable Law). No written claim or challenge have been submitted to Vibrant and/or its Subsidiaries by any Governmental Authority with respect to any of the Governmental Grants or the compliance by Vibrant and/or its Subsidiaries with the terms, conditions, obligations or laws relating to the Governmental Grants. To the Knowledge of Vibrant it is not currently under an audit regarding any Governmental Grant other than customary review by the IIA of the Vibrant’s periodic reports submitted in connection with the Governmental Grants provided by the IIA. Except as set forth on Schedule 4.24 of the Vibrant Disclosure Schedule, no Governmental Authority is entitled to receive any royalties or other payments with respect to any Governmental Grant.

4.25 Bank Accounts; Deposits. Section 4.25 of the Vibrant Disclosure Schedule provides accurate information with respect to each account maintained by or for the benefit of Vibrant or any Vibrant Subsidiary at any bank or other financial institution, including the name of the bank or financial institution, the account number, the balance as of December 31, 2022 and the names of all individuals authorized to draw on or make withdrawals from such accounts. All existing accounts receivables of Vibrant and any Vibrant Subsidiary (including those accounts receivable reflected on the Vibrant Unaudited Interim Balance Sheet that have not yet been collected and those accounts receivable that have arisen since the date of the Vibrant Unaudited Interim Balance Sheet and have not yet been collected) represent valid obligations of customers of Vibrant arising from bona fide transactions entered into in the Ordinary Course of Business. All deposits of Vibrant and any Vibrant Subsidiary (including those set forth on the Vibrant Unaudited Interim Balance Sheet) are fully refundable to Vibrant.

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4.26 Code of Ethics. Vibrant has adopted a code of ethics, as defined by Item 16B of Form 20-F of the SEC, for senior financial officers, applicable to its principal executive officer, principal financial officer, controller or principal accounting officer, or persons performing similar functions. Vibrant has disclosed any change in or waiver of Vibrant’s code of ethics with respect to any such persons, as required by Item 16B of Form 20-F. To the Knowledge of Vibrant, there have been no violations of provisions of Vibrant’s code of ethics by any such persons.

4.27 Opinion of Financial Advisor. The Vibrant Board has received the opinion of Chardan Capital Markets, LLC to the effect that, as of the date of such opinion and based on and subject to the matters set forth therein, the Exchange Ratio is fair, from a financial point of view, to Vibrant. A copy of such written opinion shall be provided to the Company solely for informational purposes after receipt thereof by the Company.

4.28 Shell Company Status. Vibrant is not an issuer identified in Rule 144(i)(1) or of the Securities Act or a shell company as defined in Rule 12b-2 of the Exchange Act

4.29 Foreign Private Issuer. Prior to January 1, 2023, Vibrant was at all times since July 1, 2016 a “foreign private issuer” as such term is defined in the Exchange Act.

4.30 No Other Representations or Warranties. Vibrant hereby acknowledges and agrees that, except for the representations and warranties contained in this Agreement, neither the Company nor any of its Subsidiaries nor any other person on behalf of the Company or its Subsidiaries makes any express or implied representation or warranty with respect to the Company or its Subsidiaries or with respect to any other information provided to Vibrant, Merger Sub or stockholders or any of their respective Affiliates in connection with the Contemplated Transactions, and (subject to the express representations and warranties of the Company set forth in Section 3 (in each case as qualified and limited by the Company Disclosure Schedule)) none of Vibrant, Merger Sub or any of their respective Representatives or stockholders, has relied on any such information (including the accuracy or completeness thereof).

Section 5. Certain Covenants of the Parties.

5.1 Operation of Vibrant’s Business.

(a) Except as expressly contemplated or permitted by this Agreement, as required by applicable Law or unless the Company shall otherwise consent in writing (which consent shall not be unreasonably withheld, delayed or conditioned), during the period commencing on the date of this Agreement and continuing until the earlier to occur of the termination of this Agreement pursuant to Section 10 and the Effective Time (the “Pre-Closing Period”), Vibrant shall use commercially reasonable efforts to conduct its business and operations in the Ordinary Course of Business and in material compliance with all applicable Law and the requirements of all Contracts that constitute Vibrant Material Contracts.

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(b) Except (i) as expressly contemplated or permitted by this Agreement, (ii) as set forth in Section 5.1(b) of the Vibrant Disclosure Schedule, (iii) as required by applicable Law or (iv) with the prior written consent of the Company (which consent shall not be unreasonably withheld, delayed or conditioned), at all times during the Pre-Closing Period, Vibrant shall not:

(i) declare, accrue, set aside or pay any dividend or make any other distribution in respect of any shares of its capital stock or repurchase, redeem or otherwise reacquire any shares of its capital stock or other securities (except for Vibrant Ordinary Shares from terminated employees, directors or consultants of Vibrant);

(ii) other than as required pursuant to the terms of the Vibrant ATM Facility, any Vibrant Employee Plan in effect as of the date of this Agreement or applicable Law, sell, issue, grant, pledge or otherwise dispose of or encumber or authorize the issuance of: (A) any capital stock or other security (except for Vibrant Ordinary Shares issued upon the valid exercise or settlement of outstanding Vibrant Options or Vibrant RSUs, as applicable), (B) any option, warrant or right to acquire any capital stock or any other security or (C) any instrument convertible into or exchangeable for any capital stock or other security;

(iii) except as required to give effect to anything in this Agreement or in contemplation of the Closing, amend any of its Organizational Documents, or effect or be a party to any merger, consolidation, share exchange, business combination, recapitalization, reclassification of shares, stock split, reverse stock split or similar transaction except, for the avoidance of doubt, the Contemplated Transactions;

(iv) form any Subsidiary or acquire any equity interest or other interest in any other Entity or enter into a joint venture with any other Entity;

(v) (A) lend money to any Person, (B) incur or guarantee any indebtedness for borrowed money, other than in the Ordinary Course of Business, (C) guarantee any debt securities of others or (D) make any capital expenditure or commitment in excess of $100,000;

(vi) other than in the Ordinary Course of Business: (A) adopt, establish or enter into any Vibrant Employee Plan, (B) cause or permit any Vibrant Employee Plan to be amended other than as required by law or in order to make amendments for the purposes of Section 409A of the Code, (C) pay any bonus or make any profit-sharing or similar payment to (except with respect to obligations pursuant to any Vibrant Employee Plan), or materially increase the amount of the wages, salary, commissions, fringe benefits or other compensation or remuneration payable to, any of its employees, directors or consultants or (D) increase the severance or change of control benefits offered to any current or new employees, directors or consultants

(vii) enter into any Contract with a labor union or collective bargaining agreement;

(viii) enter into any material transaction outside the Ordinary Course of Business;

(ix) acquire any material asset or sell, lease or otherwise irrevocably dispose of any of its assets or properties, or grant any Encumbrance with respect to such assets or properties, except in the Ordinary Course of Business;

(x) make (other than consistent with past practice), change or revoke any material Tax election; file any material amendment to any Tax Return or adopt or change any material accounting method in respect of Taxes;

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(xi) enter into, amend or terminate any Vibrant Material Contract; or

(xii) agree, resolve or commit to do any of the foregoing.

Nothing contained in this Agreement shall give the Company, directly or indirectly, the right to control or direct the operations of Vibrant prior to the Effective Time. Prior to the Effective Time, Vibrant shall exercise, consistent with the terms and conditions of this Agreement, complete unilateral control and supervision over its business operations.

5.2 Operation of the Company’s Business.

(a) Except as expressly contemplated or permitted by this Agreement, as required by applicable Law or unless Vibrant shall otherwise consent in writing (which consent shall not be unreasonably withheld, delayed or conditioned), during the Pre-Closing Period each of the Company and its Subsidiaries shall use commercially reasonable efforts to conduct its business and operations in the Ordinary Course of Business and in material compliance with all applicable Law and the requirements of all Contracts that constitute Company Material Contracts.

(b) Except (i) as expressly contemplated or permitted by this Agreement (including in connection with the Company Pre-Closing Financing), (ii) as set forth in Section 5.2(b) of the Company Disclosure Schedule, (iii) as required by applicable Law or (iv) with the prior written consent of Vibrant (which consent shall not be unreasonably withheld, delayed or conditioned), at all times during the Pre-Closing Period, the Company shall not, nor shall it cause or permit any of its Subsidiaries to, do any of the following:

(i) declare, accrue, set aside or pay any dividend or make any other distribution in respect of any shares of capital stock; or repurchase, redeem or otherwise reacquire any shares of Company Capital Stock or other securities (except for shares of Company Capital Stock from terminated employees, directors or consultants of the Company);

(ii) except as expressly required by this Agreement in contemplation of the Closing, amend any of its or its Subsidiaries’ Organizational Documents, or effect or be a party to any merger, consolidation, share exchange, business combination, recapitalization, reclassification of shares, stock split, reverse stock split or similar transaction except, for the avoidance of doubt, the Contemplated Transactions;

(iii) other than as required pursuant to the terms of any Company Employee Plan in effect as of the date of this Agreement or applicable Law, sell, issue, grant, pledge or otherwise dispose of or encumber or authorize any of the foregoing actions with respect to: (A) any capital stock or other security of the Company or any of its Subsidiaries (except for shares of outstanding Company Capital Stock issued upon the valid exercise of Company Options and shares of Company Capital Stock issued in connection with the Company Pre-Closing Financing and pursuant to the Stock Purchase Agreement), (B) any option, warrant or right to acquire any capital stock or any other security or (C) any instrument convertible into or exchangeable for any capital stock or other security of the Company or any of its Subsidiaries;

(iv) form any Subsidiary or acquire any equity interest or other interest in any other Entity or enter into a joint venture with any other Entity;

(v) (A) lend money to any Person, (B) incur or guarantee any indebtedness for borrowed money, other than in the Ordinary Course of Business, (C) guarantee any debt securities of others or (D) make any capital expenditure or commitment in excess of $100,000;

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(vi) other than in the Ordinary Course of Business: (A) adopt, establish or enter into any Company Employee Plan, (B) cause or permit any Company Employee Plan to be amended other than as required by Law or in order to make amendments for the purposes of Section 409A of the Code, (C) pay any bonus or make any profit-sharing or similar payment to (except with respect to obligations pursuant to any Company Employee Plan), or materially increase the amount of the wages, salary, commissions, fringe benefits or other compensation or remuneration payable to, any of its directors, officers or employees or (D) increase the severance or change of control benefits offered to any current or new employees, directors or consultants;

(vii) enter into any Contract with a labor union or collective bargaining agreement;

(viii) enter into any material transaction outside the Ordinary Course of Business;

(ix) acquire any material asset or sell, lease or otherwise irrevocably dispose of any of its assets or properties, or grant any Encumbrance with respect to such assets or properties, except in the Ordinary Course of Business;

(x) sell, assign, transfer, license, sublicense or otherwise dispose of any material Company IP Rights (other than pursuant to non-exclusive licenses in the Ordinary Course of Business);

(xi) make (other than consistent with past practice), change or revoke any material Tax election; file any material amendment to any Tax Return or adopt or change any material accounting method in respect of Taxes;

(xii) enter into, amend or terminate any Company Material Contract;

(xiii) (A) materially change pricing or royalties or other payments set or charged by the Company or any of its Subsidiaries to its customers or licensees or (B) agree to materially change pricing or royalties or other payments set or charged by Persons who have licensed Intellectual Property to the Company or any of its Subsidiaries; or

(xiv) agree, resolve or commit to do any of the foregoing.

Nothing contained in this Agreement shall give Vibrant, directly or indirectly, the right to control or direct the operations of the Company prior to the Effective Time. Prior to the Effective Time, the Company shall exercise, consistent with the terms and conditions of this Agreement, complete unilateral control and supervision over its business operations.

(c) Notwithstanding any provision herein to the contrary (including the foregoing provisions of this Section 5.2), Vibrant may engage in the sale, license, transfer, disposition, divestiture or other monetization transaction (i.e., a royalty transaction) and/or winding down of the Vibrant Legacy Business and/or the sale, license, transfer, disposition, divestiture or other monetization transaction (i.e., a royalty transaction) or other disposition of any Vibrant Legacy Assets (each, an “Vibrant Legacy Transaction”); provided, however, that to the extent any Vibrant Legacy Transaction results in material obligations of Vibrant that will extend beyond Closing, such terms shall be reasonably acceptable to Company.

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5.3 Access and Investigation.

(a) Subject to the terms of the Confidentiality Agreement, which the Parties agree will continue in full force following the date of this Agreement, during the Pre-Closing Period, upon reasonable notice, Vibrant, on the one hand, and the Company, on the other hand, shall and shall use commercially reasonable efforts to cause such Party’s Representatives to: (a) provide the other Party and such other Party’s Representatives with reasonable access during normal business hours to such Party’s Representatives, personnel and assets and to all existing books, records, Tax Returns, work papers and other documents and information relating to such Party and its Subsidiaries, (b) provide the other Party and such other Party’s Representatives with such copies of the existing books, records, Tax Returns, work papers, product data, and other documents and information relating to such Party and its Subsidiaries, and with such additional financial, operating and other data and information regarding such Party and its Subsidiaries as the other Party may reasonably request and (c) permit the other Party’s officers and other employees to meet, upon reasonable notice and during normal business hours, with the chief executive officer and other officers and managers of such Party responsible for such Party’s financial statements and the internal controls of such Party to discuss such matters as the other Party may deem necessary. Any investigation conducted by either Vibrant or the Company pursuant to this Section 5.3 shall be conducted in such manner as not to interfere unreasonably with the conduct of the business of the other Party.

(b) Notwithstanding anything herein to the contrary in this Section 5.3, no access or examination contemplated by this Section 5.3 shall be permitted to the extent that it would require any Party or its Subsidiaries to waive the attorney-client privilege or attorney work product privilege, or violate any applicable Law; provided, that such Party or its Subsidiary (i) shall be entitled to withhold only such information that may not be provided without causing such violation or waiver, (ii) shall provide to the other Party all related information that may be provided without causing such violation or waiver (including, to the extent permitted, redacted versions of any such information) and (iii) shall enter into such effective and appropriate joint-defense agreements or other protective arrangements as may be reasonably requested by the other Party in order that all such information may be provided to the other Party without causing such violation or waiver.

5.4 No Solicitation.

(a) Each of Vibrant and the Company agrees that, during the Pre-Closing Period, neither it nor any of its Subsidiaries shall, nor shall it or any of its Subsidiaries authorize any of its Representatives to, directly or indirectly: (i) solicit, initiate or knowingly encourage, induce or facilitate the communication, making, submission or announcement of any Acquisition Proposal or Acquisition Inquiry or take any action that could reasonably be expected to lead to an Acquisition Proposal or Acquisition Inquiry, (ii) furnish any non-public information regarding such Party to any Person in connection with or in response to an Acquisition Proposal or Acquisition Inquiry, (iii) engage in discussions or negotiations with any Person with respect to any Acquisition Proposal or Acquisition Inquiry, (iv) approve, endorse or recommend any Acquisition Proposal (subject to Section 6.2 and Section 6.3) or (v) execute or enter into any letter of intent or any Contract contemplating or otherwise relating to any Acquisition Transaction; provided, however, that, notwithstanding anything contained in this Section 5.4 and subject to compliance with this Section 5.4, prior to the approval of this Agreement by a Party’s stockholders (i.e., the Required Company Stockholder Vote, in the case of the Company and its Subsidiaries, or the Required Vibrant Shareholder Vote in the case of Vibrant), such Party may furnish non-public information regarding such Party and its Subsidiaries to, and enter into discussions or negotiations with, any Person in response to a bona fide written Acquisition Proposal by such Person which such Party’s board of directors determines in good faith, after consultation with such Party’s financial advisors and outside legal counsel, constitutes, or is reasonably likely to result in, a Superior Offer (and is not withdrawn) if: (A) neither such Party nor any Representative of such Party shall have breached this Section 5.4 in any material respect, (B) the board of directors of such Party concludes in good faith based on the advice of outside legal counsel, that the failure to take such action would reasonably be expected to be inconsistent with the board of directors’ fiduciary duties under applicable Law, (C) at least two (2) Business Days prior to initially furnishing any such nonpublic information to, or entering into discussions with, such Person, such Party gives the other Party written notice of the identity of such Person and of such Party’s intention to furnish nonpublic information to, or enter into discussions with, such Person, (D) such Party receives from such Person an executed Acceptable Confidentiality Agreement and (E) at least two (2) Business Days prior to furnishing any such nonpublic information to such Person, such Party furnishes such nonpublic information to the other Party (to the extent such information has not been previously furnished by such Party to the other Party). Without limiting the generality of the foregoing, each Party acknowledges and agrees that, in the event any Representative of such Party takes any action that, if taken by such Party, would constitute a breach of this Section 5.4 by such Party, the taking of such action by such Representative shall be deemed to constitute a breach of this Section 5.4 by such Party for purposes of this Agreement.

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(b) If any Party or any Representative of such Party receives an Acquisition Proposal or Acquisition Inquiry at any time during the Pre-Closing Period, then such Party shall promptly (and in no event later than one Business Day after such Party becomes aware of such Acquisition Proposal or Acquisition Inquiry) advise the other Party orally and in writing of such Acquisition Proposal or Acquisition Inquiry (including the identity of the Person making or submitting such Acquisition Proposal or Acquisition Inquiry, and the terms thereof). Such Party shall keep the other Party reasonably informed with respect to the status and terms of any such Acquisition Proposal or Acquisition Inquiry and any material modification or material proposed modification thereto.

(c) Each Party shall immediately cease and cause to be terminated any existing discussions, negotiations and communications with any Person that relate to any Acquisition Proposal or Acquisition Inquiry as of the date of this Agreement and request the destruction or return of any nonpublic information provided to such Person.

5.5 Notification of Certain Matters. During the Pre-Closing Period, each of the Company, on the one hand, and Vibrant, on the other hand, shall promptly notify the other (and, if in writing, furnish copies of) if any of the following occurs: (a) any notice or other communication is received from any Person alleging that the Consent of such Person is or may be required in connection with any of the Contemplated Transactions, (b) any Legal Proceeding against or involving or otherwise affecting such Party or its Subsidiaries is commenced, or, to the Knowledge of such Party, threatened against such Party or, to the Knowledge of such Party, any director, officer or Key Employee of such Party, (c) such Party becomes aware of any inaccuracy in any representation or warranty made by such Party in this Agreement or (d) the failure of such Party to comply with any covenant or obligation of such Party; in each case that could reasonably be expected to make the timely satisfaction of any of the conditions set forth in Sections 7, 8 and 9, as applicable, impossible or materially less likely. No such notice shall be deemed to supplement or amend the Company Disclosure Schedule or the Vibrant Disclosure Schedule for the purpose of (x) determining the accuracy of any of the representations and warranties made by the Company in this Agreement or (y) determining whether any condition set forth in Section 7, 8 or 9 has been satisfied. Any failure by either Party to provide notice pursuant to this Section 5.5 shall not be deemed to be a breach for purposes of Section 8.2 or 9.2, as applicable, unless such failure to provide such notice was knowing and intentional.

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Section 6. Additional Agreements of the Parties.

6.1 Registration Statement; Proxy Statement.

(a) As promptly as practicable after the date of this Agreement, (i) Vibrant shall, in cooperation and consultation with the Company, prepare and file with the SEC a proxy statement relating to the Vibrant Shareholder Meeting to be held in connection with the Merger (together with any amendments thereof or supplements thereto, the “Proxy Statement”) and (ii) Vibrant, in cooperation with the Company, shall prepare and file with the SEC a registration statement on Form S-4 (the “Form S-4”), in which the Proxy Statement shall be included as a part (the Proxy Statement and the Form S-4, collectively, the “Registration Statement”), in connection with the registration under the Securities Act of the Vibrant Ordinary Shares to be issued by virtue of the Merger. Each of Vibrant and the Company shall use their commercially reasonable efforts to cause the Registration Statement to become effective as promptly as practicable and remain effective through the Closing Date, and shall take all or any action required under any applicable federal, state, securities and other Laws in connection with the issuance of Vibrant Ordinary Shares pursuant to the Merger. Each of the Parties shall furnish all information concerning itself and their Affiliates, as applicable, to the other Parties as the other Parties may reasonably request in connection with such actions and the preparation of the Registration Statement and Proxy Statement. The Proxy Statement and Registration Statement shall include, among other things, subject to Section 6.3, (i) the Vibrant Board Recommendation, and (ii) the opinion referred to in Section 4.27.

(b) Vibrant covenants and agrees that the Registration Statement (and the letter to stockholders, notice of meeting and form of proxy included therewith) will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. The Company covenants and agrees that the information supplied by or on behalf of the Company or its Subsidiaries to Vibrant for inclusion in the Registration Statement (including the Company Financials) will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make such information, in light of the circumstances under which they were made, not misleading. Notwithstanding the foregoing, Vibrant makes no covenant, representation or warranty with respect to statements made in the Registration Statement (and the letter to stockholders, notice of meeting and form of proxy included therewith), if any, based on information provided by the Company or its Subsidiaries or any of their Representatives for inclusion therein. Notwithstanding the foregoing, the Company makes no covenant, representation or warranty with respect to statements made in the Registration Statement (and the letter to stockholders, notice of meeting and form of proxy included therewith), if any, based on information provided by Vibrant or its Subsidiaries or any of their Representatives for inclusion therein.

(c) Vibrant shall use commercially reasonable efforts to cause, and the Company shall reasonable cooperate with Vibrant in causing, the Proxy Statement to be mailed to Vibrant’s shareholders as promptly as practicable after the Registration Statement is declared effective under the Securities Act. If Vibrant, Merger Sub or the Company become aware of any event or information that, pursuant to the Securities Act or the Exchange Act, should be disclosed in an amendment or supplement to the Registration Statement or Proxy Statement, as the case may be, then such Party, as the case may be, shall promptly inform the other Parties thereof and shall cooperate with such other Parties in filing such amendment or supplement with the SEC and, if appropriate, in mailing such amendment or supplement to the Vibrant shareholders; provided, that Vibrant shall not file any such amendment or supplement without providing the Company a reasonable opportunity to review and comment thereon.

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(d) The Company shall reasonably cooperate with Vibrant and provide, and cause its Representatives to provide, Vibrant and its Representatives, with all accurate and complete information regarding the Company or its Subsidiaries that is required by Law to be included in the Registration Statement or reasonably requested by Vibrant to be included in the Registration Statement. Without limiting the foregoing, the Company will use commercially reasonable efforts to cause to be delivered to Vibrant a letter of the Company’s independent accounting firm, dated no more than two (2) Business Days before the date on which the Registration Statement becomes effective (and reasonably satisfactory in form and substance to Vibrant), that is customary in scope and substance for letters delivered by independent public accountants in connection with registration statements similar to the Registration Statement.

(e) Vibrant shall notify the Company promptly of the receipt of any comments from the SEC or the staff of the SEC, if any, and of any request by the SEC or the staff of the SEC, if any, for amendments or supplements to the Proxy Statement or the Registration Statement or for additional information and shall supply the Company with copies of all correspondence between Vibrant or any of its Representatives, on the one hand, and the SEC or the staff of the SEC, on the other hand, with respect to the Proxy Statement or the Registration Statement or the Contemplated Transactions. Vibrant shall use its commercially reasonable efforts to respond as promptly as reasonably practicable to any comments of the SEC or the staff of the SEC with respect to the Proxy Statement or the Registration Statement, and shall give the Company and its counsel a reasonable opportunity to participate in the formulation of any response to any such comments of the SEC or its staff.

(f) Vibrant shall make, and the Company shall cooperate in, all necessary filings with respect to the Merger and the transactions contemplated thereby under all applicable Israeli securities laws and regulation and United States state securities and “blue sky” laws.

(g) As promptly as reasonably practicable following the date of this Agreement, but in no event later than 45 days after the date of this Agreement, the Company will furnish to Vibrant (x) unaudited interim financial statements for each interim period completed prior to Closing that are required to be included in the Proxy Statement or Registration Statement and not otherwise delivered pursuant to Section 3.7(a) (the “Company Interim Financial Statements”) and (y) the Company’s audited consolidated statements of income, cash flow and stockholders’ equity for each of its fiscal years required to be included in the Proxy Statement or Registration Statement (the “Company Audited Financial Statements”). Each of the Company Audited Financial Statements and the Company Interim Financial Statements will be suitable for inclusion in the Proxy Statement or Registration Statement and prepared in accordance with GAAP as applied on a consistent basis during the periods involved (except in each case as described in the notes thereto) and on that basis will present fairly, in all material respects, the financial position and the results of operations, changes in stockholders’ equity, and cash flows of the Company as of the dates of and for the periods referred to in the Company Audited Financial Statements or the Company Interim Financial Statements, as the case may be.

6.2 Company Stockholder Written Consent.

(a) Promptly after the Registration Statement has been declared effective under the Securities Act, and in any event no later than five (5) Business Days thereafter, the Company shall obtain the approval by written consent from Company stockholders sufficient for the Required Company Stockholder Vote in lieu of a meeting pursuant to Section 228 of the DGCL, for purposes of (i) adopting and approving this Agreement and the Contemplated Transactions, (ii) acknowledging that the approval given thereby is irrevocable and that such stockholder is aware of its rights to demand appraisal for its shares pursuant to Section 262 of the DGCL, a copy of which will be attached thereto, and that such stockholder has received and read a copy of Section 262 of the DGCL and (iii) acknowledging that by its approval of the Merger it is not entitled to appraisal rights with respect to its shares in connection with the Merger and thereby waives any rights to receive payment of the fair value of its capital stock under the DGCL. Under no circumstances shall the Company assert that any other approval or consent is necessary by its stockholders to approve this Agreement and the Contemplated Transactions.

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(b) Reasonably promptly following receipt of the Required Company Stockholder Vote, the Company shall prepare and mail a notice (the “Stockholder Notice”) to every stockholder of the Company that did not execute the Company Stockholder Written Consent. The Stockholder Notice shall (i) be a statement to the effect that the Company Board determined that the Merger is advisable in accordance with Section 251(b) of the DGCL and in the best interests of the stockholders of the Company and approved and adopted this Agreement, the Merger and the other Contemplated Transactions, (ii) provide the stockholders of the Company to whom it is sent with notice of the actions taken in the Company Stockholder Written Consent, including the adoption and approval of this Agreement, the Merger and the other Contemplated Transactions in accordance with Section 228(e) of the DGCL and the certificate of incorporation and bylaws of the Company and (iii) include a description of the appraisal rights of the Company’s stockholders available under the DGCL, along with such other information as is required thereunder and pursuant to applicable Law. All materials (including any amendments thereto) submitted to the stockholders of the Company in accordance with this Section 6.2(b) shall be subject to Vibrant’s advance review and reasonable approval.

(c) The Company agrees that, subject to Section 6.2(d): (i) the Company Board shall recommend that the Company’s stockholders vote to adopt and approve this Agreement and the Contemplated Transactions and shall use commercially reasonable efforts to solicit such approval within the time set forth in Section 6.2(a) (the recommendation of the Company Board that the Company’s stockholders vote to adopt and approve this Agreement being referred to as the “Company Board Recommendation”) and (ii) the Company Board Recommendation shall not be withdrawn or modified (and the Company Board shall not publicly propose to withdraw or modify the Company Board Recommendation) in a manner adverse to Vibrant, and no resolution by the Company Board or any committee thereof to withdraw or modify the Company Board Recommendation in a manner adverse to Vibrant or to adopt, approve or recommend (or publicly propose to adopt, approve or recommend) any Acquisition Proposal shall be adopted or proposed.

(d) Notwithstanding anything to the contrary contained in Section 6.2(c), and subject to compliance with Section 5.4 and Section 6.2, if at any time prior to approval and adoption of this Agreement by the Required Company Stockholder Vote, the Company receives a bona fide written Superior Offer, the Company Board may withhold, amend, withdraw or modify the Company Board Recommendation (or publicly propose to withhold, amend, withdraw or modify the Company Board Recommendation) in a manner adverse to Vibrant (collectively, a “Company Board Adverse Recommendation Change”) if, but only if, following the receipt of and on account of such Superior Offer, (i) the Company Board determines in good faith, based on the advice of its outside legal counsel, that the failure to withhold, amend, withdraw or modify such recommendation would reasonably be expected to be inconsistent with its fiduciary duties under applicable Law, (ii) the Company has, and has caused its financial advisors and outside legal counsel to, during the Notice Period (as defined below), negotiate with Vibrant in good faith to make such adjustments to the terms and conditions of this Agreement so that such Acquisition Proposal ceases to constitute a Superior Offer and (iii) if after Vibrant shall have delivered to the Company a written offer to alter the terms or conditions of this Agreement during the Notice Period, the Company Board shall have determined in good faith, based on the advice of its outside legal counsel, that the failure to withhold, amend, withdraw or modify the Company Board Recommendation would reasonably be expected to be inconsistent with its fiduciary duties under applicable Law (after taking into account such alterations of the terms and conditions of this Agreement); provided that (x) Vibrant receives written notice from the Company confirming that the Company Board has determined to change its recommendation at least four (4) Business Days in advance of the Company Board Adverse Recommendation Change (the “Notice Period”), which notice shall include a description in reasonable detail of the reasons for such Company Board Adverse Recommendation Change, and written copies of any relevant proposed transaction agreements with any party making a potential Superior Offer, (y) during any Notice Period, Vibrant shall be entitled to deliver to the Company one or more counterproposals to such Acquisition Proposal and the Company will, and cause its Representatives to, negotiate with Vibrant in good faith (to the extent Vibrant desires to negotiate) to make such adjustments in the terms and conditions of this Agreement so that the applicable Acquisition Proposal ceases to constitute a Superior Offer and (z) in the event of any material amendment to any Superior Offer (including any revision in the amount, form or mix of consideration the Company’s stockholders would receive as a result of such potential Superior Offer), the Company shall be required to provide Vibrant with notice of such material amendment and the Notice Period shall be extended, if applicable, to ensure that at least two (2) Business Days remain in the Notice Period following such notification during which the parties shall comply again with the requirements of this Section 6.2(d) and the Company Board shall not make a Company Board Adverse Recommendation Change prior to the end of such Notice Period as so extended (it being understood that there may be multiple extensions).

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(e) The Company’s obligation to solicit the consent of its stockholders to sign the Company Stockholder Written Consent in accordance with Section 6.2(a) shall not be limited or otherwise affected by the commencement, disclosure, announcement or submission of any Superior Offer or other Acquisition Proposal, or by any Company Board Adverse Recommendation Change.

6.3 Vibrant Shareholder Meeting.

(a) Vibrant shall take all action necessary under applicable Law to call, give notice of and hold a meeting of the holders of Vibrant Ordinary Shares to consider and vote to approve this Agreement and the Contemplated Transactions, including the issuance of the Vibrant Ordinary Shares to the stockholders of the Company pursuant to the terms of this Agreement and, if deemed necessary by the Parties, an amendment to Vibrant’s articles of association to effect the increase of the registered share capital of Vibrant and the Nasdaq Reverse Split (collectively, the “Vibrant Shareholder Matters” and such meeting, the “Vibrant Shareholder Meeting”). The Vibrant Shareholder Meeting shall be held as promptly as practicable after the Registration Statement is declared effective under the Securities Act, and in any event no later than forty-five (45) days after the effective date of the Registration Statement. Vibrant shall take reasonable measures to ensure that all proxies solicited in connection with the Vibrant Shareholder Meeting are solicited in compliance with all applicable Law. Notwithstanding anything to the contrary contained herein, if on the date of the Vibrant Shareholder Meeting, or a date preceding the date on which the Vibrant Shareholder Meeting is scheduled, Vibrant reasonably believes that (i) it will not receive proxies sufficient to obtain the Required Vibrant Shareholder Vote, whether or not a quorum would be present or (ii) it will not have sufficient Vibrant Ordinary Shares represented (whether in person or by proxy) to constitute a quorum necessary to conduct the business of the Vibrant Shareholder Meeting, Vibrant may postpone or adjourn, or make one or more successive postponements or adjournments of, the Vibrant Shareholder Meeting as long as the date of the Vibrant Shareholder Meeting is not postponed or adjourned more than an aggregate of forty-five (45) days in connection with any postponements or adjournments.

(b) Vibrant agrees that, subject to Section 6.3(c): (i) the Vibrant Board shall recommend that the holders of Vibrant Ordinary Shares vote to approve the Vibrant Shareholder Matters and shall use commercially reasonable efforts to solicit such approval within the timeframe set forth in Section 6.3(a) above, (ii) the Proxy Statement shall include a statement to the effect that the Vibrant Board recommends that Vibrant’s shareholders vote to approve the Vibrant Shareholder Matters (the recommendation of the Vibrant Board being referred to as the “Vibrant Board Recommendation”) and (iii) the Vibrant Board Recommendation shall not be withheld, amended, withdrawn or modified (and the Vibrant Board shall not publicly propose to withhold, amend, withdraw or modify the Vibrant Board Recommendation) in a manner adverse to the Company, and no resolution by the Vibrant Board or any committee thereof to withdraw or modify the Vibrant Board Recommendation in a manner adverse to the Company or to adopt, approve or recommend (or publicly propose to adopt, approve or recommend) any Acquisition Proposal shall be adopted or proposed (the actions set forth in the foregoing clause (iii), collectively, a “Vibrant Board Adverse Recommendation Change”).

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(c) Notwithstanding anything to the contrary contained in Section 6.3(b), and subject to compliance with Section 5.4 and Section 6.3, if at any time prior to the approval of Vibrant Shareholder Matters by the Required Vibrant Shareholder Vote, (i) Vibrant receives a bona fide written Superior Offer or (ii) as a result of a material development or change in circumstances (other than any such event, development or change to the extent related to (A) any Acquisition Proposal, Acquisition Inquiry or the consequences thereof, (B) the fact, in and of itself, that Vibrant meets or exceeds internal budgets, plans or forecasts of its revenues, earnings or other financial performance or results of operations, (C) a willful and material breach of this Agreement by Vibrant, or (D) ability to draw on the Vibrant ATM Facility, whether or not such ability would constitute an Acquisition Proposal) that affects the business, assets or operations of Vibrant that occurs or arises after the date of this Agreement and was not known to or reasonably foreseeable by the Vibrant Board prior to the date hereof (a “Vibrant Intervening Event”), the Vibrant Board may make an Vibrant Board Adverse Recommendation Change if, but only if: (y) in the receipt of and on account of such Superior Offer, the Vibrant Board determines in good faith, based on the advice of its outside legal counsel, that the failure to make an Vibrant Board Adverse Recommendation Change would reasonably be expected to be inconsistent with its fiduciary duties under applicable Law; provided that (1) the Company receives written notice from Vibrant confirming that the Vibrant Board has determined to change its recommendation during the Notice Period, which notice shall include a description in reasonable detail of the reasons for such Vibrant Board Adverse Recommendation Change, and written copies of any relevant proposed transaction agreements with any party making a potential Superior Offer, (2) during any Notice Period, the Company shall be entitled to deliver to Vibrant one or more counterproposals to such Acquisition Proposal and Vibrant will, and cause its Representatives to, negotiate with the Company in good faith (to the extent the Company desires to negotiate) to make such adjustments in the terms and conditions of this Agreement so that the applicable Acquisition Proposal ceases to constitute a Superior Offer and (3) in the event of any material amendment to any Superior Offer (including any revision in price or percentage of the combined company that Vibrant’s shareholders would receive as a result of such potential Superior Offer), Vibrant shall be required to provide the Company with notice of such material amendment and the Notice Period shall be extended, if applicable, to ensure that at least two (2) Business Days remain in the Notice Period following such notification during which the parties shall comply again with the requirements of this Section 6.3(c) and the Vibrant Board shall not make an Vibrant Board Adverse Recommendation Change prior to the end of such Notice Period as so extended (it being understood that there may be multiple extensions) or (z) in the case of an Vibrant Intervening Event, the Vibrant Board determines in good faith, based on the advice of its outside legal counsel, that the failure to make an Vibrant Board Adverse Recommendation Change would reasonably be expected to be inconsistent with its fiduciary duties under applicable Law and Vibrant promptly notifies the Company, in writing, within the Notice Period before making an Vibrant Board Adverse Recommendation Change, which notice shall state expressly the material facts and circumstances related to the applicable Vibrant Intervening Event and that the Vibrant Board intends to make an Vibrant Board Adverse Recommendation Change.

(d) Vibrant’s obligation to call, give notice of and hold the Vibrant Shareholder Meeting in accordance with Section 6.3(a) shall not be limited or otherwise affected by the commencement, disclosure, announcement or submission of any Superior Offer or Acquisition Proposal, or by any withdrawal or modification of the Vibrant Board Recommendation.

(e) Nothing contained in this Agreement shall prohibit Vibrant or the Vibrant Board from complying with Rules 14d-9 and 14e-2(a) promulgated under the Exchange Act; provided however, that any disclosure made by Vibrant or the Vibrant Board pursuant to Rules 14d-9 and 14e-2(a) shall be limited to a statement that Vibrant is unable to take a position with respect to the bidder’s tender offer unless the Vibrant Board determines in good faith, after consultation with its outside legal counsel, that such statement would reasonably be expected to be inconsistent with its fiduciary duties under applicable Law.

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6.4 Efforts; Regulatory Approvals.

(a) The Parties shall use reasonable best efforts to consummate the Contemplated Transactions. Without limiting the generality of the foregoing, each Party: (i) shall make all filings and other submissions (if any) and give all notices (if any) required to be made and given by such Party in connection with the Contemplated Transactions, (ii) shall use commercially reasonable efforts to obtain each Consent (if any) reasonably required to be obtained (pursuant to any applicable Law or Contract, or otherwise) by such Party in connection with the Contemplated Transactions or for such Contract to remain in full force and effect, (iii) shall use commercially reasonable efforts to lift any injunction prohibiting, or any other legal bar to, the Contemplated Transactions and (iv) shall use commercially reasonable efforts to satisfy the conditions precedent to the consummation of this Agreement.

(b) Notwithstanding the generality of the foregoing, each Party shall use commercially reasonable efforts to file or otherwise submit, as soon as practicable after the date of this Agreement, all applications, notices, reports and other documents reasonably required to be filed by such Party with or otherwise submitted by such Party to any Governmental Authority with respect to the Contemplated Transactions, and to submit promptly any additional information requested by any such Governmental Authority. Without limiting the generality of the foregoing, the Parties shall, promptly and no later than ten (10) Business Days after the date of this Agreement, prepare and file, if any, any notification or other document required to be filed in connection with the Merger under any applicable Israeli or foreign Law relating to antitrust or competition matters including the Israel Competition Law. The Company and Vibrant shall respond as promptly as is practicable to respond in compliance with: (i) any inquiries or requests received from the Federal Trade Commission or the Department of Justice for additional information or documentation and (ii) any inquiries or requests received from any state attorney general, foreign antitrust or competition authority or other Governmental Authority in connection with antitrust or competition matters.

(c) Vibrant shall file a written notice with the IIA pursuant to the R&D Law and the rules and regulations related thereto in connection with the Merger. The applicable material equityholders of Vibrant and/or Company, as required by the IIA, shall execute an undertaking towards the IIA, in the standard form as required by the IIA (the “IIA Undertaking”).

6.5 Company Options.

(a) Subject to Section 6.5(c), at the Effective Time, each Company Option that is outstanding and unexercised immediately prior to the Effective Time and that, following assumption by Vibrant at the Effective Time, will be eligible to be registered on Form S-8, whether or not vested, shall be assumed and converted into an option to purchase Vibrant Ordinary Shares (an “Assumed Option”) in a manner consistent with the requirements of Section 409A and, for Company Options qualified under Section 422 of the Code, Section 424 of the Code, and Vibrant shall assume the Company Plan. All rights with respect to Company Capital Stock under Company Options assumed by Vibrant shall thereupon be converted into rights with respect to Vibrant Ordinary Shares. Accordingly, from and after the Effective Time: (i) each Assumed Option may be exercised solely for Vibrant Ordinary Shares, (ii) the number of Vibrant Ordinary Shares subject to each Assumed Option shall be determined by multiplying (A) the number of shares of Company Capital Stock that were subject to such Assumed Option, as in effect immediately prior to the Effective Time, by (B) the Exchange Ratio, and rounding the resulting number down to the nearest whole number of Vibrant Ordinary Shares and (iii) the per share exercise price for the Vibrant Ordinary Shares issuable upon exercise of each Assumed Option shall be determined by dividing (A) the per share exercise price of Company Capital Stock subject to such Assumed Option, as in effect immediately prior to the Effective Time, by (B) the Exchange Ratio and rounding the resulting exercise price up to the nearest whole cent. Each Assumed Option shall continue to be subject to the same terms and conditions (including the vesting arrangements and other terms and conditions set forth in the Company Plan and the applicable stock option or other agreement) as in effect and applicable to the Assumed Option immediately prior to the Effective Time; provided, however, that: (A) to the extent provided under the terms of a Company Option, each Assumed Option shall, in accordance with its terms, be subject to further adjustment as appropriate to reflect any stock split, division or subdivision of shares, stock dividend, reverse stock split, consolidation of shares, reclassification, recapitalization or other similar transaction with respect to Vibrant Ordinary Shares subsequent to the Effective Time and (B) the Vibrant Board or a committee thereof shall succeed to the authority and responsibility of the Company Board or any committee thereof with respect to each Assumed Option and the Company Plan.

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(b) Vibrant shall file with the SEC, as soon as reasonably practicable after the Effective Time, a registration statement on Form S-8, if available for use by Vibrant, relating to the Vibrant Ordinary Shares issuable with respect to Assumed Options issued in accordance with Section 6.5(a).

(c) Prior to the Effective Time, the Company shall take all actions that may be necessary (under the Company Plan and otherwise) to effectuate the provisions of this Section 6.5 and to ensure that, from and after the Effective Time, holders of Company Options have no rights with respect thereto other than those specifically provided in this Section 6.5.

6.6 Vibrant Options and Vibrant RSUs. Prior to the Closing, the Vibrant Board shall have adopted appropriate resolutions and taken all other actions necessary and appropriate to provide that the vesting of each unexpired, unexercised and unvested Vibrant Option and Vibrant RSU shall be accelerated in full effective as of immediately prior to the Effective Time.

6.7 Employee Benefits. Vibrant and the Company shall cause Vibrant to comply with the terms of any employment, severance, retention, change of control, or similar agreement specified on Section 4.17(c) of the Vibrant Disclosure Schedule, subject to the provisions of such agreements. No later than one (1) day prior to the Closing Date, the board of directors of Vibrant shall adopt written resolutions (in form and substance reasonably satisfactory to the Company) to be effective no later than the day immediately prior to the Closing (and take any other necessary and appropriate action) to (i) fully vest all participants in their accounts under the Vibrant Employee Plan qualified under Section 401(a) of the Code and (ii) terminate such Vibrant Employee Plan in accordance with its terms and conditions and applicable Law. Prior to the Closing, Vibrant shall contribute to the trust of the Vibrant Employee Plan qualified under Section 401(a) of the Code all employer and employee contributions attributable to the time period up to and including the termination date.

6.8 Indemnification of Officers and Directors.

(a) From the Effective Time through the sixth anniversary of the date on which the Effective Time occurs, each of Vibrant and the Surviving Corporation shall indemnify and hold harmless each person who is now, or has been at any time prior to the date hereof, or who becomes prior to the Effective Time, a director or officer of Vibrant or the Company, respectively (the “D&O Indemnified Parties”), against all claims, losses, liabilities, damages, judgments, fines and reasonable fees, costs and expenses, including attorneys’ fees and disbursements (collectively, “Costs”), incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of or pertaining to the fact that the D&O Indemnified Party is or was a director or officer of Vibrant or of the Company, whether asserted or claimed prior to, at or after the Effective Time, in each case, to the fullest extent permitted under the DGCL. Each D&O Indemnified Party will be entitled to advancement of expenses incurred in the defense of any such claim, action, suit, proceeding or investigation from each of Vibrant and the Surviving Corporation, jointly and severally, upon receipt by Vibrant or the Surviving Corporation from the D&O Indemnified Party of a request therefor; provided that any such person to whom expenses are advanced provides an undertaking to Vibrant, to the extent then required by the DGCL, to repay such advances if it is ultimately determined that such person is not entitled to indemnification. Without otherwise limiting the D&O Indemnified Parties’ rights with regards to counsel, following the Effective Time, the D&O Indemnified Parties shall be entitled to continue to retain Goodwin Procter LLP, Horn & Co. or such other counsel selected by the D&O Indemnified Parties.

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(b) The provisions of the articles of association and bylaws of Vibrant with respect to indemnification, advancement of expenses and exculpation of present and former directors and officers of Vibrant that are presently set forth in the articles of associate and bylaws of Vibrant shall not be amended, modified or repealed for a period of six years from the Effective Time in a manner that would adversely affect the rights thereunder of individuals who, at or prior to the Effective Time, were officers or directors of Vibrant, unless such modification is required by applicable Law. The certificate of incorporation and bylaws of the Surviving Corporation shall contain, and Vibrant shall cause the certificate of incorporation and bylaws of the Surviving Corporation to so contain, provisions no less favorable with respect to indemnification, advancement of expenses and exculpation of present and former directors and officers as those presently set forth in the articles of association and bylaws of Vibrant.

(c) From and after the Effective Time, (i) the Surviving Corporation shall fulfill and honor in all respects the obligations of the Company to its D&O Indemnified Parties as of immediately prior to the Closing pursuant to any indemnification provisions under the Company’s Organizational Documents and pursuant to any indemnification agreements between the Company and such D&O Indemnified Parties, with respect to claims arising out of matters occurring at or prior to the Effective Time and (ii) Vibrant shall fulfill and honor in all respects the obligations of Vibrant to its D&O Indemnified Parties as of immediately prior to the Closing pursuant to any indemnification provisions under Vibrant’s Organizational Documents and pursuant to any indemnification agreements between Vibrant and such D&O Indemnified Parties, with respect to claims arising out of matters occurring at or prior to the Effective Time.

(d) From and after the Effective Time, Vibrant shall maintain directors’ and officers’ liability insurance policies, with an effective date as of the Closing Date, on commercially available terms and conditions and with coverage limits customary for U.S. public companies similarly situated to Vibrant. In addition, Vibrant shall purchase, prior to the Effective Time, a six-year prepaid “D&O tail policy” for the non-cancellable extension of the directors’ and officers’ liability coverage of Vibrant’s existing directors’ and officers’ insurance policies for a claims reporting or discovery period of at least six years from and after the Effective Time with respect to any claim related to any period of time at or prior to the Effective Time with terms, conditions, retentions and limits of liability that are no less favorable than the coverage provided under Vibrant’s existing policies as of the date of this Agreement with respect to any actual or alleged error, misstatement, misleading statement, act, omission, neglect, breach of duty or any matter claimed against a director or officer of Vibrant by reason of him or her serving in such capacity that existed or occurred at or prior to the Effective Time (including in connection with this Agreement or the Contemplated Transactions or in connection with Vibrant’s initial public offering of Vibrant Ordinary Shares).

(e) From and after the Effective Time, Vibrant shall pay all expenses, including reasonable attorneys’ fees, that are incurred by the persons referred to in this Section 6.8 in connection with their enforcement of the rights provided to such persons in this Section 6.8.

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(f) The provisions of this Section 6.8 are intended to be in addition to the rights otherwise available to the current and former officers and directors of Vibrant and the Company by Law, charter, statute, bylaw or agreement, and shall operate for the benefit of, and shall be enforceable by, each of the D&O Indemnified Parties, their heirs and their Representatives.

(g) In the event Vibrant or the Surviving Corporation or any of their respective successors or assigns (i) consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any Person, then, and in each such case, proper provision shall be made so that the successors and assigns of Vibrant or the Surviving Corporation, as the case may be, shall succeed to the obligations set forth in this Section 6.8. Vibrant shall cause the Surviving Corporation to perform all of the obligations of the Surviving Corporation under this Section 6.8.

6.9 Disclosure. Without limiting any Party’s obligations under the Confidentiality Agreement, no Party shall, and no Party shall permit any of its Subsidiaries or any of its Representative to, issue any press release or make any disclosure (to any customers or employees of such Party, to the public or otherwise) regarding the Contemplated Transactions unless: (a) the other Party shall have approved such press release or disclosure in writing, such approval not to be unreasonably conditioned, withheld or delayed; or (b) such Party shall have determined in good faith, upon the advice of outside legal counsel, that such disclosure is required by applicable Law and, to the extent practicable, before such press release or disclosure is issued or made, such Party advises the other Party of, and consults with the other Party regarding, the text of such press release or disclosure; provided, however, that each of the Company and Vibrant may make any public statement in response to specific questions by the press, analysts, investors or those attending industry conferences or financial analyst conference calls, so long as any such statements are consistent with previous press releases, public disclosures or public statements made by the Company or Vibrant in compliance with this Section 6.9. Notwithstanding the foregoing, a Party need not consult with any other Parties in connection with such portion of any press release, public statement or filing to be issued or made pursuant to Section 6.3(d) or with respect to any Acquisition Proposal, Vibrant Board Adverse Recommendation Change or Company Board Adverse Recommendation Change, as applicable, or with respect to Vibrant only, pursuant to Section 6.3(e).

6.10 Listing. At or prior to the Effective Time, Vibrant shall use its commercially reasonable efforts to cause the Vibrant Ordinary Shares being issued in the Merger to be approved for listing (subject to notice of issuance) on Nasdaq at or prior to the Effective Time. The Company will cooperate with Vibrant as reasonably requested by Vibrant with respect to the listing application for the Vibrant Ordinary Shares and promptly furnish to Vibrant all information concerning the Company and its stockholders that may be required or reasonably requested in connection with any action contemplated by this Section 6.10. The Company agrees to pay all Nasdaq fees associated with any action contemplated by this Section 6.10.

6.11 Tax Matters.

(a) Vibrant, Merger Sub and the Company shall use their respective commercially reasonable efforts to cause the Merger to qualify, and agree not to, and not to permit or cause any Affiliate or any Subsidiary to, take any actions or cause any action to be taken which would reasonably be expected to prevent the Merger from qualifying, as a “reorganization” under Section 368(a) of the Code.

(b) This Agreement is intended to constitute, and the Parties hereby adopt this Agreement as, a “plan of reorganization” within the meaning of Treasury Regulations Section 1.368-2(g). The Parties shall treat and shall not take any tax reporting position inconsistent with the treatment of the Merger as a reorganization within the meaning of Section 368(a) of the Code for U.S. federal, state and other relevant Tax purposes, unless otherwise required pursuant to a “determination” within the meaning of Section 1313(a) of the Code.

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(c) The Parties acknowledge and agree that (i) Section 7874 of the Code will apply to the Merger, (ii) as a result of the application of Section 7874 of the Code, Vibrant will be treated as a United States domestic corporation for purposes of the Code, and (iii) the Parties shall not take any tax reporting position inconsistent with the foregoing for U.S. federal, state and other relevant Tax purposes, unless otherwise required pursuant to a “determination” within the meaning of Section 1313(a) of the Code.

(d) The Company shall (and shall cause its Affiliates to) provide any information reasonably requested to allow Vibrant to comply with any information reporting or withholding requirements contained in the Code or other applicable Laws with respect to the transactions contemplated by, or any payment made in connection with, this Agreement. Each of Vibrant and the Company shall cooperate fully, as and to the extent reasonably requested by any of the others, in connection with the filing of Tax Returns and any legal proceeding with respect to Taxes. Such cooperation shall include the retention and (upon request therefor) the provision of records and information reasonably relevant to any such legal proceeding and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. Vibrant and the Company shall retain all books and records with respect to Tax matters pertinent to the Company relating to any taxable period beginning before the Closing Date until expiration of the statute of limitations of the respective taxable periods, and to abide by all record retention agreements entered into with any Tax authority.

(e) All transfer, documentary, sales, use, stamp, registration and other such Taxes and fees (including any penalties and interest) incurred in connection with the Merger (collectively, “Transfer Taxes”) shall be paid when due by the party, upon which such Taxes and fees are imposed under applicable Law, and such party will, at its own expense, file all necessary Tax Returns and other documentation with respect to all such Transfer Taxes, and, if required by applicable Law, the Company Stockholders and the Parties hereto will, and will cause their applicable Affiliates to, cooperate and join in the execution of any such Tax Returns and other documentation; provided that any Transfer Taxes with respect to interests in real property owned, directly or indirectly, by the Company or any of its Subsidiaries shall be borne by the Surviving Corporation.

6.12 Legends. Vibrant shall be entitled to place appropriate legends on the book entries and/or certificates evidencing any Vibrant Ordinary Shares to be received in the Merger by equity holders of the Company who may be considered “affiliates” of Vibrant for purposes of Rules 144 and 145 under the Securities Act reflecting the restrictions set forth in Rules 144 and 145 and to issue appropriate stop transfer instructions to the transfer agent for Vibrant Ordinary Shares.

6.13 Officers and Directors. Until successors are duly elected or appointed and qualified in accordance with applicable Law, the Parties shall use reasonable best efforts and take all necessary action so that the Persons listed in Section 6.13 of the Vibrant Disclosure Schedule are elected or appointed, as applicable, to the positions of officers and directors of Vibrant and the Surviving Corporation, as set forth therein, to serve in such positions effective as of the Effective Time. If any Person listed in Section 6.13 of the Vibrant Disclosure Schedule is unable or unwilling to serve as officer or director of Vibrant or the Surviving Corporation, as set forth therein, the Party appointing such Person (as set forth on Section 6.13 of the Vibrant Disclosure Schedule) shall designate a successor to fill such position. In any event, the officers and directors of Vibrant and the Surviving Corporation immediately following the Closing shall be as reasonably agreed by the parties (x) in accordance with the requirements of Nasdaq and applicable Law and (y) with respect to the directors of each of Vibrant and the Surviving Corporation, one (1) designated by Vibrant and reasonably acceptable to the Company and not less than five (5) designated by the Company and reasonably acceptable to Vibrant.

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6.14 Termination of Certain Agreements and Rights. The Company shall cause any stockholders agreements, voting agreements, registration rights agreements, co-sale agreements and any other similar Contracts between the Company and any holders of Company Capital Stock, respectively, including any such Contract granting any Person investor rights, rights of first refusal, registration rights or director registration rights (collectively, the “Investor Agreements”), to be terminated immediately prior to the Effective Time, without any liability being imposed on the part of the Surviving Corporation.

6.15 Section 16 Matters. Prior to the Effective Time, Vibrant shall take all such steps as may be required to cause any acquisitions of Vibrant Ordinary Shares and any options to purchase Vibrant Ordinary Shares in connection with the Contemplated Transactions, by each individual who is reasonably expected to become subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to Vibrant, to be exempt under Rule 16b-3 promulgated under the Exchange Act.

6.16 Allocation Certificate. The Company will prepare and deliver to Vibrant at least two (2) Business Days prior to the Closing Date a certificate signed by the Chief Financial Officer of the Company in a form reasonably acceptable to Vibrant setting forth (as of immediately prior to the Effective Time) (a) each holder of Company Capital Stock or Company Options, (b) such holder’s name and address, (c) the number and type of Company Capital Stock held and/or underlying the Company Options as of the Closing Date for each such holder and (d) the number of Vibrant Ordinary Shares to be issued to such holder, or to underlie any Vibrant Option to be issued to such holder, pursuant to this Agreement in respect of the Company Capital Stock or Company Options held by such holder as of immediately prior to the Effective Time (the “Allocation Certificate”).

6.17 Nasdaq Reverse Split. If deemed necessary by the Parties, Vibrant shall submit to Vibrant’s shareholders at the Vibrant Shareholder Meeting a proposal to approve and adopt an amendment to Vibrant’s articles of association to authorize the Vibrant Board to effect the Nasdaq Reverse Split.

6.18 Israeli Encouragement of Research. Following the Closing, Vibrant shall continue to be subject to the provisions of the Israeli R&D Law and related rules and guidelines, and, to the extent required, the applicable material equityholders of Vibrant and/or Company and any affiliate thereof, as required thereunder, shall execute the IIA Undertaking to this effect.

6.19 Shareholder Litigation. Vibrant shall control any Transaction Litigation; provided, that Vibrant shall as promptly as reasonably practicable notify the Company in writing of, shall keep the Company informed on a reasonably prompt basis regarding any such Transaction Litigation, and shall give the Company the opportunity to participate in the defense and settlement of, any Transaction Litigation (including by allowing the Company to offer comments or suggestions with respect to such Transaction Litigation, which Vibrant shall consider in good faith). Vibrant shall give the Company the opportunity to consult with counsel to Vibrant regarding the defense and settlement of any such Transaction Litigation, and in any event Vibrant shall not settle or compromise or agree to settle or compromise any Transaction Litigation without the Company’s prior written consent (which consent shall not be unreasonably withheld, conditioned or delayed). Without otherwise limiting the D&O Indemnified Parties’ rights with regard to the right to counsel, and notwithstanding anything to the contrary in any indemnification agreements Vibrant has entered into, following the Effective Time, the Indemnified Parties shall be entitled to continue to retain Goodwin Procter LLP or such other counsel selected by such D&O Indemnified Parties prior to the Effective Time to defend any Transaction Litigation on behalf of, and to the extent such Transaction Litigation is against, the D&O Indemnified Parties.

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Section 7.Conditions Precedent to Obligations of Each Party.

The obligations of each Party to effect the Merger and otherwise consummate the Contemplated Transactions to be consummated at the Closing are subject to the satisfaction or, to the extent permitted by applicable law, the written waiver by each of the Parties, at or prior to the Closing, of each of the following conditions:

7.1 Effectiveness of Registration Statement. The Registration Statement shall have become effective in accordance with the provisions of the Securities Act, and shall not be subject to any stop order or proceeding (or threatened proceeding by the SEC) seeking a stop order with respect to the Registration Statement that has not been withdrawn.

7.2 No Restraints. No temporary restraining order, preliminary or permanent injunction or other Order preventing the consummation of the Contemplated Transactions shall have been issued by any court of competent jurisdiction or other Governmental Authority of competent jurisdiction and remain in effect and there shall not be any Law which has the effect of making the consummation of the Contemplated Transactions illegal.

7.3 Stockholder Approval. (a) Vibrant shall have obtained the Required Vibrant Shareholder Vote and (b) the Company shall have obtained the Required Company Stockholder Vote.

7.4 Listing. The approval of the listing of the additional Vibrant Ordinary Shares on Nasdaq shall have been obtained and the Vibrant Ordinary Shares to be issued in the Merger pursuant to this Agreement shall have been approved for listing (subject to official notice of issuance) on Nasdaq.

7.5 Regulatory Matters. Any waiting period applicable to the consummation of the Merger under, if applicable, the ICL, the IROC, the R&D Law and the Israel Competition Law shall have expired or been terminated.

Section 8.Additional Conditions Precedent to Obligations of Vibrant and Merger Sub.

The obligations of Vibrant and Merger Sub to effect the Merger and otherwise consummate the transactions to be consummated at the Closing are subject to the satisfaction or the written waiver by Vibrant, at or prior to the Closing, of each of the following conditions:

8.1 Accuracy of Representations. The Company Fundamental Representations shall have been accurate and complete in all respects as of the date of this Agreement and shall be accurate and complete on and as of the Closing Date with the same force and effect as if made on and as of such date (except to the extent such representations and warranties are specifically made as of a particular date, in which case such representations and warranties shall be accurate and complete as of such date). The Company Capitalization Representations shall have been accurate and complete in all respects as of the date of this Agreement and shall be accurate and complete on and as of the Closing Date with the same force and effect as if made on and as of such date, except, in each case, (x) for such inaccuracies which are de minimis, individually or in the aggregate or (y) for those representations and warranties which address matters only as of a particular date (which representations and warranties shall have been accurate and complete, subject to the qualifications as set forth in the preceding clause (x), as of such particular date). The representations and warranties of the Company contained in this Agreement (other than the Company Fundamental Representations and the Company Capitalization Representations) shall have been accurate and complete as of the date of this Agreement and shall be accurate and complete on and as of the Closing Date with the same force and effect as if made on the Closing Date except (a) in each case, or in the aggregate, where the failure to be so accurate and complete would not reasonably be expected to have a Company Material Adverse Effect (without giving effect to any references therein to any Company Material Adverse Effect or other materiality qualifications) or (b) for those representations and warranties which address matters only as of a particular date (which representations shall have been accurate and complete, subject to the qualifications as set forth in the preceding clause (a), as of such particular date) (it being understood that, for purposes of determining the accuracy of such representations and warranties, any update of or modification to the Company Disclosure Schedule made or purported to have been made after the date of this Agreement shall be disregarded).

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8.2 Performance of Covenants. The Company shall have performed or complied with in all material respects all agreements and covenants required to be performed or complied with by it under this Agreement at or prior to the Effective Time.

8.3 Closing Certificate. Vibrant shall have received a certificate executed by the Chief Executive Officer or Chief Financial Officer of the Company certifying (a) that the conditions set forth in Sections 8.1, 8.2, 8.4, 8.6 and 8.8 have been duly satisfied and (b) that the information set forth in the Allocation Certificate delivered by the Company in accordance with Section 6.16 is true and accurate in all respects as of the Closing Date.

8.4 Company Pre-Closing Financing. The Company Pre-Closing Financing shall have been consummated and the Company shall have received the proceeds of the Company Pre-Closing Financing on the terms and conditions set forth in the Stock Purchase Agreement, and the net cash proceeds of the Company Pre-Closing Financing (which, for these purposes only, are calculated after deduction of all unpaid Transaction Costs applicable to and incurred by the Company and its Subsidiaries, or for which the Company and its Subsidiaries are liable) shall be at least $5,000,000.

8.5 FIRPTA Certificate. On or no more than thirty (30) days prior to the Closing Date, Vibrant shall have received from the Company a certificate in the form and substance required under Treasury Regulations Sections 1.1445-2(c) and 1.897-2(h) together with a form of notice to the IRS in accordance with the requirements of Treasury Regulations Section 1.897-2(h), in each case, in form and substance reasonably acceptable to Vibrant.

8.6 No Company Material Adverse Effect. Since the date of this Agreement, there shall not have occurred any Company Material Adverse Effect.

8.7 Company Lock-Up Agreements. The Company Lock-Up Agreements will continue to be in full force and effect as of immediately following the Effective Time.

8.8 Termination of Investor Agreements. The Investor Agreements shall have been terminated.

8.9 IIA Undertaking and Notice. The applicable material equityholders of Company and/or any affiliate thereof (as requested by the IIA) shall have filed duly executed IIA Undertaking with the IIA; the IIA shall have accepted the parties’ notice to the IIA of the Merger and the transactions contemplated thereby.

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Section 9. Additional Conditions Precedent to Obligation of the Company.

The obligations of the Company to effect the Merger and otherwise consummate the transactions to be consummated at the Closing are subject to the satisfaction or the written waiver by the Company, at or prior to the Closing, of each of the following conditions:

9.1 Accuracy of Representations. Each of the Vibrant Fundamental Representations shall have been accurate and complete in all respects as of the date of this Agreement and shall be accurate and complete on and as of the Closing Date with the same force and effect as if made on and as of such date (except to the extent such representations and warranties are specifically made as of a particular date, in which case such representations and warranties shall be accurate and complete as of such date). The Vibrant Capitalization Representations shall have been accurate and complete as of the date of this Agreement and shall be accurate and complete on and as of the Closing Date with the same force and effect as if made on and as of such date, except, in each case, (x) for such inaccuracies which are de minimis, individually or in the aggregate or (y) for those representations and warranties which address matters only as of a particular date (which representations and warranties shall have been accurate and complete, subject to the qualifications as set forth in the preceding clause (x), as of such particular date). The representations and warranties of Vibrant and Merger Sub contained in this Agreement (other than the Vibrant Fundamental Representations and the Vibrant Capitalization Representations) shall have been accurate and complete as of the date of this Agreement and shall be accurate and complete on and as of the Closing Date with the same force and effect as if made on the Closing Date except (a) in each case, or in the aggregate, where the failure to be accurate and complete would not reasonably be expected to have an Vibrant Material Adverse Effect (without giving effect to any references therein to any Vibrant Material Adverse Effect or other materiality qualifications) or (b) for those representations and warranties which address matters only as of a particular date (which representations shall have been accurate and complete, subject to the qualifications as set forth in the preceding clause (a), as of such particular date) (it being understood that, for purposes of determining the accuracy of such representations and warranties, any update of or modification to the Vibrant Disclosure Schedule made or purported to have been made after the date of this Agreement shall be disregarded).

9.2 Performance of Covenants. Vibrant and Merger Sub shall have performed or complied with in all material respects all of their agreements and covenants required to be performed or complied with by each of them under this Agreement at or prior to the Effective Time.

9.3 Documents. The Company shall have received the following documents, each of which shall be in full force and effect:

(a) a certificate executed by the Chief Executive Officer of Vibrant confirming that the conditions set forth in Sections 9.1, 9.2, and 9.4 have been duly satisfied; and

(b) written resignations in forms reasonably satisfactory to the Company, dated as of the Closing Date and effective as of the Closing, executed by the officers and directors of Vibrant who are not to continue as officers or directors of Vibrant pursuant to Section 6.13.

9.4 No Vibrant Material Adverse Effect. Since the date of this Agreement, there shall not have occurred any Vibrant Material Adverse Effect.

9.5 Vibrant Lock-Up Agreements. The Vibrant Lock-Up Agreements will continue to be in full force and effect as of immediately following the Effective Time.

9.6 Net Cash Requirement. Vibrant’s Net Cash shall not be less than $15,000,000 as of the Closing.

9.7 Vibrant Legacy Transactions. The Company shall have received true and complete copies of all documentation for each Vibrant Legacy Transaction reasonably evidencing that Vibrant has received or will receive into one or more accounts described in Section 4.25, including escrow accounts, the proceeds (or, in the case of any Vibrant Legacy Transaction which will be consummated substantially contemporaneously with the Closing, that such proceeds are in irrevocably transit to Vibrant) of all Vibrant Legacy Transactions which are included in Vibrant’s estimated Net Cash Calculation.

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9.8 Termination of Employees and Contractors. Vibrant shall, consistent with applicable Law, take all actions necessary, prior to the Closing, to (A) terminate the employment of each of the Employees of Vibrant (other than those employees listed on Section 9.8 of the Vibrant Disclosure Schedule or as otherwise agreed by the Parties) effective no later than Closing Date by delivery of termination letters according to which, their employment with Vibrant shall terminate and after duly performing an employment termination process (including hearings prior to termination) consistent with applicable Law (including obtaining approval with respect to the termination of employment of the Employees, whose terminations require governmental termination permits), and, (B) terminate the consulting relationship with each of the independent contractors of Vibrant (other than those independent contractors listed on Section 9.8 of the Vibrant Disclosure Schedule), which termination with such shall become effective no later of the Closing. Upon such termination, Vibrant shall settle all accounts and payment to such Employees or independent contractors of all of their rights relating to their employment or engagement and termination thereof consistent with applicable Law and their respective employment or consulting agreements with Vibrant, including payment of severance and payment in lieu of their contractual notice period.

9.9 Termination of 401(a) Plan. The Company shall have received documentation, in form and substance reasonably satisfactory to the Company, evidencing the termination of the Vibrant Employee Plan qualified under Section 401(a) of the Code.

Section 10.Termination.

10.1 Termination. This Agreement may be terminated prior to the Effective Time (whether before or after adoption of this Agreement by the Company’s stockholders and whether before or after approval of the Vibrant Shareholder Matters by Vibrant’s shareholders, unless otherwise specified below):

(a) by mutual written consent of Vibrant and the Company;

(b) by either Vibrant or the Company if the Merger shall not have been consummated by November 22, 2023 (subject to possible extension as provided in this Section 10.1(b), the “End Date”); provided, however, that the right to terminate this Agreement under this Section 10.1(b) shall not be available to the Company or Vibrant if such Party’s action or failure to act has been a principal cause of the failure of the Merger to occur on or before the End Date and such action or failure to act constitutes a breach of this Agreement, provided, further, however, that, in the event that the condition set forth in Section 7.2 (if the injunction or other order relates to antitrust Laws) or Section 7.5 shall not have been satisfied by the initial End Date, or in the event that the SEC has not declared effective under the Securities Act the Registration Statement by the date which is 60 days prior to the End Date, then either the Company or Vibrant shall be entitled to extend the End Date for an additional 60 days;

(c) by either Vibrant or the Company if a court of competent jurisdiction or other Governmental Authority shall have issued a final and nonappealable Order, or shall have taken any other action, having the effect of permanently restraining, enjoining or otherwise prohibiting the Contemplated Transactions;

(d) by Vibrant if the Required Company Stockholder Vote shall not have been obtained within five (5) Business Days of the Registration Statement becoming effective in accordance with the provisions of the Securities Act; provided, however, that once the Required Company Stockholder Vote has been obtained, Vibrant may not terminate this Agreement pursuant to this Section 10.1(d);

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(e) by either Vibrant or the Company if (i) the Vibrant Shareholder Meeting (including any adjournments and postponements thereof) shall have been held and completed and Vibrant’s shareholders shall have taken a final vote on the Vibrant Shareholder Matters and (ii) the Vibrant Shareholder Matters shall not have been approved at the Vibrant Shareholder Meeting (or at any adjournment or postponement thereof) by the Required Vibrant Shareholder Vote; provided, however, that the right to terminate this Agreement under this Section 10.1(e) shall not be available to Vibrant where the failure to obtain the Required Vibrant Shareholder Vote shall have been caused by the action or failure to act of Vibrant and such action or failure to act constitutes a material breach by Vibrant of this Agreement;

(f) by the Company (at any time prior to the approval of the Vibrant Shareholder Matters by the Required Vibrant Shareholder Vote) if a Vibrant Triggering Event shall have occurred;

(g) by Vibrant (at any time prior to the adoption of this Agreement and the approval of the Contemplated Transactions by the Required Company Stockholder Vote) if a Company Triggering Event shall have occurred;

(h) by the Company, upon a breach of any representation, warranty, covenant or agreement set forth in this Agreement by Vibrant or Merger Sub or if any representation or warranty of Vibrant or Merger Sub shall have become inaccurate, in either case, such that the conditions set forth in Section 9.1 or Section 9.2 would not be satisfied as of the time of such breach or as of the time such representation or warranty shall have become inaccurate; provided that the Company is not then in material breach of any representation, warranty, covenant or agreement under this Agreement; provided, further, that if such inaccuracy in Vibrant’s or Merger Sub’s representations and warranties or breach by Vibrant or Merger Sub is curable by Vibrant or Merger Sub, then this Agreement shall not terminate pursuant to this Section 10.1(h) as a result of such particular breach or inaccuracy until the earlier of (i) the expiration of a 30-day period commencing upon delivery of written notice from the Company to Vibrant or Merger Sub of such breach or inaccuracy and its intention to terminate pursuant to this Section 10.1(h) and (ii) Vibrant or Merger Sub (as applicable) ceasing to exercise commercially reasonable efforts to cure such breach following delivery of written notice from the Company to Vibrant or Merger Sub of such breach or inaccuracy and its intention to terminate pursuant to this Section 10.1(h) (it being understood that this Agreement shall not terminate pursuant to this Section 10.1(h) as a result of such particular breach or inaccuracy if such breach by Vibrant or Merger Sub is cured prior to such termination becoming effective);

(i) by Vibrant, upon a breach of any representation, warranty, covenant or agreement set forth in this Agreement by the Company or if any representation or warranty of the Company shall have become inaccurate, in either case, such that the conditions set forth in Section 8.1 or Section 8.2 would not be satisfied as of the time of such breach or as of the time such representation or warranty shall have become inaccurate; provided that Vibrant is not then in material breach of any representation, warranty, covenant or agreement under this Agreement; provided, further, that if such inaccuracy in the Company’s representations and warranties or breach by the Company is curable by the Company then this Agreement shall not terminate pursuant to this Section 10.1(i) as a result of such particular breach or inaccuracy until the earlier of (i) the expiration of a 30-day period commencing upon delivery of written notice from Vibrant to the Company of such breach or inaccuracy and its intention to terminate pursuant to this Section 10.1(i) and (ii) the Company ceasing to exercise commercially reasonable efforts to cure such breach following delivery of written notice from Vibrant to the Company of such breach or inaccuracy and its intention to terminate pursuant to this Section 10.1(i) (it being understood that this Agreement shall not terminate pursuant to this Section 10.1(i) as a result of such particular breach or inaccuracy if such breach by the Company is cured prior to such termination becoming effective); or

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(j) by Vibrant (at any time prior to the approval of the Vibrant Shareholder Matters by the Required Vibrant Shareholder Vote) and following compliance with all of the requirements set forth in the proviso to this Section 10.1(j), upon the Vibrant Board authorizing Vibrant to enter into a Permitted Alternative Agreement; provided, however, that Vibrant shall not enter into any Permitted Alternative Agreement unless: (i) the Company shall have received written notice from Vibrant of Vibrant’s intention to enter into such Permitted Alternative Agreement at least four (4) Business Days in advance, with such notice describing in reasonable detail the reasons for such intention as well as the material terms and conditions of such Permitted Alternative Agreement, including the identity of the counterparty together with copies of the then current draft of such Permitted Alternative Agreement and any other related principal transaction documents, (ii) Vibrant shall have complied in all material respects with its obligations under Section 5.4 and Section 6.3, (iii) the Vibrant Board shall have determined in good faith, after consultation with its outside legal counsel, that the failure to enter into such Permitted Alternative Agreement would reasonably be expected to be inconsistent with its fiduciary obligations under applicable Law and (iv) Vibrant shall concurrently pay to the Company the Company Termination Fee in accordance with Section 10.3(c).

The Party desiring to terminate this Agreement pursuant to this Section 10.1 (other than pursuant to Section 10.1(a)) shall give a notice of such termination to the other Party specifying the provisions hereof pursuant to which such termination is made and the basis therefor described in reasonable detail.

10.2 Effect of Termination. In the event of the termination of this Agreement as provided in Section 10.1, this Agreement shall be of no further force or effect; provided, however, that (a) this Section 10.2, Section 10.3, and Section 11 shall survive the termination of this Agreement and shall remain in full force and effect and (b) the termination of this Agreement and the provisions of Section 10.3 shall not relieve any Party of any liability for fraud or for any willful and material breach of any representation, warranty, covenant, obligation or other provision contained in this Agreement.

10.3 Expenses; Termination Fees.

(a) Except as set forth in this Section 10.3 and Section 6.10 all fees and expenses incurred in connection with this Agreement and the Contemplated Transactions shall be paid by the Party incurring such expenses, whether or not the Merger is consummated provided, however, that Vibrant and the Company shall share equally all fees and expenses incurred in relation to the printing and filing with the SEC of the Registration Statement (including any financial statements and exhibits) and any amendments or supplements thereto and paid to a financial printer or the SEC.

(b) If (i) this Agreement is terminated by Vibrant or the Company pursuant to Section 10.1(e) or by the Company pursuant to Section 10.1(f), (ii) at any time after the date of this Agreement and prior to the Vibrant Shareholder Meeting an Acquisition Proposal with respect to Vibrant shall have been publicly announced, disclosed or otherwise communicated to the Vibrant Board (and shall not have been withdrawn) and (iii) in the event this Agreement is terminated pursuant to Section 10.1(e) only, within twelve (12) months after the date of such termination, Vibrant enters into a definitive agreement with respect to a Subsequent Transaction or consummates a Subsequent Transaction, then Vibrant shall pay to the Company, within ten (10) Business Days after termination (or, if applicable, upon such entry into a definitive agreement and/or consummation of a Subsequent Transaction), a nonrefundable fee in an amount equal to $2,500,000 (the “Company Termination Fee”).

(c) If this Agreement is terminated (x) by Vibrant pursuant to Section 10.1(j) or (y) by the Company pursuant to Section 10.1(f) solely, in the case of this clause (y), following a Vibrant Board Adverse Recommendation Change in connection with a Vibrant Intervening Event, then Vibrant shall pay to the Company, concurrent with such termination, the Company Termination Fee.

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(d) If (i) this Agreement is terminated by Vibrant pursuant to Section 10.1(d) or Section 10.1(g), (ii) at any time after the date of this Agreement and before obtaining the Required Company Stockholder Vote an Acquisition Proposal with respect to the Company shall have been publicly announced, disclosed or otherwise communicated to the Company Board (and shall not have been withdrawn) and (iii) in the event this Agreement is terminated pursuant Section 10.1(d) only, within twelve (12) months after the date of such termination, the Company enters into a definitive agreement with respect to a Subsequent Transaction or consummates a Subsequent Transaction, then the Company shall pay to Vibrant, within ten (10) Business Days after termination (or, if applicable, upon such entry into a definitive agreement and/or consummation of a Subsequent Transaction), a nonrefundable fee in an amount equal to $2,500,000 (the “Vibrant Termination Fee”).

(e) If this Agreement is terminated by the Company pursuant to Section 10.1(f) or Section 10.1(h), Vibrant shall reimburse the Company for all reasonable out-of-pocket fees and expenses incurred by the Company in connection with this Agreement and the Contemplated Transactions, up to a maximum of $500,000, by wire transfer of same-day funds within ten (10) Business Days following the date on which the Company submits to Vibrant accurate and complete copies of reasonable documentation supporting such expenses.

(f) If this Agreement is terminated by Vibrant pursuant to Section 10.1(g) or Section 10.1(i), the Company shall reimburse Vibrant for all reasonable out-of-pocket fees and expenses incurred by Vibrant in connection with this Agreement and the Contemplated Transactions, up to a maximum of $500,000, by wire transfer of same-day funds within ten (10) Business Days following the date on which Vibrant submits to the Company accurate and complete copies of reasonable documentation supporting such expenses.

(g) If either Party fails to pay when due any amount payable by it under this Section 10.3, then (i) such Party shall reimburse the other Party for reasonable costs and expenses (including reasonable fees and disbursements of counsel) incurred in connection with the collection of such overdue amount and the enforcement by the other Party of its rights under this Section 10.3 and (ii) such Party shall pay to the other Party interest on such overdue amount (for the period commencing as of the date such overdue amount was originally required to be paid and ending on the date such overdue amount is actually paid to the other Party in full) at a rate per annum equal to the “prime rate” (as announced by Bank of America or any successor thereto) in effect on the date such overdue amount was originally required to be paid plus three percent.

(h) The Parties agree that, subject to Section 10.2, the payment of the fees and expenses set forth in this Section 10.3 shall be the sole and exclusive remedy of each Party following a termination of this Agreement under the circumstances described in this Section 10.3, it being understood that in no event shall either Vibrant or the Company be required to pay the individual fees or damages payable pursuant to this Section 10.3 on more than one occasion. Subject to Section 10.2, following the payment of the fees and expenses set forth in this Section 10.3 by a Party, (i) such Party shall have no further liability to the other Party in connection with or arising out of this Agreement or the termination thereof, any breach of this Agreement by the other Party giving rise to such termination, or the failure of the Contemplated Transactions to be consummated, (ii) no other Party or their respective Affiliates shall be entitled to bring or maintain any other claim, action or proceeding against such Party or seek to obtain any recovery, judgment or damages of any kind against such Party (or any partner, member, stockholder, director, officer, employee, Subsidiary, Affiliate, agent or other Representative of such Party) in connection with or arising out of this Agreement or the termination thereof, any breach by such Party giving rise to such termination or the failure of the Contemplated Transactions to be consummated and (iii) all other Parties and their respective Affiliates shall be precluded from any other remedy against such Party and its Affiliates, at law or in equity or otherwise, in connection with or arising out of this Agreement or the termination thereof, any breach by such Party giving rise to such termination or the failure of the Contemplated Transactions to be consummated. Each of the Parties acknowledges that (x) the agreements contained in this Section 10.3 are an integral part of the Contemplated Transactions, (y) without these agreements, the Parties would not enter into this Agreement and (z) any amount payable pursuant to this Section 10.3 is not a penalty, but rather is liquidated damages in a reasonable amount that will compensate the Parties in the circumstances in which such amount is payable.

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Section 11. Miscellaneous Provisions.

11.1 Non-Survival of Representations and Warranties. The representations and warranties of the Company, Vibrant and Merger Sub contained in this Agreement or any certificate or instrument delivered pursuant to this Agreement shall terminate at the Effective Time, and only the covenants that by their terms survive the Effective Time and this Section 11 shall survive the Effective Time.

11.2 Amendment. This Agreement may be amended with the approval of the respective boards of directors of the Company, Merger Sub and Vibrant at any time (whether before or after the adoption and approval of this Agreement by the Company’s stockholders or before or after obtaining the Required Vibrant Shareholder Vote); provided, however, that after any such approval of this Agreement by a Party’s stockholders, no amendment shall be made which by Law requires further approval of such stockholders without the further approval of such stockholders. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the Company, Merger Sub and Vibrant.

11.3 Waiver.

(a) Any provision hereof may be waived by the waiving Party solely on such Party’s own behalf, without the consent of any other Party. No failure on the part of any Party to exercise any power, right, privilege or remedy under this Agreement, and no delay on the part of any Party in exercising any power, right, privilege or remedy under this Agreement, shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy.

(b) No Party shall be deemed to have waived any claim arising out of this Agreement, or any power, right, privilege or remedy under this Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of such Party and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.

11.4 Entire Agreement; Counterparts. This Agreement and the other agreements referred to in this Agreement constitute the entire agreement and supersede all prior agreements and understandings, both written and oral, among or between any of the Parties with respect to the subject matter hereof and thereof; provided, however, that the Confidentiality Agreement shall not be superseded and shall remain in full force and effect in accordance with its terms. This Agreement may be executed in several counterparts, each of which shall be deemed an original and all of which shall constitute one and the same instrument. The exchange of a fully executed Agreement (in counterparts or otherwise) by all Parties by facsimile or electronic transmission in .PDF format shall be sufficient to bind the Parties to the terms and conditions of this Agreement.

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11.5 Applicable Law; Jurisdiction. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws; provided that the matters relating to Vibrant corporate matters (including corporate approvals for this Agreement and Contemplated Transactions and duties of directors of Vibrant and matters related thereto) shall be governed by the laws of Israel. In any action or proceeding between any of the Parties arising out of or relating to this Agreement or any of the Contemplated Transactions, each of the Parties: (a) irrevocably and unconditionally consents and submits to the exclusive jurisdiction and venue of the Court of Chancery of the State of Delaware or, to the extent such court does not have subject matter jurisdiction, the Superior Court of the State of Delaware or the United States District Court for the District of Delaware, (b) agrees that all claims in respect of such action or proceeding shall be heard and determined exclusively in accordance with clause (a) of this Section 11.5, (c) waives any objection to laying venue in any such action or proceeding in such courts, (d) waives any objection that such courts are an inconvenient forum or do not have jurisdiction over any Party, (e) agrees that service of process upon such Party in any such action or proceeding shall be effective if notice is given in accordance with Section 11.7 of this Agreement and (f) irrevocably waives the right to trial by jury. Notwithstanding the foregoing, with respect to any action or proceeding arising out of this Agreement or any of the Transactions that primarily relate to Israeli Law matters, each of the parties hereto (x) consents to submit itself to the personal jurisdiction of the courts of Tel-Aviv, Israel, and (y) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court. Each of the Parties agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable Law. Each Party irrevocably consents to service of process inside or outside the territorial jurisdiction of the courts referred to in this Section 11.5 in the manner provided for notices in Section 11.7. Nothing in this Agreement will affect the right of any Party to serve process in any other manner permitted by applicable Law.

11.6 Assignability. This Agreement shall be binding upon, and shall be enforceable by and inure solely to the benefit of, the Parties and their respective successors and assigns; provided, however, that neither this Agreement nor any of a Party’s rights or obligations hereunder may be assigned or delegated by such Party without the prior written consent of the other Party, and any attempted assignment or delegation of this Agreement or any of such rights or obligations by such Party without the other Party’s prior written consent shall be void and of no effect.

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11.7 Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly delivered and received hereunder (a) one Business Day after being sent for next Business Day delivery, fees prepaid, via a reputable international overnight courier service, (b) upon delivery in the case of delivery by hand or (c) on the date delivered in the place of delivery if sent by email or facsimile (with a written or electronic confirmation of delivery) prior to 6:00 p.m. New York City time, otherwise on the next succeeding Business Day, in each case to the intended recipient as set forth below:

if to Vibrant or Merger Sub:

Vascular Biogenics Ltd.

1 Blue Hill Plaza

Suite 1509

Pearl River, New York 10965

Attention: Sam Backenroth, Chief Financial Officer

Email: [Omitted]

with a copy to (which shall not constitute notice):

Goodwin Procter LLP

100 Northern Avenue

Boston, Massachusetts 02210

Attention: Mitchell S. Bloom, Andrew H. Goodman, Tevia K. Pollard

Email: mbloom@goodwinlaw.com, agoodman@goodwinlaw.com, tpollard@goodwinlaw.com and:

Horn & Co. - Law Offices

Amot Investment Tower, 24 Floor

2 Weizmann Street,

Tel Aviv, Israel

Attention: Yuval Horn, Adv.

Email: yhorn@hornlaw.co.il

if to the Company:

Notable Labs, Inc.

320 Hatch Drive

Foster City, CA 94404

Attention: Thomas Bock, Chief Executive Officer

Email: [Omitted]

with a copy to (which shall not constitute notice):

Wiggin and Dana LLP

Two Stamford Plaza

281 Tresser Boulevard, 14th Floor

Stamford, CT 06901

Attention: Evan Kipperman

Email: ekipperman@wiggin.com

11.8 Cooperation. Each Party agrees to cooperate fully with the other Party and to execute and deliver such further documents, certificates, agreements and instruments and to take such other actions as may be reasonably requested by the other Party to evidence or reflect the Contemplated Transactions and to carry out the intent and purposes of this Agreement.

11.9 Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions of this Agreement or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If a final judgment of a court of competent jurisdiction declares that any term or provision of this Agreement is invalid or unenforceable, the Parties agree that the court making such determination shall have the power to limit such term or provision, to delete specific words or phrases or to replace such term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be valid and enforceable as so modified. In the event such court does not exercise the power granted to it in the prior sentence, the Parties agree to replace such invalid or unenforceable term or provision with a valid and enforceable term or provision that will achieve, to the extent possible, the economic, business and other purposes of such invalid or unenforceable term or provision.

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11.10 Other Remedies; Specific Performance. Except as otherwise provided herein, any and all remedies herein expressly conferred upon a Party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such Party, and the exercise by a Party of any one remedy will not preclude the exercise of any other remedy. The Parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the Parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity, and each of the Parties waives any bond, surety or other security that might be required of any other Party with respect thereto.

11.11 No Third Party Beneficiaries. Nothing in this Agreement, express or implied, is intended to or shall confer upon any Person (other than the Parties and the D&O Indemnified Parties to the extent of their respective rights pursuant to Section 6.8) any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

[Remainder of page intentionally left blank]

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In Witness Whereof, the Parties have caused this Agreement to be executed as of the date first above written.

Vascular Biogenics Ltd.

By:	/s/ Dror Harats

Name:	Dror Harats

Title:	Chief Executive Officer

Vibrant Merger Sub, Inc.

By:	/s/ Dror Harats

Name:	Dror Harats

Title:	Authorized Person

Notable Labs, Inc.

By:	/s/ Thomas Bock

Name:	Thomas Bock

Title:	Chief Executive Officer

Exhibit A

VASCULAR BIOGENICS, LTD.

Form of SUPPORT AGREEMENT

SUPPORT AGREEMENT

THIS SUPPORT AGREEMENT (this “Agreement”), dated as of February 22, 2023, is made by and among Vascular Biogenics Ltd., an Israeli corporation (“Vibrant”), Notable Labs, Inc., a Delaware corporation (the “Company”), and the undersigned holders (each a “Shareholder”) of share capital (the “Shares”) of Vibrant.

WHEREAS, Vibrant, Vibrant Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Vibrant (“Merger Sub”), and the Company, have entered into an Agreement and Plan of Merger, dated of even date herewith (the “Merger Agreement”), providing for the merger of Merger Sub with and into the Company (the “Merger”);

WHEREAS, each Shareholder beneficially owns and has sole or shared voting power with respect to the number of Shares, and holds Vibrant Options, Vibrant RSUs and/or pre-funded warrants to purchase Vibrant Ordinary Shares (“Vibrant Warrants”) to acquire the number of Shares indicated opposite such Shareholder’s name on Schedule 1 attached hereto;

WHEREAS, as an inducement and a condition to the willingness of the Company to enter into the Merger Agreement, each Shareholder has agreed to enter into and perform this Agreement; and

WHEREAS, all capitalized terms used in this Agreement without definition herein shall have the meanings ascribed to them in the Merger Agreement.

NOW, THEREFORE, in consideration of, and as a condition to, the Company’s entering into the Merger Agreement, each Shareholder, Vibrant and the Company agree as follows:

1. Agreement to Vote Shares. Each Shareholder agrees that, prior to the Expiration Date (as defined in Section 2 below), at any meeting of the shareholders of Vibrant or any adjournment or postponement thereof, or in connection with any written consent of the shareholders of Vibrant, with respect to the Merger, the Merger Agreement or any Acquisition Proposal, such Shareholder shall:

(a) appear at such meeting or otherwise cause the Shares and any New Shares (as defined in Section 3 below) to be counted as present thereat for purposes of calculating a quorum;

(b) from and after the date hereof until the Expiration Date, vote (or cause to be voted), or deliver a written consent (or cause a written consent to be delivered) covering all of the Shares and any New Shares that Shareholder shall be entitled to so vote: (i) in favor of (A) approval of the issuance of the shares of Vibrant Ordinary Shares by virtue of the Merger and (B) any matter that could reasonably be expected to facilitate the Merger and the Contemplated Transactions; (ii) against any Acquisition Proposal, or any agreement, transaction or other matter that is intended to, or would reasonably be expected to, impede, interfere with, delay, postpone, discourage or materially and adversely affect the consummation of the Merger and all of the other Contemplated Transactions; and (iii) to approve any proposal to adjourn or postpone the meeting to a later date, if there are not sufficient votes for the issuance of the shares of Vibrant Ordinary Shares by virtue of the Merger on the date on which such meeting is held. Shareholder shall not take or commit or agree to take any action inconsistent with the foregoing.

2. Expiration Date. As used in this Agreement, the term “Expiration Date” shall mean the earlier to occur of (a) the Effective Time, (b) such date and time as the Merger Agreement shall be terminated pursuant to Section 10 thereof or otherwise, or (c) the mutual written agreement of the parties to terminate this Agreement.

3. Additional Acquisitions. Each Shareholder agrees that any shares of capital stock or other equity securities of Vibrant that such Shareholder acquires or with respect to which such Shareholder otherwise acquires sole or shared voting power (including any proxy) after the execution of this Agreement and prior to the Expiration Date, whether by the exercise of any Vibrant Options, Vibrant Warrants or otherwise, including, without limitation, by gift, succession, in the event of a stock split or as a dividend or distribution of any Shares (“New Shares”), shall be subject to the terms and conditions of this Agreement to the same extent as if they constituted the Shares.

4. Agreement to Retain Shares. From and after the date hereof until the Expiration Date, each Shareholder shall not, directly or indirectly, (a) sell, assign, transfer, tender, or otherwise dispose of (including, without limitation, by the creation of any Liens (as defined in Section 5(c) below)) any Shares or any New Shares, (b) deposit any Shares or New Shares into a voting trust or enter into a voting agreement or similar arrangement with respect to such Shares or New Shares or grant any proxy or power of attorney with respect thereto (other than this Agreement), (c) enter into any Contract, option, commitment or other arrangement or understanding with respect to the direct or indirect sale, transfer, assignment or other disposition of (including, without limitation, by the creation of any Liens) any Shares or New Shares, or (d) take any action that would make any representation or warranty of such Shareholder contained herein untrue or incorrect or have the effect of preventing or disabling such Shareholder from performing such Shareholder’s obligations under this Agreement. Any action taken in violation of the foregoing sentence shall be null and void ab initio. Notwithstanding the foregoing, each Shareholder may make (1) transfers by will or by operation of Law or other transfers for estate-planning purposes, in which case this Agreement shall bind the transferee, (2) with respect to such Shareholder’s Vibrant Options which expire on or prior to the Expiration Date or Vibrant RSUs (and any Shares underlying such Vibrant Options and Vibrant RSUs), transfers, sale, or other disposition of Shares to Vibrant (or effecting a “net exercise” of a Vibrant Option or a “net settlement” of a Vibrant RSU) as payment for the (i) exercise price of such Shareholder’s Vibrant Options and (ii) taxes applicable to the exercise of such Shareholder’s Vibrant Options or the settlement of Vibrant RSUs, in each case as permitted pursuant to the terms of the Vibrant Stock Plans, (3) if Shareholder is a partnership or limited liability company, a transfer to one or more partners or members of Shareholder or to an Affiliated corporation, trust or other Entity under common control with Shareholder, or if Shareholder is a trust, a transfer to a beneficiary, provided that in each such case the applicable transferee has signed a voting agreement in substantially the form hereof, (4) make transfers that occur by operation of law pursuant to a qualified domestic relations order or in connection with a divorce settlement, and (5) transfers, sales or other dispositions as the Company may otherwise agree in writing in its sole discretion. If any voluntary or involuntary transfer of any Shares covered hereby shall occur (including a transfer or disposition permitted by Section 4(1) through Section 4(5), sale by a Shareholder’s trustee in bankruptcy, or a sale to a purchaser at any creditor’s or court sale), the transferee (which term, as used herein, shall include any and all transferees and subsequent transferees of the initial transferee) shall take and hold such Shares subject to all of the restrictions, liabilities and rights under this Agreement, which shall continue in full force and effect, notwithstanding that such transferee is not a Shareholder and has not executed a counterpart hereof or joinder hereto.

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5. Representations and Warranties of Shareholder. Each Shareholder hereby, severally but not jointly, represents and warrants to Vibrant and the Company as follows:

(a) If such Shareholder is an Entity: (i) such Shareholder is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is incorporated, organized or constituted, (ii) such Shareholder has all necessary power and authority to execute and deliver this Agreement, to perform such Shareholder’s obligations hereunder and to consummate the transactions contemplated hereby, and (iii) the execution and delivery of this Agreement, performance of such Shareholder’s obligations hereunder and the consummation of the transactions contemplated hereby by such Shareholder have been duly authorized by all necessary action on the part of such Shareholder and no other proceedings on the part of such Shareholder are necessary to authorize this Agreement, or to consummate the transactions contemplated hereby. If such Shareholder is an individual, such Shareholder has the legal capacity to execute and deliver this Agreement, to perform such Shareholder’s obligations hereunder and to consummate the transactions contemplated hereby;

(b) this Agreement has been duly executed and delivered by or on behalf of such Shareholder and, to such Shareholder’s knowledge and assuming this Agreement constitutes a valid and binding agreement of the Company and Vibrant, constitutes a valid and binding agreement with respect to such Shareholder, enforceable against such Shareholder in accordance with its terms, except as enforcement may be limited by general principles of equity whether applied in a court of Law or a court of equity and by bankruptcy, insolvency and similar Laws affecting creditors’ rights and remedies generally;

(c) such Shareholder beneficially owns the number of Shares indicated opposite such Shareholder’s name on Schedule 1, and will own any New Shares, free and clear of any liens, claims, charges or other encumbrances or restrictions of any kind whatsoever (“Liens”), and has sole or shared, and otherwise unrestricted, voting power with respect to such Shares or New Shares and none of the Shares or New Shares is subject to any voting trust or other agreement, arrangement or restriction with respect to the voting of the Shares or the New Shares, except as contemplated by this Agreement;

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(d) to the knowledge of such Shareholder, the execution and delivery of this Agreement by such Shareholder does not, and the performance by such Shareholder of his, her or its obligations hereunder and the compliance by such Shareholder with any provisions hereof will not, violate or conflict with, result in a material breach of or constitute a default (or an event that with notice or lapse of time or both would become a material default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of any Liens on any Shares or New Shares pursuant to, any agreement, instrument, note, bond, mortgage, Contract, lease, license, permit or other obligation or any order, arbitration award, judgment or decree to which such Shareholder is a party or by which such Shareholder is bound, or any Law, statute, rule or regulation to which such Shareholder is subject or, in the event that such Shareholder is a corporation, partnership, trust or other Entity, any bylaw or other Organizational Document of such Shareholder; except for any of the foregoing as would not reasonably be expected to prevent or delay the performance by such Shareholder of his, her or its obligations under this Agreement in any material respect;

(e) the execution and delivery of this Agreement by such Shareholder does not, and the performance of this Agreement by such Shareholder does not and will not, require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Authority or regulatory authority by such Shareholder except for applicable requirements, if any, of the Exchange Act, and except where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not prevent or delay the performance by such Shareholder of his, her or its obligations under this Agreement in any material respect;

(f) no investment banker, broker, finder or other intermediary is entitled to a fee or commission from Vibrant or the Company in respect of this Agreement based upon any Contract made by or on behalf of such Shareholder; and

(g) as of the date of this Agreement, there is no Legal Proceeding pending or, to the knowledge of such Shareholder, threatened against such Shareholder that would reasonably be expected to prevent or delay the performance by such Shareholder of his, her or its obligations under this Agreement in any material respect.

6. Irrevocable Proxy. Subject to the penultimate sentence of this Section 6, by execution of this Agreement, each Shareholder does hereby appoint the Company and any of its designees with full power of substitution and resubstitution, as such Shareholder’s true and lawful attorney and irrevocable proxy, to the fullest extent of such Shareholder’s rights with respect to the Shares, to vote and exercise all voting and related rights, including the right to sign such Shareholder’s name (solely in its capacity as a Shareholder) to any Shareholder consent, if Shareholder is unable to perform or otherwise does not perform his, her or its obligations under this Agreement, with respect to such Shares solely with respect to the matters set forth in Section 1 hereof. Each Shareholder intends this proxy to be irrevocable and coupled with an interest hereunder until the Expiration Date, hereby revokes any proxy previously granted by such Shareholder with respect to the Shares and represents that none of such previously-granted proxies are irrevocable. The Shareholder hereby affirms that the proxy set forth in this Section 6 is given in connection with, and granted in consideration of, and as an inducement to the Company, Vibrant and Merger Sub to enter into the Merger Agreement and that such proxy is given to secure the obligations of the Shareholder under Section 1. The irrevocable proxy and power of attorney granted herein shall survive the death or incapacity of such Shareholder and the obligations of such Shareholder shall be binding on such Shareholder’s heirs, personal representatives, successors, transferees and assigns. Each Shareholder hereby agrees not to grant any subsequent powers of attorney or proxies with respect to any Shares with respect to the matters set forth in Section 1 until after the Expiration Date. Notwithstanding anything contained herein to the contrary, this irrevocable proxy shall automatically terminate upon the Expiration Date.

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7. No Solicitation. From and after the date hereof until the Expiration Date, each Shareholder shall not directly or indirectly: (a) solicit, initiate or knowingly encourage, induce or facilitate the communication, making, submission or announcement of any Acquisition Proposal or Acquisition Inquiry regarding Vibrant or take any action that could reasonably be expected to lead to an Acquisition Proposal or Acquisition Inquiry regarding Vibrant, (b) furnish any non-public information regarding Vibrant to any Person in connection with or in response to an Acquisition Proposal or Acquisition Inquiry regarding Vibrant, (c) engage in discussions or negotiations with any Person with respect to any Acquisition Proposal or Acquisition Inquiry regarding Vibrant, (d) approve, endorse or recommend any Acquisition Proposal (subject to Section 6.3 of the Merger Agreement) (e) execute or enter into any letter of intent or any Contract contemplating or otherwise relating to any Acquisition Transaction regarding Vibrant (subject to Section 5.4 of the Merger Agreement), (f) take any action that could reasonably be expected to lead to an Acquisition Proposal or Acquisition Inquiry regarding Vibrant, (g) initiate a Shareholders’ vote or action by consent of the Vibrant’s Shareholders with respect to an Acquisition Proposal regarding Vibrant, (h) except by reason of this Agreement, become a member of a “group” (as such term is defined in Section 13(d) of the Exchange Act) with respect to any voting securities of Vibrant that takes any action in support of an Acquisition Proposal regarding Vibrant or (i) propose or agree to do any of the foregoing. In the event that such Shareholder is a corporation, partnership, trust or other Entity, it shall not permit any of its Subsidiaries or Affiliates to, nor shall it authorize any officer, director or representative of such Shareholder, or any of its Subsidiaries or Affiliates to, undertake any of the actions contemplated by this Section 7.

8. No Legal Actions. Each Shareholder will not in its capacity as a Shareholder of Vibrant bring, commence, institute, maintain, prosecute or voluntarily aid any Legal Proceeding which (i) challenges the validity or seeks to enjoin the operation of any provision of this Agreement or (ii) alleges that the execution and delivery of this Agreement by such Shareholder, either alone or together with the other voting agreements and proxies to be delivered in connection with the execution of the Merger Agreement, or the approval of the Merger Agreement by the Vibrant Board, constitutes a breach of any fiduciary duty of the Vibrant Board or any member thereof.

9. Other Remedies; Specific Performance. Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party will be deemed cumulative with, and not exclusive of, any other remedy conferred hereby, or by Law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof without the need of posting bond in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at Law or in equity.

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10. Directors and Officers. This Agreement shall apply to each Shareholder solely in such Shareholder’s capacity as a Shareholder of Vibrant and/or holder of Vibrant Options and/or Vibrant Warrants and not in such Shareholder’s capacity as a director, officer or employee of Vibrant or any of its Subsidiaries or in such Shareholder’s capacity as a trustee or fiduciary of any employee benefit plan or trust. Notwithstanding any provision of this Agreement to the contrary, nothing in this Agreement shall (or require Shareholder to attempt to) limit or restrict a director and/or officer of Vibrant in the exercise of his or her fiduciary duties consistent with the terms of the Merger Agreement as a director and/or officer of Vibrant or in his or her capacity as a trustee or fiduciary of any employee benefit plan or trust or prevent or be construed to create any obligation on the part of any director and/or officer of Vibrant or any trustee or fiduciary of any employee benefit plan or trust from taking any action in his or her capacity as such director, officer, trustee and/or fiduciary.

11. No Ownership Interest. Nothing contained in this Agreement shall be deemed to vest in the Company any direct or indirect ownership or incidence of ownership of or with respect to any Shares. All rights, ownership and economic benefits of and relating to the Shares shall remain vested in and belong to such Shareholder, and the Company does not have authority to manage, direct, superintend, restrict, regulate, govern, or administer any of the policies or operations of Vibrant or exercise any power or authority to direct such Shareholder in the voting of any of the Shares, except as otherwise provided herein.

12. Termination. This Agreement shall terminate and shall have no further force or effect as of the Expiration Date. Notwithstanding the foregoing, upon termination or expiration of this Agreement, no party shall have any further obligations or liabilities under this Agreement; provided, however, nothing set forth in this Section 12 or elsewhere in this Agreement shall relieve any party from liability for any fraud or for any willful and material breach of this Agreement prior to termination hereof.

13. Further Assurances. Each Shareholder shall, from time to time, execute and deliver, or cause to be executed and delivered, such additional or further consents, documents and other instruments as the Company or Vibrant may reasonably request for the purpose of effectively carrying out the transactions contemplated by this Agreement and the Contemplated Transactions.

14. Disclosure. Each Shareholder hereby agrees that Vibrant and the Company may publish and disclose in the Registration Statement, any prospectus filed with any regulatory authority in connection with the Contemplated Transactions and any related documents filed with such regulatory authority and as otherwise required by Law, such Shareholder’s identity and ownership of Shares and the nature of such Shareholder’s commitments, arrangements and understandings under this Agreement and may further file this Agreement as an exhibit to the Registration Statement or prospectus or in any other filing made by Vibrant or the Company as required by Law or the terms of the Merger Agreement, including with the SEC or other regulatory authority, relating to the Contemplated Transactions, all subject to prior review and an opportunity to comment by Shareholder’s counsel. Prior to the Closing, each Shareholder shall not, and shall use its reasonable best efforts to cause its representatives not to, directly or indirectly, make any press release, public announcement or other public communication that criticizes or disparages this Agreement or the Merger Agreement or any of the Contemplated Transactions, without the prior written consent of Vibrant and the Company, provided that the foregoing shall not limit or affect any actions taken by such Shareholder (or any affiliated officer or director of such Shareholder) that would be permitted to be taken by such Shareholder, Vibrant or the Company pursuant to the Merger Agreement; provided, further, that the foregoing shall not affect any actions of Shareholder the prohibition of which would be prohibited under applicable Law.

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15. Notice. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or sent by overnight courier (providing proof of delivery), by facsimile transmission (providing confirmation of transmission) or by electronic transmission (providing confirmation of transmission) to the Company or Vibrant, as the case may be, in accordance with Section 11.7 of the Merger Agreement and to each Shareholder at his, her or its address or email address (providing confirmation of transmission) set forth on Schedule 1 attached hereto (or at such other address for a party as shall be specified by like notice).

16. Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions of this Agreement or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If a final judgment of a court of competent jurisdiction declares that any term or provision of this Agreement is invalid or unenforceable, the parties hereto agree that the court making such determination shall have the power to limit such term or provision, to delete specific words or phrases or to replace such term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be valid and enforceable as so modified. In the event such court does not exercise the power granted to it in the prior sentence, the parties hereto agree to replace such invalid or unenforceable term or provision with a valid and enforceable term or provision that will achieve, to the extent possible, the economic, business and other purposes of such invalid or unenforceable term or provision.

17. Assignability. This Agreement shall be binding upon, and shall be enforceable by and inure solely to the benefit of, the parties hereto and their respective successors and assigns; provided, however, that neither this Agreement nor any of a party’s rights or obligations hereunder may be assigned or delegated by such party without the prior written consent of the other parties hereto, and any attempted assignment or delegation of this Agreement or any of such rights or obligations by such party without the other party’s prior written consent shall be void and of no effect. Nothing in this Agreement, express or implied, is intended to or shall confer upon any Person (other than the parties hereto) any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

18. No Waivers. No waivers of any breach of this Agreement extended by the Company or Vibrant to such Shareholder shall be construed as a waiver of any rights or remedies of the Company or Vibrant, as applicable, with respect to any other Shareholder of Vibrant who has executed an agreement substantially in the form of this Agreement with respect to Shares held or subsequently held by such Shareholder or with respect to any subsequent breach of Shareholder or any other such Shareholder of Vibrant. No waiver of any provisions hereof by any party shall be deemed a waiver of any other provisions hereof by any such party, nor shall any such waiver be deemed a continuing waiver of any provision hereof by such party.

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19. Applicable Law; Jurisdiction. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws; provided that the matters relating to Vibrant corporate matters (including corporate approvals for this Agreement and Contemplated Transactions and duties of directors of Vibrant and matters related thereto) shall be governed by the laws of Israel. In any action or proceeding between any of the Parties arising out of or relating to this Agreement or any of the Contemplated Transactions, each of the Parties: (a) irrevocably and unconditionally consents and submits to the exclusive jurisdiction and venue of the Court of Chancery of the State of Delaware or, to the extent such court does not have subject matter jurisdiction, the Superior Court of the State of Delaware or the United States District Court for the District of Delaware, (b) agrees that all claims in respect of such action or proceeding shall be heard and determined exclusively in accordance with clause (a) of this Section 19, (c) waives any objection to laying venue in any such action or proceeding in such courts, (d) waives any objection that such courts are an inconvenient forum or do not have jurisdiction over any Party, (e) agrees that service of process upon such Party in any such action or proceeding shall be effective if notice is given in accordance with Section 11.8 of the Merger Agreement and (f) irrevocably waives the right to trial by jury. Notwithstanding the foregoing, with respect to any action or proceeding arising out of this Agreement or any of the Transactions that primarily relate to Israeli Law matters, each of the parties hereto (x) consents to submit itself to the personal jurisdiction of the courts of Tel-Aviv, Israel, and (y) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court. Each of the Parties agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable Law. Each Party irrevocably consents to service of process inside or outside the territorial jurisdiction of the courts referred to in this Section 19 in the manner provided for notices in Section 15. Nothing in this Agreement will affect the right of any Party to serve process in any other manner permitted by applicable Law.

20. No Agreement Until Executed. Irrespective of negotiations among the parties or the exchanging of drafts of this Agreement, this Agreement shall not constitute or be deemed to evidence a Contract, agreement, arrangement or understanding between the parties hereto unless and until (a) the Vibrant Board has approved, for purposes of any applicable anti-takeover Laws and regulations and any applicable provision of the articles of association of Vibrant, the Merger Agreement and the Contemplated Transactions, (b) the Merger Agreement is executed by all parties thereto, and (c) this Agreement is executed by all parties hereto.

21. Entire Agreement; Counterparts; Exchanges by Facsimile. This Agreement and the other agreements referred to in this Agreement constitute the entire agreement and supersede all prior agreements and understandings, both written and oral, among or between any of the parties with respect to the subject matter hereof and thereof. This Agreement may be executed in several counterparts, each of which shall be deemed an original and all of which shall constitute one and the same instrument. The exchange of a fully executed Agreement (in counterparts or otherwise) by all parties by facsimile or electronic transmission via “.pdf” shall be sufficient to bind the parties to the terms and conditions of this Agreement.

22. Amendment. This Agreement may not be amended, supplemented or modified, and no provisions hereof may be modified or waived, except by an instrument in writing signed on behalf of each party hereto; provided, however, that the rights or obligations of any Shareholder may be waived, amended or otherwise modified in a writing signed by Vibrant, the Company and such Shareholder.

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23. Fees and Expenses. Except as otherwise specifically provided herein, the Merger Agreement or any other agreement contemplated by the Merger Agreement to which a party hereto is a party, each party hereto shall bear its own expenses in connection with this Agreement and the transactions contemplated hereby.

24. Voluntary Execution of Agreement. This Agreement is executed voluntarily and without any duress or undue influence on the part or behalf of the parties. Each of the parties hereby acknowledges, represents and warrants that (i) it has read and fully understood this Agreement and the implications and consequences thereof; (ii) it has been represented in the preparation, negotiation, and execution of this Agreement by legal counsel of its own choice, or it has made a voluntary and informed decision to decline to seek such counsel; and (iii) it is fully aware of the legal and binding effect of this Agreement.

25. Definition of Merger Agreement. For purposes of this Agreement, the term “Merger Agreement” may include such agreement as amended or modified as long as such amendments or modifications (a) do not (i) change the form of consideration, (ii) change the Exchange Ratio in a manner adverse to such Shareholder or (iii) extend the End Date past November 22, 2023 (other than any extension provided for in Section 10.1(b) of the Merger Agreement with respect to the Registration Statement), or (b) have been agreed to in writing by such Shareholder.

26. Construction.

(a) For purposes of this Agreement, whenever the context requires: the singular number shall include the plural, and vice versa; the masculine gender shall include the feminine and neuter genders; the feminine gender shall include the masculine and neuter genders; and the neuter gender shall include masculine and feminine genders.

(b) The parties hereto agree that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in the construction or interpretation of this Agreement.

(c) As used in this Agreement, the words “include” and “including,” and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words “without limitation.”

(d) Except as otherwise indicated, all references in this Agreement to “Sections,” and “Schedules” are intended to refer to Sections of this Agreement and Schedules to this Agreement, respectively.

(e) The underlined headings contained in this Agreement are for convenience of reference only, shall not be deemed to be a part of this Agreement and shall not be referred to in connection with the construction or interpretation of this Agreement.

[Remainder of Page has Intentionally Been Left Blank]

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EXECUTED as of the date first above written.

[Shareholder]

Signature:

Signature Page to Vibrant Support Agreement

EXECUTED as of the date first above written.

Vascular Biogenics LTd.

By:
Name:
Title:

Notable Labs, Inc.

By:
Name:
Title:

Signature Page to Vibrant Support Agreement

SCHEDULE 1

Name, Address and Email Address of Shareholder	Shares of Vibrant Ordinary Shares	Vibrant Options	Vibrant RSUs	Vibrant Warrants

Exhibit B

NOTABLE LABS, INC.

Form of SUPPORT AGREEMENT

SUPPORT AGREEMENT

THIS SUPPORT AGREEMENT (this “Agreement”), dated as of February 22, 2023, is made by and among Vascular Biogenics Ltd., an Israeli corporation (“Vibrant”), Notable Labs, Inc., a Delaware corporation (the “Company”), and the undersigned holders (each a “Stockholder”) of capital stock (the “Shares”) of the Company.

WHEREAS, Vibrant, Vibrant Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Vibrant (“Merger Sub”), and the Company, have entered into an Agreement and Plan of Merger, dated of even date herewith (the “Merger Agreement”), providing for the merger of Merger Sub with and into the Company (the “Merger”);

WHEREAS, each Stockholder beneficially owns and has sole or shared voting power with respect to the number of Shares, and holds Company Options and/or Company Warrants to acquire the number of Shares indicated opposite such Stockholder’s name on Schedule 1 attached hereto;

WHEREAS, as an inducement and a condition to the willingness of Vibrant to enter into the Merger Agreement, each Stockholder has agreed to enter into and perform this Agreement; and

WHEREAS, all capitalized terms used in this Agreement without definition herein shall have the meanings ascribed to them in the Merger Agreement.

NOW, THEREFORE, in consideration of, and as a condition to, Vibrant’s entering into the Merger Agreement, each Stockholder, Vibrant and the Company agree as follows:

1. Agreement to Vote Shares. Each Stockholder agrees that, prior to the Expiration Date (as defined in Section 2 below), at any meeting of the stockholders of the Company or any adjournment or postponement thereof, or in connection with any written consent of the stockholders (or any class or series of stockholders, as applicable) of the Company, with respect to the Merger, the Merger Agreement or any Acquisition Proposal, such Stockholder shall:

(a) appear at such meeting or otherwise cause the Shares and any New Shares (as defined in Section 3 below) to be counted as present thereat for purposes of calculating a quorum;

(b) from and after the date hereof until the Expiration Date, vote (or cause to be voted), or deliver a written consent (or cause a written consent to be delivered) covering all of the Shares and any New Shares that Stockholder shall be entitled to so vote: (i) in favor of (A) adoption and approval of the Merger Agreement and the approval of the Contemplated Transactions and (B) any matter that could reasonably be expected to facilitate the Merger and the Contemplated Transactions; (ii) against any Acquisition Proposal, or any agreement, transaction or other matter that is intended to, or would reasonably be expected to, impede, interfere with, delay, postpone, discourage or materially and adversely affect the consummation of the Merger and all of the other Contemplated Transactions; (iii) to approve any proposal to adjourn or postpone the meeting to a later date, if there are not sufficient votes for the adoption of the Merger Agreement on the date on which such meeting is held. Stockholder shall not take or commit or agree to take any action inconsistent with the foregoing, and (iv) where applicable, in favor of an election to convert all of the Company Preferred Stock held by Stockholder into Company Common Stock.

2. Expiration Date. As used in this Agreement, the term “Expiration Date” shall mean the earlier to occur of (a) the Effective Time, (b) such date and time as the Merger Agreement shall be terminated pursuant to Section 10 thereof or otherwise, or (c) the mutual written agreement of the parties to terminate this Agreement.

3. Additional Acquisitions. Each Stockholder agrees that any shares of capital stock or other equity securities of the Company that such Stockholder acquires or with respect to which such Stockholder otherwise acquires sole or shared voting power (including any proxy) after the execution of this Agreement and prior to the Expiration Date, whether by the exercise of any Company Options, Company Warrants or otherwise, including, without limitation, by gift, succession, in the event of a stock split or as a dividend or distribution of any Shares (“New Shares”), shall be subject to the terms and conditions of this Agreement to the same extent as if they constituted the Shares.

4. Agreement to Retain Shares. From and after the date hereof until the Expiration Date, each Stockholder shall not, directly or indirectly, (a) sell, assign, transfer, tender, or otherwise dispose of (including, without limitation, by the creation of any Liens (as defined in Section 5(c) below)) any Shares or any New Shares, (b) deposit any Shares or New Shares into a voting trust or enter into a voting agreement or similar arrangement with respect to such Shares or New Shares or grant any proxy or power of attorney with respect thereto (other than this Agreement), (c) enter into any Contract, option, commitment or other arrangement or understanding with respect to the direct or indirect sale, transfer, assignment or other disposition of (including, without limitation, by the creation of any Liens) any Shares or New Shares, or (d) take any action that would make any representation or warranty of such Stockholder contained herein untrue or incorrect or have the effect of preventing or disabling such Stockholder from performing such Stockholder’s obligations under this Agreement. Any action taken in violation of the foregoing sentence shall be null and void ab initio. Notwithstanding the foregoing, each Stockholder may make (1) transfers by will or by operation of Law or other transfers for estate-planning purposes, in which case this Agreement shall bind the transferee, (2) with respect to such Stockholder’s Company Options which expire on or prior to the Expiration Date (and any Shares underlying such Company Options), transfers, sale, or other disposition of Shares to the Company (or effecting a “net exercise” of a Company Option) as payment for the (i) exercise price of such Stockholder’s Company Options as permitted pursuant to the terms of the Company Plans, and (ii) taxes applicable to the exercise of such Stockholder’s Company Options, (3) if Stockholder is a partnership or limited liability company, a transfer to one or more partners or members of Stockholder or to an Affiliated corporation, trust or other Entity under common control with Stockholder, or if Stockholder is a trust, a transfer to a beneficiary, provided that in each such case the applicable transferee has signed a voting agreement in substantially the form hereof, (4) make transfers that occur by operation of law pursuant to a qualified domestic relations order or in connection with a divorce settlement, and (5) transfers, sales or other dispositions as Vibrant may otherwise agree in writing in its sole discretion. If any voluntary or involuntary transfer of any Shares covered hereby shall occur (including a transfer or disposition permitted by Section 4(1) through Section 4(5), sale by a Stockholder’s trustee in bankruptcy, or a sale to a purchaser at any creditor’s or court sale), the transferee (which term, as used herein, shall include any and all transferees and subsequent transferees of the initial transferee) shall take and hold such Shares subject to all of the restrictions, liabilities and rights under this Agreement, which shall continue in full force and effect, notwithstanding that such transferee is not a Stockholder and has not executed a counterpart hereof or joinder hereto.

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5. Representations and Warranties of Stockholder. Each Stockholder hereby, severally but not jointly, represents and warrants to Vibrant and the Company as follows:

(a) If such Stockholder is an Entity: (i) such Stockholder is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is incorporated, organized or constituted, (ii) such Stockholder has all necessary power and authority to execute and deliver this Agreement, to perform such Stockholder’s obligations hereunder and to consummate the transactions contemplated hereby, and (iii) the execution and delivery of this Agreement, performance of such Stockholder’s obligations hereunder and the consummation of the transactions contemplated hereby by such Stockholder have been duly authorized by all necessary action on the part of such Stockholder and no other proceedings on the part of such Stockholder are necessary to authorize this Agreement, or to consummate the transactions contemplated hereby. If such Stockholder is an individual, such Stockholder has the legal capacity to execute and deliver this Agreement, to perform such Stockholder’s obligations hereunder and to consummate the transactions contemplated hereby;

(b) this Agreement has been duly executed and delivered by or on behalf of such Stockholder and, to such Stockholder’s knowledge and assuming this Agreement constitutes a valid and binding agreement of the Company and Vibrant, constitutes a valid and binding agreement with respect to such Stockholder, enforceable against such Stockholder in accordance with its terms, except as enforcement may be limited by general principles of equity whether applied in a court of Law or a court of equity and by bankruptcy, insolvency and similar Laws affecting creditors’ rights and remedies generally;

(c) such Stockholder beneficially owns the number of Shares indicated opposite such Stockholder’s name on Schedule 1, and will own any New Shares, free and clear of any liens, claims, charges or other encumbrances or restrictions of any kind whatsoever (“Liens”), and has sole or shared, and otherwise unrestricted, voting power with respect to such Shares or New Shares and none of the Shares or New Shares is subject to any voting trust or other agreement, arrangement or restriction with respect to the voting of the Shares or the New Shares, except as contemplated by this Agreement;

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(d) to the knowledge of such Stockholder, the execution and delivery of this Agreement by such Stockholder does not, and the performance by such Stockholder of his, her or its obligations hereunder and the compliance by such Stockholder with any provisions hereof will not, violate or conflict with, result in a material breach of or constitute a default (or an event that with notice or lapse of time or both would become a material default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of any Liens on any Shares or New Shares pursuant to, any agreement, instrument, note, bond, mortgage, Contract, lease, license, permit or other obligation or any order, arbitration award, judgment or decree to which such Stockholder is a party or by which such Stockholder is bound, or any Law, statute, rule or regulation to which such Stockholder is subject or, in the event that such Stockholder is a corporation, partnership, trust or other Entity, any bylaw or other Organizational Document of such Stockholder; except for any of the foregoing as would not reasonably be expected to prevent or delay the performance by such Stockholder of his, her or its obligations under this Agreement in any material respect;

(e) the execution and delivery of this Agreement by such Stockholder does not, and the performance of this Agreement by such Stockholder does not and will not, require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Authority or regulatory authority by such Stockholder except for applicable requirements, if any, of the Exchange Act, and except where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not prevent or delay the performance by such Stockholder of his, her or its obligations under this Agreement in any material respect;

(f) no investment banker, broker, finder or other intermediary is entitled to a fee or commission from Vibrant or the Company in respect of this Agreement based upon any Contract made by or on behalf of such Stockholder; and

(g) as of the date of this Agreement, there is no Legal Proceeding pending or, to the knowledge of such Stockholder, threatened against such Stockholder that would reasonably be expected to prevent or delay the performance by such Stockholder of his, her or its obligations under this Agreement in any material respect.

6. Irrevocable Proxy. Subject to the penultimate sentence of this Section 6, by execution of this Agreement, each Stockholder does hereby appoint Vibrant and any of its designees with full power of substitution and resubstitution, as such Stockholder’s true and lawful attorney and irrevocable proxy, to the fullest extent of such Stockholder’s rights with respect to the Shares, to vote and exercise all voting and related rights, including the right to sign such Stockholder’s name (solely in its capacity as a Stockholder) to any Stockholder consent, if Stockholder is unable to perform or otherwise does not perform his, her or its obligations under this Agreement, with respect to such Shares solely with respect to the matters set forth in Section 1 hereof. Each Stockholder intends this proxy to be irrevocable and coupled with an interest hereunder until the Expiration Date, hereby revokes any proxy previously granted by such Stockholder with respect to the Shares and represents that none of such previously-granted proxies are irrevocable. The Stockholder hereby affirms that the proxy set forth in this Section 6 is given in connection with, and granted in consideration of, and as an inducement to the Company, Vibrant and Merger Sub to enter into the Merger Agreement and that such proxy is given to secure the obligations of the Stockholder under Section 1. The irrevocable proxy and power of attorney granted herein shall survive the death or incapacity of such Stockholder and the obligations of such Stockholder shall be binding on such Stockholder’s heirs, personal representatives, successors, transferees and assigns. Each Stockholder hereby agrees not to grant any subsequent powers of attorney or proxies with respect to any Shares with respect to the matters set forth in Section 1 until after the Expiration Date. Notwithstanding anything contained herein to the contrary, this irrevocable proxy shall automatically terminate upon the Expiration Date.

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7. No Solicitation. From and after the date hereof until the Expiration Date, each Stockholder shall not directly or indirectly: (a) solicit, initiate or knowingly encourage, induce or facilitate the communication, making, submission or announcement of any Acquisition Proposal or Acquisition Inquiry regarding the Company or take any action that could reasonably be expected to lead to an Acquisition Proposal or Acquisition Inquiry regarding the Company, (b) furnish any non-public information regarding the Company to any Person in connection with or in response to an Acquisition Proposal or Acquisition Inquiry regarding the Company, (c) engage in discussions or negotiations with any Person with respect to any Acquisition Proposal or Acquisition Inquiry regarding the Company, (d) approve, endorse or recommend any Acquisition Proposal (subject to Section 6.3 of the Merger Agreement) (e) execute or enter into any letter of intent or any Contract contemplating or otherwise relating to any Acquisition Transaction regarding the Company (subject to Section 5.4 of the Merger Agreement), (f) take any action that could reasonably be expected to lead to an Acquisition Proposal or Acquisition Inquiry regarding the Company, (g) initiate a Stockholders’ vote or action by consent of the Company’s Stockholders with respect to an Acquisition Proposal regarding the Company, (h) except by reason of this Agreement, become a member of a “group” (as such term is defined in Section 13(d) of the Exchange Act) with respect to any voting securities of the Company that takes any action in support of an Acquisition Proposal regarding the Company or (i) propose or agree to do any of the foregoing. In the event that such Stockholder is a corporation, partnership, trust or other Entity, it shall not permit any of its Subsidiaries or Affiliates to, nor shall it authorize any officer, director or representative of such Stockholder, or any of its Subsidiaries or Affiliates to, undertake any of the actions contemplated by this Section 7.

8. No Legal Actions. Each Stockholder will not in its capacity as a Stockholder of the Company bring, commence, institute, maintain, prosecute or voluntarily aid any Legal Proceeding which (i) challenges the validity or seeks to enjoin the operation of any provision of this Agreement or (ii) alleges that the execution and delivery of this Agreement by such Stockholder, either alone or together with the other voting agreements and proxies to be delivered in connection with the execution of the Merger Agreement, or the approval of the Merger Agreement by the Company Board, constitutes a breach of any fiduciary duty of the Company Board or any member thereof. Each Stockholder hereby waives, and agrees, not to exercise or assert, any appraisal rights under applicable Law, including Section 262 of the DGCL, in connection with the Merger.

9. Other Remedies; Specific Performance. Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party will be deemed cumulative with, and not exclusive of, any other remedy conferred hereby, or by Law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof without the need of posting bond in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at Law or in equity.

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10. Directors and Officers. This Agreement shall apply to each Stockholder solely in such Stockholder’s capacity as a Stockholder of the Company and/or holder of Company Options and/or Company Warrants and not in such Stockholder’s capacity as a director, officer or employee of the Company or any of its Subsidiaries or in such Stockholder’s capacity as a trustee or fiduciary of any employee benefit plan or trust. Notwithstanding any provision of this Agreement to the contrary, nothing in this Agreement shall (or require Stockholder to attempt to) limit or restrict a director and/or officer of the Company in the exercise of his or her fiduciary duties consistent with the terms of the Merger Agreement as a director and/or officer of the Company or in his or her capacity as a trustee or fiduciary of any employee benefit plan or trust or prevent or be construed to create any obligation on the part of any director and/or officer of the Company or any trustee or fiduciary of any employee benefit plan or trust from taking any action in his or her capacity as such director, officer, trustee and/or fiduciary.

11. No Ownership Interest. Nothing contained in this Agreement shall be deemed to vest in Vibrant any direct or indirect ownership or incidence of ownership of or with respect to any Shares. All rights, ownership and economic benefits of and relating to the Shares shall remain vested in and belong to such Stockholder, and Vibrant does not have authority to manage, direct, superintend, restrict, regulate, govern, or administer any of the policies or operations of the Company or exercise any power or authority to direct such Stockholder in the voting of any of the Shares, except as otherwise provided herein.

12. Termination. This Agreement shall terminate and shall have no further force or effect as of the Expiration Date. Notwithstanding the foregoing, upon termination or expiration of this Agreement, no party shall have any further obligations or liabilities under this Agreement; provided, however, nothing set forth in this Section 12 or elsewhere in this Agreement shall relieve any party from liability for any fraud or for any willful and material breach of this Agreement prior to termination hereof.

13. Further Assurances. Each Stockholder shall, from time to time, execute and deliver, or cause to be executed and delivered, such additional or further consents, documents and other instruments as the Company or Vibrant may reasonably request for the purpose of effectively carrying out the transactions contemplated by this Agreement and the Contemplated Transactions.

14. Disclosure. Each Stockholder hereby agrees that Vibrant and the Company may publish and disclose in the Registration Statement, any prospectus filed with any regulatory authority in connection with the Contemplated Transactions and any related documents filed with such regulatory authority and as otherwise required by Law, such Stockholder’s identity and ownership of Shares and the nature of such Stockholder’s commitments, arrangements and understandings under this Agreement and may further file this Agreement as an exhibit to the Registration Statement or prospectus or in any other filing made by Vibrant or the Company as required by Law or the terms of the Merger Agreement, including with the SEC or other regulatory authority, relating to the Contemplated Transactions, all subject to prior review and an opportunity to comment by Stockholder’s counsel. Prior to the Closing, each Stockholder shall not, and shall use its reasonable best efforts to cause its representatives not to, directly or indirectly, make any press release, public announcement or other public communication that criticizes or disparages this Agreement or the Merger Agreement or any of the Contemplated Transactions, without the prior written consent of Vibrant and the Company, provided that the foregoing shall not limit or affect any actions taken by such Stockholder (or any affiliated officer or director of such Stockholder) that would be permitted to be taken by such Stockholder, Vibrant or the Company pursuant to the Merger Agreement; provided, further, that the foregoing shall not affect any actions of Stockholder the prohibition of which would be prohibited under applicable Law.

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15. Notice. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or sent by overnight courier (providing proof of delivery), by facsimile transmission (providing confirmation of transmission) or by electronic transmission (providing confirmation of transmission) to the Company or Vibrant, as the case may be, in accordance with Section 11.7 of the Merger Agreement and to each Stockholder at his, her or its address or email address (providing confirmation of transmission) set forth on Schedule 1 attached hereto (or at such other address for a party as shall be specified by like notice).

16. Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions of this Agreement or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If a final judgment of a court of competent jurisdiction declares that any term or provision of this Agreement is invalid or unenforceable, the parties hereto agree that the court making such determination shall have the power to limit such term or provision, to delete specific words or phrases or to replace such term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be valid and enforceable as so modified. In the event such court does not exercise the power granted to it in the prior sentence, the parties hereto agree to replace such invalid or unenforceable term or provision with a valid and enforceable term or provision that will achieve, to the extent possible, the economic, business and other purposes of such invalid or unenforceable term or provision.

17. Assignability. This Agreement shall be binding upon, and shall be enforceable by and inure solely to the benefit of, the parties hereto and their respective successors and assigns; provided, however, that neither this Agreement nor any of a party’s rights or obligations hereunder may be assigned or delegated by such party without the prior written consent of the other parties hereto, and any attempted assignment or delegation of this Agreement or any of such rights or obligations by such party without the other party’s prior written consent shall be void and of no effect. Nothing in this Agreement, express or implied, is intended to or shall confer upon any Person (other than the parties hereto) any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

18. No Waivers. No waivers of any breach of this Agreement extended by the Company or Vibrant to such Stockholder shall be construed as a waiver of any rights or remedies of the Company or Vibrant, as applicable, with respect to any other Stockholder of the Company who has executed an agreement substantially in the form of this Agreement with respect to Shares held or subsequently held by such Stockholder or with respect to any subsequent breach of Stockholder or any other such Stockholder of the Company. No waiver of any provisions hereof by any party shall be deemed a waiver of any other provisions hereof by any such party, nor shall any such waiver be deemed a continuing waiver of any provision hereof by such party.

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19. Applicable Law; Jurisdiction. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws. In any action or proceeding between any of the Parties arising out of or relating to this Agreement or any of the Contemplated Transactions, each of the Parties: (a) irrevocably and unconditionally consents and submits to the exclusive jurisdiction and venue of the Court of Chancery of the State of Delaware or, to the extent such court does not have subject matter jurisdiction, the Superior Court of the State of Delaware or the United States District Court for the District of Delaware, (b) agrees that all claims in respect of such action or proceeding shall be heard and determined exclusively in accordance with clause (a) of this Section 19, (c) waives any objection to laying venue in any such action or proceeding in such courts, (d) waives any objection that such courts are an inconvenient forum or do not have jurisdiction over any Party, (e) agrees that service of process upon such Party in any such action or proceeding shall be effective if notice is given in accordance with Section 11.8 of the Merger Agreement and (f) irrevocably waives the right to trial by jury. Notwithstanding the foregoing, with respect to any action or proceeding arising out of this Agreement or any of the Transactions that primarily relate to Israeli Law matters, each of the parties hereto (x) consents to submit itself to the personal jurisdiction of the courts of Tel-Aviv, Israel, and (y) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court. Each of the Parties agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable Law. Each Party irrevocably consents to service of process inside or outside the territorial jurisdiction of the courts referred to in this Section 19 in the manner provided for notices in Section 15. Nothing in this Agreement will affect the right of any Party to serve process in any other manner permitted by applicable Law.

20. No Agreement Until Executed. Irrespective of negotiations among the parties or the exchanging of drafts of this Agreement, this Agreement shall not constitute or be deemed to evidence a Contract, agreement, arrangement or understanding between the parties hereto unless and until (a) the Company Board has approved, for purposes of any applicable anti-takeover Laws and regulations and any applicable provision of the certificate of incorporation of the Company, the Merger Agreement and the Contemplated Transactions, (b) the Merger Agreement is executed by all parties thereto, and (c) this Agreement is executed by all parties hereto.

21. Entire Agreement; Counterparts; Exchanges by Facsimile. This Agreement and the other agreements referred to in this Agreement constitute the entire agreement and supersede all prior agreements and understandings, both written and oral, among or between any of the parties with respect to the subject matter hereof and thereof. This Agreement may be executed in several counterparts, each of which shall be deemed an original and all of which shall constitute one and the same instrument. The exchange of a fully executed Agreement (in counterparts or otherwise) by all parties by facsimile or electronic transmission via “.pdf” shall be sufficient to bind the parties to the terms and conditions of this Agreement.

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22. Amendment. This Agreement may not be amended, supplemented or modified, and no provisions hereof may be modified or waived, except by an instrument in writing signed on behalf of each party hereto; provided, however, that the rights or obligations of any Stockholder may be waived, amended or otherwise modified in a writing signed by Vibrant, the Company and such Stockholder.

23. Fees and Expenses. Except as otherwise specifically provided herein, the Merger Agreement or any other agreement contemplated by the Merger Agreement to which a party hereto is a party, each party hereto shall bear its own expenses in connection with this Agreement and the transactions contemplated hereby.

24. Voluntary Execution of Agreement. This Agreement is executed voluntarily and without any duress or undue influence on the part or behalf of the parties. Each of the parties hereby acknowledges, represents and warrants that (i) it has read and fully understood this Agreement and the implications and consequences thereof; (ii) it has been represented in the preparation, negotiation, and execution of this Agreement by legal counsel of its own choice, or it has made a voluntary and informed decision to decline to seek such counsel; and (iii) it is fully aware of the legal and binding effect of this Agreement.

25. Definition of Merger Agreement. For purposes of this Agreement, the term “Merger Agreement” may include such agreement as amended or modified as long as such amendments or modifications (a) do not (i) change the form of consideration, (ii) change the Exchange Ratio in a manner adverse to such Stockholder or (iii) extend the End Date past November 22, 2023 (other than any extension provided for in Section 10.1(b) of the Merger Agreement with respect to the Registration Statement), or (b) have been agreed to in writing by such Stockholder.

26. Construction.

(a) For purposes of this Agreement, whenever the context requires: the singular number shall include the plural, and vice versa; the masculine gender shall include the feminine and neuter genders; the feminine gender shall include the masculine and neuter genders; and the neuter gender shall include masculine and feminine genders.

(b) The parties hereto agree that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in the construction or interpretation of this Agreement.

(c) As used in this Agreement, the words “include” and “including,” and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words “without limitation.”

(d) Except as otherwise indicated, all references in this Agreement to “Sections,” and “Schedules” are intended to refer to Sections of this Agreement and Schedules to this Agreement, respectively.

(e) The underlined headings contained in this Agreement are for convenience of reference only, shall not be deemed to be a part of this Agreement and shall not be referred to in connection with the construction or interpretation of this Agreement.

[Remainder of Page has Intentionally Been Left Blank]

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EXECUTED as of the date first above written.

[Stockholder]

Signature:

Signature Page to Company Support Agreement

EXECUTED as of the date first above written.

Notable Labs, Inc.

By:
Name:
Title:

Vascular Biogenics Ltd.

By:
Name:
Title:

Signature Page to Company Support Agreement

SCHEDULE 1

Name, Address and Email Address of Stockholder	Shares of Company Common Stock	Shares of Company Preferred Stock	Company Options	Company Warrants

Exhibit C

Exhibit D

Form of LOCK-UP AGREEMENT

LOCK-UP AGREEMENT

[_____], 2023

Vascular Biogenics Ltd.

8 HaSatat St.

Modi’in,

Israel 7178106

Ladies and Gentlemen:

The undersigned signatory of this lock-up agreement (this “Lock-Up Agreement”) understands that Vascular Biogenics Ltd., an Israeli corporation (“Vibrant”), has entered into an Agreement and Plan of Merger, dated as of February 22, 2023 (as the same may be amended from time to time, the “Merger Agreement”) with Vibrant Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Vibrant, and Notable Labs, Inc., a Delaware corporation (the “Company”). Capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to such terms in the Merger Agreement.

As a condition and inducement to each of the parties to enter into the Merger Agreement, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the undersigned hereby irrevocably agrees that, subject to the exceptions set forth herein, without the prior written consent of Vibrant and, solely prior to the Closing, the Company, the undersigned will not, during the period commencing upon the Closing and ending on the date that is 60 days after the Closing Date (the “Restricted Period”):

(i)	offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any shares of Vibrant Ordinary Shares or any securities convertible into or exercisable or exchangeable for Vibrant Ordinary Shares (including without limitation, Vibrant Ordinary Shares or such other securities which may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations of the SEC and securities of Vibrant which may be issued upon exercise of a Vibrant Option or warrant to acquire Vibrant Ordinary Shares or settlement of a Vibrant RSU) that are currently or hereafter owned by the undersigned (collectively, the “Undersigned’s Shares”), or publicly disclose the intention to make any such offer, sale, pledge, grant, transfer or disposition;

(ii)	enter into any swap, short sale, hedge or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Undersigned’s Shares regardless of whether any such transaction described in clause (i) above or this clause (ii) is to be settled by delivery of Vibrant Ordinary Shares or other securities, in cash or otherwise; or

(iii)	make any demand for, or exercise any right with respect to, the registration of any shares of Vibrant Ordinary Shares or any security convertible into or exercisable or exchangeable for Vibrant Ordinary Shares (other than such rights set forth in the Merger Agreement).

The restrictions and obligations contemplated by this Lock-Up Agreement shall not apply to:

(a)	transfers of the Undersigned’s Shares:

(i)	if the undersigned is a natural person, (A) to any person related to the undersigned by blood or adoption who is an immediate family member of the undersigned, or by marriage or domestic partnership (a “Family Member”), or to a trust formed for the benefit of the undersigned or any of the undersigned’s Family Members, (B) to the undersigned’s estate, following the death of the undersigned, by will, intestacy or other operation of Law, (C) as a bona fide gift or a charitable contribution, as such term is described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended, (D) by operation of Law pursuant to a qualified domestic order or in connection with a divorce settlement or (E) to any partnership, corporation or limited liability company which is controlled by the undersigned and/or by any such Family Member(s);

(ii)	if the undersigned is a corporation, partnership or other Entity, (A) to another corporation, partnership, or other Entity that is an affiliate (as defined under Rule 12b-2 of the Exchange Act) of the undersigned, including investment funds or other entities under common control or management with the undersigned, (B) as a distribution or dividend to equity holders, current or former general or limited partners, members or managers (or to the estates of any of the foregoing), as applicable, of the undersigned (including upon the liquidation and dissolution of the undersigned pursuant to a plan of liquidation approved by the undersigned’s equity holders), (C) as a bona fide gift or a charitable contribution, as such term is described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended or (D) transfers or dispositions not involving a change in beneficial ownership; or

(iii)	if the undersigned is a trust, to any grantors or beneficiaries of the trust;

provided that, in the case of any transfer or distribution pursuant to this clause (a), such transfer is not for value and each donee, heir, beneficiary or other transferee or distributee shall sign and deliver to Vibrant a lock-up agreement in the form of this Lock-Up Agreement with respect to the shares of Vibrant Ordinary Shares or such other securities that have been so transferred or distributed;

(b) the exercise of an option or warrant to purchase Vibrant Ordinary Shares (including a net or cashless exercise of an option or warrant to purchase Vibrant Ordinary Shares), and any related transfer of shares of Vibrant Ordinary Shares to Vibrant for the purpose of paying the exercise price of such options or for paying taxes (including estimated taxes) due as a result of the exercise of such options; provided that, for the avoidance of doubt, the underlying shares of Vibrant Ordinary Shares shall continue to be subject to the restrictions on transfer set forth in this Lock-Up Agreement;

(c) the disposition (including a forfeiture or repurchase) to Vibrant of any shares of restricted stock granted pursuant to the terms of any employee benefit plan or restricted stock purchase agreement;

(d) transfers to Vibrant in connection with the net settlement of any restricted stock unit or other equity award that represents the right to receive in the future shares of Vibrant Ordinary Shares settled in Vibrant Ordinary Shares to pay any tax withholding obligations; provided that, for the avoidance of doubt, the underlying shares of Vibrant Ordinary Shares shall continue to be subject to the restrictions on transfer set forth in this Lock-Up Agreement;

(e) the establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act for the transfer of Vibrant Ordinary Shares; provided that such plan does not provide for any transfers of Vibrant Ordinary Shares during the Restricted Period;

(f) transfers by the undersigned of shares of Vibrant Ordinary Shares purchased by the undersigned on the open market, or in a public offering by Vibrant, in each case following the Closing Date;

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(g) pursuant to a bona-fide third party tender offer, merger, consolidation or other similar transaction made to all holders of Vibrant’s share capital involving a change of control of Vibrant, provided that in the event that such tender offer, merger, consolidation or other such transaction is not completed, the Undersigned’s Shares shall remain subject to the restrictions contained in this Lock-Up Agreement; or

(h)  pursuant to an order of a court or regulatory agency;

and provided, further, that, with respect to each of (a), (b), (c), (d) and (e) above, no filing by any party (including any donor, donee, transferor, transferee, distributor or distributee) under Section 16 of the Exchange Act or other public announcement shall be required or shall be made voluntarily in connection with such transfer or disposition during the Restricted Period (other than (i) any exit filings or public announcements that may be required under applicable federal and state securities Laws or (ii) in respect of a required filing under the Exchange Act in connection with a gift in accordance with the terms herein or the exercise of an option to purchase Vibrant Ordinary Shares or in connection with the net settlement of any restricted stock unit or other equity award that represents the right to receive in the future shares of Vibrant Ordinary Shares settled in Vibrant Ordinary Shares that would otherwise expire during the Restricted Period, provided that reasonable notice shall be provided to Vibrant prior to any such filing).

Any attempted transfer in violation of this Lock-Up Agreement will be of no effect and null and void, regardless of whether the purported transferee has any actual or constructive knowledge of the transfer restrictions set forth in this Lock-Up Agreement, and will not be recorded on the share register of Vibrant. In furtherance of the foregoing, the undersigned agrees that Vibrant and any duly appointed transfer agent for the registration or transfer of the securities described herein are hereby authorized to decline to make any transfer of securities if such transfer would constitute a violation or breach of this Lock-Up Agreement. Vibrant may cause the legend set forth below, or a legend substantially equivalent thereto, to be placed upon any certificate(s) or other documents, ledgers or instruments evidencing the undersigned’s ownership of Vibrant Ordinary Shares:

THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO AND MAY ONLY BE TRANSFERRED IN COMPLIANCE WITH A LOCK-UP AGREEMENT, A COPY OF WHICH IS ON FILE AT THE PRINCIPAL OFFICE OF THE COMPANY.

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Lock-Up Agreement. All authority herein conferred or agreed to be conferred and any obligations of the undersigned shall be binding upon the successors, assigns, heirs or personal representatives of the undersigned.

The undersigned understands that if the Merger Agreement is terminated for any reason, the undersigned shall be released from all obligations under this Lock-Up Agreement. The undersigned understands that Vibrant and the Company are proceeding with the Contemplated Transactions in reliance upon this Lock-Up Agreement.

Any and all remedies herein expressly conferred upon Vibrant or the Company will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by Law or equity, and the exercise by Vibrant or the Company of any one remedy will not preclude the exercise of any other remedy. The undersigned agrees that irreparable damage would occur to Vibrant and/or the Company in the event that any provision of this Lock-Up Agreement were not performed in accordance with its specific terms or were otherwise breached. It is accordingly agreed that Vibrant and the Company shall be entitled to an injunction or injunctions to prevent breaches of this Lock-Up Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which Vibrant or the Company is entitled at Law or in equity, and the undersigned waives any bond, surety or other security that might be required of Vibrant or the Company with respect thereto.

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In the event that any holder of Vibrant securities that are subject to a substantially similar agreement entered into by such holder, other than the undersigned, is permitted by Vibrant to sell or otherwise transfer or dispose of shares of Vibrant Ordinary Shares for value other than as permitted by this or a substantially similar agreement entered into by such holder, the same percentage of shares of Vibrant Ordinary Shares held by the undersigned shall be immediately and fully released on the same terms from any remaining restrictions set forth herein (the “Pro-Rata Release”); provided, however, that such Pro-Rata Release shall not be applied unless and until permission has been granted by Vibrant, and solely prior to the Closing, the Company, to an equity holder or equity holders to sell or otherwise transfer or dispose of all or a portion of such equity holders shares of Vibrant Ordinary Shares in an aggregate amount in excess of 1% of the number of shares of Vibrant Ordinary Shares originally subject to a substantially similar agreement.

Upon the release of any of the Undersigned’s Shares from this Lock-Up Agreement, Vibrant will cooperate with the undersigned to facilitate the timely preparation and delivery of certificates representing the Undersigned Shares without the restrictive legend above or the withdrawal of any stop transfer instructions.

This Lock-Up Agreement and any claim, controversy or dispute arising under or related to this Lock-Up Agreement shall be governed by and construed in accordance with the Laws of the state of Delaware, without regard to the conflict of Laws principles thereof.

This Lock-Up Agreement may be executed in several counterparts, each of which shall be deemed an original and all of which shall constitute one and the same instrument. The exchange of a fully executed Lock-Up Agreement (in counterparts or otherwise) by Vibrant, the Company and the undersigned by facsimile or electronic transmission in .pdf format shall be sufficient to bind such parties to the terms and conditions of this Lock-Up Agreement.

(Signature Page Follows)

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Very truly yours,

Print Name of Stockholder:	[___________]

Signature (for individuals):

Signature (for entities):

By:
Name:
Title:

Accepted and Agreed by Vascular Biogenics Ltd.:

By:
Name:
Title:

Accepted and Agreed by Notable Labs, Inc.:

By:
Name:
Title:

[Signature Page to Lock-up Agreement]

Exhibit E

Form of DECLARATION

DECLARATION OF STATUS FOR ISRAELI INCOME TAX PURPOSES

You are receiving this form “Declaration of Status for Israeli Income Tax Purposes” as a holder of securities of Notable Labs, Inc. (the “Company”), in connection with acquisition of the Company by Vascular Biogenics Ltd. (the “Acquirer”) pursuant to the terms and conditions of that certain Agreement and Plan of Merger dated as of February 22, 2023, by and among (among others) Acquirer, the Company and Vibrant Merger Sub, Inc. and the other signatories thereto.

FAILURE TO COMPLETE THE FOLLOWING CONFIRMATION (INCLUDING CHECKING THE RELEVANT BOXES BELOW) MAY RESULT IN WITHHOLDING OF ISRAELI TAX AT SOURCE.

ANY UNAUTHORIZED MODIFICATION OF THE PROVISIONS OF THIS DECLARATION OF STATUS FOR ISRAELI INCOME TAX PURPOSES MAY CAUSE THE INVALIDATION OF THIS DOCUMENT AND MAY RESULT IN WITHHOLDING OF ISRAELI TAX AT SOURCE.

PART I	Identification and details of Shareholder

1. Name:	2. Type of Shareholder (more than one box may be applicable):
(please print full name)	☐	Corporation (or Limited Liability Company)	☐ Bank ☐ Financial Institution
	☐	Individual
	☐	Trust
	☐	Partnership
	☐	Other:
_________________

3. For individuals only:	4. For all other Shareholders
Date of birth: ______/_____/______	Country of incorporation or organization:
month / day / year
Country of residence:	Registration number of corporation (if applicable):
Countries of citizenship (name all citizenships):
Taxpayer Identification or Social Security No. (if applicable):	Country of residence:

5. Permanent Address (state, city, zip or postal code, street, house number, apartment number):

6. Mailing Address (if different from above):	7. Contact Details: Name:______________ Capacity:_______________ Telephone Number___________________ (country code, area code and number):

PART II	Declaration by Non-Israeli Residents (see instructions)

A. To be completed only by Individuals. I hereby declare that: (if the statement is correct, mark X in the following boxes)

A.1 ☐	At all times until the day of this declaration (“Relevant Period”) I have NOT been a “resident of Israel” as defined in Section 1 of the Israeli Income Tax Ordinance [New Version], 5721-1961 (“Ordinance”), and provided in Schedule A attached hereto, and at all times during the Relevant Period (Mark all the relevant boxes with an X):
	☐	The State of Israel was NOT my permanent place of residence,
	☐	The State of Israel was neither my place of residence nor that of my family,
	☐	My ordinary or permanent place of activity was NOT in the State of Israel and I do NOT have a permanent establishment in the State of Israel,
	☐	I did NOT engage in an occupation in the State of Israel,
	☐	I did NOT own a business or part of a business in the State of Israel,
	☐	I was NOT insured by the Israeli National Insurance Institution,
	☐	I did NOT stay in Israel for 183 days or more in any given year,
	☐	I did NOT stay in Israel for 30 days or more in any given tax year, and my total stay in such a year and in the two preceding years was less than 425 days.
A.2 ☐	During the Relevant Period I filed tax returns (if required under applicable law) and paid taxes in the country of my residency (as provided in Item 3 of Part I).

B. To be completed by Corporations (except Partnerships and Trusts). I hereby declare that: (if correct, mark X in the following boxes)

B.1 ☐	At all times until the day of this declaration (“Relevant Period”) the corporation has not been a “resident of Israel” as defined in Section 1 of the Ordinance (as defined above), and provided in Schedule A attached hereto, and at all times during the Relevant Period (mark all the relevant boxes with an x):
	☐	The corporation was NOT registered with the Registrar of Companies in Israel,
	☐	The corporation was NOT registered with the Registrar of “Amutot” (non-profit organizations) in Israel,
	☐	The control of the corporation was NOT located in Israel,
	☐	The management of the corporation was NOT located in Israel,
	☐	The corporation did NOT have a permanent establishment in Israel, and
	☐	No Israeli resident holds, directly or indirectly via shares or through a trust or in any other manner or with another who is an Israeli resident, 25% or more of any “means of control” in the corporation as specified below:
○ The right to participate in profits;
○ The right to appoint a director;
○ The right to vote;
○ The right to share in the assets of the corporation at the time of its liquidation; and
○ The right to direct the manner of exercising one of the rights specified above.
B.2 ☐ During the Relevant Period the corporation filed tax returns (if required under applicable law) and paid taxes in the Country of its residency (as provided in Item 4 of Part I).

C. To be completed by Partnerships. I hereby declare that: (if correct, mark X in the following boxes)

C.1 ☐	At all times until the day of this declaration (“Relevant Period”) the partnership has not been a “resident of Israel” as defined in Section 1 of the Ordinance (as defined above), and provided in Schedule A attached hereto, and at all times during the Relevant Period (mark all the relevant boxes with an x):
	☐	The partnership was NOT registered with the Registrar of Partnerships in Israel,
	☐	The control of the partnership was NOT located in Israel,
	☐	The management of the partnership was NOT located in Israel,
	☐	The partnership did NOT have a permanent establishment in Israel,
	☐	NO Israeli resident holds, directly or indirectly via shares or through a trust or in any other manner or with another who is an Israeli resident, 25% or more of the rights in the partnership, and
	☐	NO partner in the partnership is an Israeli resident.
C.2 ☐	The partnership acquired the Shares on or after on or after 1.1.2009

D. To be completed by Trusts. I hereby declare that: (if correct, mark X in the following boxes)

D.1 ☐	At all times until the day of this declaration (“Relevant Period”) the trust has not been a “resident of Israel” as defined in Section 1 of Ordinance (as defined above), and provided in Schedule A attached hereto, and at all times during the Relevant Period (mark all the relevant boxes with an x):
	☐	The trust was NOT registered in Israel,
	☐	All settlors of the trust are NOT Israeli residents,
	☐	All beneficiaries of the trust are NOT Israeli residents, and
	☐	The trustee of the trust is NOT an Israeli resident.

PART III	Certification. By signing this form, I also declare that:

☐	I understood this form and completed it correctly and pursuant to the instructions.
☐	I provided accurate, full and complete details in this form.
☐	I am aware that providing false details constitutes criminal offense.
☐	I are aware that this form may be provided to the Israeli Tax Authority, in case the Israeli Tax Authority so requests, for purposes of audit or otherwise.
☐	I am aware that the Acquirer is relying on my declarations in this form in order to determine my eligibility to a reduced withholding tax rate and that if such declarations are found to be false I will indemnify the Acquirer and anyone on its behalf for any direct or indirect damage caused to them as a result of such false declaration.

SIGN HERE ►

Signature of Shareholder	Date	Capacity in which acting (or Individual authorized to sign On your behalf)

Schedule A

“Resident of Israel”–

(a)	in respect of individuals – any person, the center of whose life is in Israel, and the following provisions shall apply to this matter:

(1)	in order to determine the place that is the center of a person’s life, the totality of his family, economic and social ties shall be taken into account, including inter alia:
(a)	the place of his permanent home;
(b)	his and his family’s place of residence;
(c)	his regular or permanent place of business or the place of his permanent employment;
(d)	the place of his active and substantive economic interests;
(e)	the place of his activity in organizations, societies and various institutions;
(2)	it is a assumed that the center of an individual’s life during a tax year is in Israel –
(a)	if during the tax year he spent 183 or more days in Israel;
(b)	if during the tax year he spent 30 or more days in Israel and the total period of his stay in Israel in the tax year and in the two years before it was 425 days or more;

for purposes of this paragraph, “day” includes part of a day;

(3)	the assumption in paragraph (2) may be refuted both by the individual and by the Assessing Officer;
(4)	the Minister of Finance may, with approval by the Knesset Finance Committee, prescribe conditions under which an individual who is not an Israel resident under paragraphs (1) and (2) shall be deemed an Israel resident, on condition that one of the following holds true for him:
(a)	he is an Israel State employee;
(b)	he is an employee of a local authority in Israel;
(c)	he is an employee of the Jewish Agency for Israel;
(d)	he is an employee of the Jewish National Fund, Keren Hayessod – United Israel Appeal;
(e)	he is an employee of a Government corporation;
(f)	he is an employee of a Government Authority or of a body corporate set up under a Law;

and he may also prescribe as aforesaid that categories of individuals deemed Israel residents under paragraphs (1) and (2) shall not be so deemed, all on conditions that he shall prescribe;

(b)	in respect of bodies of persons – any body of persons for which one of the following holds true:

(1)	it incorporated in Israel;
(2)	its business and management are operated from Israel, except for a body of persons, the business of which is controlled and managed in Israel by an individual who became an Israel resident for the first time or who became a veteran returning resident, as said in section 14(a) and ten years have not yet passed since he became an Israel resident as aforesaid, or by any person on his behalf, on condition that that body of persons would not be an Israel resident if the control and management of its business were not by a said individual or by a person on his behalf, unless the body of persons requested otherwise.